EXHIBIT 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VELOCITY EXPRESS CORPORATION

Velocity Express Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 5, 2001 under the name Velocity Express Corporation.

SECOND: Pursuant to Section 245 of the General Corporation Law of the State of Delaware (the “DGCL”), this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the original Certificate of Incorporation of the Corporation.

THIRD: The terms and provisions of this Amended and Restated Certificate of Incorporation have been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL.

FOURTH: The text of the original Certificate of Incorporation of the Corporation is hereby restated and further amended to read in its entirety as follows:

ARTICLE I

The name of this corporation is Velocity Express Corporation.

ARTICLE II

The address of the registered office of this Corporation in the State of Delaware is 2711 Centerville Road, Suite 400 19808, City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“GCL”).

ARTICLE IV

A.	Authorized Capital Stock.

This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of capital stock that this corporation is authorized to issue is Nine Hundred Ninety Nine Million Five

Hundred and Fifteen Thousand Two Hundred and Seventy (999,515,270) shares. Of such shares, Seven Hundred Million (700,000,000) shares shall be Common Stock, par value $.004 per share and Two Hundred Ninety Nine Million Five Hundred and Fifteen Thousand Two Hundred and Seventy (299,515,270) shares shall be Preferred Stock, par value $.004 per share. The voting powers, designations, preferences and relative, participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) of the Common Stock and the Preferred Stock are as set forth in this Article IV.

Effective at 5:00 p.m. (EST) on February 15, 2005 (the “Effective Time”), all issued and outstanding shares of Common Stock (“Existing Common Stock”) shall be and hereby are automatically combined and reclassified as follows: each fifty (50) shares of Existing Common Stock shall be combined and reclassified (the “Reverse Stock Split”) as one share of issued and outstanding Common Stock (“New Common Stock”), provided that there shall be no fractional shares of New Common Stock. In the case of any holder as of the Effective Time of fewer than fifty shares of Existing Common Stock or any number of shares of Existing Common Stock which, when divided by fifty, does not result in a whole number (a “Fractional Share Holder”), the fractional share interest in New Common Stock held by such Fractional Share Holder as a result of the Reverse Split shall be rounded up to one share, and such Fractional Share Holder shall own a whole number of shares of New Common Stock equal to the number of its shares of Existing Stock divided by fifty, rounded up to the next highest whole number of shares.

The Corporation shall, through its transfer agent, provide certificates representing the New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Time, certificates representing shares of Existing Common Stock are hereby cancelled and shall represent only the right of the holders thereof to receive New Common Stock.

From and after the Effective Time, the term “New Common Stock” as used in this Article IV.A shall mean Common Stock.

B.	Common Stock.

Section 1. The Common Stock shall be subject to the express terms of any series of Preferred Stock set forth herein or as set forth in the Preferred Stock Designation (as defined below in Section 4.5 of this Article 4) relating thereto. Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of record on the books of the Corporation for the election of directors and on all other matters on which stockholders of the Corporation are generally entitled to vote. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in stock or otherwise.

Section 2. No holder of shares of capital stock of the Corporation shall have any cumulative voting rights.

Section 3. No holder of shares of any class of capital stock of the Corporation shall be entitled as such, as a matter of right hereunder, to subscribe for, purchase or receive any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into or exchangeable for any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

C.	Preferred Stock.

Section 1. The Board of Directors of the Corporation is hereby expressly authorized to create and provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the GCL (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, the following:

(A) the designation of and the number of shares constituting such series, which number the Board of Directors may thereafter (except as otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares of such series then outstanding or reserved for issuance);

(B) the dividend rate for the payment of dividends on such series, if any, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of or any other series of capital stock, the conditions and dates upon which such dividends, if any, shall be payable, and whether such dividends, if any, shall be cumulative or non-cumulative;

(C) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(D) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(E) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, the Corporation or any other corporation, and, if provision be made for such conversion or exchange, the times, prices, rates, adjustments and any other terms and conditions of the such conversion or exchange;

(F) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

(G) the restrictions, if any, on the issue or reissue of shares of the same series or of any other class or series;

(H) the amounts payable on and the preferences, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(I) any other relative rights, preferences and limitations of that series.

Section 2. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof (“Protective Provisions”), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, powers, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with or senior to any of those of any present or future class or series of Preferred Stock or Common Stock.

Section 3. Subject to compliance with applicable protective provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series F Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so deceased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

D.	Convertible Preferred Stock Designations.

Section 1. Designation and Amount. The number of authorized shares of Preferred Stock of the following series shall be:

(i) 10,000,000 shares of Series B Preferred Stock, par value $.004 per share (the “Series B Preferred Stock”);

(ii) 5,000,000 shares of Series C Preferred Stock, par value $.004 per share (the “Series C Preferred Stock”);

(iii) 3,000,000 shares of Series D Preferred Stock, par value $.004 per share (the “Series D Preferred Stock”); and

(iv) 1,200,000 shares of Series F Preferred Stock, par value $.004 per share (the “Series F Preferred Stock”).

Together, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series F Preferred Stock shall constitute the “Initially Designated Preferred Stock”.

The Initially Designated Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank senior to the Common Stock and to each other series or class of capital stock of the Corporation now, or hereafter established, which is not, by its terms, senior or pari passu to the Initially Designated Preferred Stock (collectively, the “Junior Securities”). The definition of Junior Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities. Each series of the Initially Designated Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution, and winding up (except for those liquidation preferences set forth in Section 3), rank pari passu with each other series of the Initially Designated Preferred Stock.

Section 2. Dividends. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of shares of the Preferred Stock which are convertible into shares of Common Stock had all such shares of the outstanding Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 3. Liquidation Preference. Upon liquidation, dissolution and winding up of the Corporation (whether voluntary or involuntary) (a “Liquidation Event”), the Corporation shall pay to the holders of the Preferred Stock (unless otherwise provided for in the resolution or resolutions creating such stock) the aggregate Liquidation Value attributable to such shares (each, a “Share”) plus any unpaid dividends thereon. If upon any such Liquidation Event, the Corporation’s assets to be distributed among the holders of the Junior Securities, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series F Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 3, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata to the holders of Series D Preferred Stock and Series F Preferred Stock in an amount up to the Liquidation Value (plus any unpaid dividends thereon); thereafter, if any of the Corporation’s assets remain that have not been distributed to the holders of Series D Preferred Stock and Series F Preferred Stock, such remaining assets shall be distributed pro rata among the holders of Series B Preferred Stock and Series C Preferred Stock based upon the aggregate Liquidation Value (plus any unpaid dividends thereon) attributable to each such holder; thereafter, if any of the Corporation’s assets remain that have not been distributed, such remaining assets shall be distributed pro rata among the holders of the Junior Securities based upon the aggregate Liquidation Value (plus any unpaid dividends thereon) attributable to each such holder. Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such Liquidation Event to each record holder of Series D Preferred Stock and Series F Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such Liquidation Event. A Change of Control shall not be deemed a Liquidation Event for purposes of this Section 3.

Section 4. Voting Rights.

4A. Election of Directors. In the election of directors of the Corporation, the holders of the Series B Preferred Stock, voting separately as a single class to the exclusion of all other classes or series of the Corporation’s capital stock and with each share of Series B Preferred Stock entitled to one vote, shall be entitled to elect one (1) director to serve on the Corporation’s Board of Directors until his successor is duly elected by the holders of the Series B Preferred Stock or he or she is removed from office by the holders of the Series B Preferred Stock or the shareholders for cause in the manner provided by law. If the holders of the Series B Preferred Stock for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of the Series B Preferred Stock elect a director to fill such position and shall not be filled by resolution or vote of the Corporation’s Board of Directors or the Corporation’s other stockholders. For so long as 20% of the Series B Preferred Stock originally issued by UST and assumed by the Corporation remains outstanding the Corporation’s Board of Directors shall not consist of more than nine (9) directors without the prior written approval of the holders of two-thirds of the outstanding shares of the Series B Preferred Stock. For so long as the holders of Series B Preferred Stock are entitled to elect a director, the director so elected shall be appointed to each committee of the Corporation’s Board of Directors, including, without limitation, the Corporation’s Compensation Committee. The rights of the holders of the Series B Preferred Stock set forth in the first and fourth sentences of this Section 5A shall terminate upon the Purchasers ceasing to own beneficially and of record, at least 5% of the Common Stock Deemed Outstanding (excluding for purposes of this calculation any issuances by the Corporation of Common Stock, Options or Convertible Securities after May 31, 2000 other than pursuant to the Preferred Warrant and the Stock Option Plan).

4B. Other Voting Rights. The holders of the Initially Designated Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s Bylaws, and except as otherwise required by applicable law, the holders of the Initially Designated Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share, each Share of Series D Preferred Stock and Series F Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the such Initially Designated Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote, and each Share of Series B and Series C Preferred Stock entitled to 0.2653 votes for each share of Common Stock issuable upon conversion of such Initially Designated Preferred Stock as of the record date for such vote, or, if no record date is specified, as of the date of such vote.

4C. Covenants.

(a) The Corporation shall not take any of the actions set forth below in this subsection (a) without first obtaining the affirmative vote of the holders of at least two-thirds of the then outstanding shares of Initially Designated Preferred Stock, voting as a class:

(i) sell, lease or otherwise dispose of any assets of the Corporation and its Subsidiaries except for sales, leases or dispositions outside of the ordinary course of business, consistent with past custom and practice;

(ii) merge or consolidate with any person or entity; provided, that directly or indirectly wholly owned Subsidiaries of the Corporation may merge with and into the Corporation; and

(iii) effect any other transaction or series of related transactions involving the Corporation the result of which is that any person becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the Voting Securities of the Corporation.

(b) The Corporation shall not take any of the actions set forth below in this subsection (b) without first obtaining the affirmative vote of the holders of at least two-thirds of the then outstanding shares of each series of Initially Designated Preferred Stock expressly authorized by such subsections to vote as a series, each voting together as a separate series, for so long as at least 20% of the relevant series of Initially Designated Preferred Stock originally issued pursuant to the Purchase Agreements (excluding any Series B Preferred Stock issued upon exercise of the Preferred Warrants) remains outstanding:

(i) alter or change the preferences, rights or powers of the relevant series of Preferred Stock (provided that only the series directly affected is entitled to vote as a series under this provision);

(ii) increase or decrease the authorized number of shares of the relevant series of Initially Designated Preferred Stock (provided that only the affected series is entitled to vote as a series under this provision);

(iii) directly or indirectly declare or pay any dividends or make any distributions upon, or repurchase or redeem, any of its capital stock or other equity securities (or any securities directly or indirectly convertible into or exercisable or exchangeable for equity securities), other than (a) the repurchase of Options (or Common Stock issued upon exercise thereof) issued pursuant to the Stock Option Plans in accordance with their respective terms and (b) the mandatory repurchase of the Bayview Warrant (or Common Stock issued upon exercise thereof) pursuant to Section 9 thereof as in effect on the Bayview Date (provided that (x) with respect to dividends, distributions, repurchases or redemptions involving the Series B Preferred Stock, only the Series C Preferred Stock is entitled to vote as a series under this provision, (y) with respect to dividends, distributions, repurchases or redemptions involving the Series C Preferred Stock, only the Series B Preferred Stock is entitled to vote as a series under this provision, and (z) with respect to dividends, distributions, repurchases or redemptions involving the Series D Preferred Stock or the Series F Preferred Stock, only the Series B Preferred Stock and the Series C Preferred Stock are entitled to vote as separate series under this provision;

(iv) issue any additional Series B Preferred Stock (other than in connection with the exercise of the Preferred Warrants for Series B Preferred Stock) or Series C Preferred Stock or create, authorize or issue any capital stock that ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) to or pari passu with the Series B Preferred Stock or Series C Preferred Stock (provided that only Series B Preferred Stock and Series C Preferred Stock are entitled to vote as separate series under this provision);

(v) issue any additional Series D Preferred Stock or Series F Preferred Stock or create, authorize or issue any capital stock that ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) to the Series D Preferred Stock or Series F Preferred Stock (provided that only Series D Preferred Stock and Series F Preferred Stock are entitled to vote as separate series under this provision);

(vi) amend, alter, repeal or waive any provision of the Corporation’s Certificate of Incorporation (including any certificate of amendment and whether by amendment, merger or otherwise) or the Bylaws (provided that only Series B Preferred Stock and Series C Preferred Stock are entitled to vote as separate series under this provision);

(vii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes) (provided that only Series B Preferred Stock and Series C Preferred Stock are entitled to vote as separate series under this provision);

(viii) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Liens on all or substantially all of the assets of the Corporation and its Subsidiaries with respect to any Indebtedness which is in excess of $5,000,000 in the aggregate (other than such Liens existing as of May 31, 2000 for Series B Preferred Stock series voting and August 31, 2000 for Series C Preferred Stock series voting (“Existing Liens”) and Liens securing Indebtedness which refinances, replaces or amends the Indebtedness secured by such Existing Liens, provided that such Liens shall not extend to property other than property subject to such Existing Liens) (and provided further that only Series B Preferred Stock and Series C Preferred Stock are entitled to vote as separate series under this provision); and

(ix) other than with respect to the Permitted Issuances, authorize the issuance of any Common Stock or Convertible Securities at a price below Market Price; provided, that in the event that the Corporation receives stockholders’ approval pursuant to Section 5.07 of the Purchase Agreement for the Series B Preferred Stock, this clause (ix) shall automatically terminate and be of no further force and effect (and provided further that only Series B Preferred Stock is entitled to vote as a series under this provision).

Section 5. Conversion.

5A.	Conversion Procedure.

(i) Subject to the terms of this Section 5, at any time and from time to time, any holder of Preferred Stock may convert all or any portion of the Preferred Stock (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by:

(i) $9.00 for Series B Preferred Stock;

(ii) $6.00 for Series C Preferred Stock;

(iii) $8.00 for Series D Preferred Stock; and

(iv) $11.00 for Series F Preferred Stock;

and dividing the result by the conversion Price then in effect.

(ii) Except as otherwise provided herein, each conversion of Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(iii) Notwithstanding any other provision hereof, if a conversion of Preferred Stock is to be made in connection with a transaction affecting the Corporation, the conversion of any Shares of Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(iv) As soon as possible after a conversion has been effected (but in any event within three (3) Business Days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

(A) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(B) payment of any amount payable under subparagraph (viii) below with respect to such conversion; and

(C) a certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(v) The issuance of certificates representing shares of Conversion Stock upon conversion of Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(vi) The Corporation shall not close its books against the transfer of Preferred Stock or of Conversion Stock issued or issuable upon conversion of Preferred Stock in any manner which interferes with the timely conversion of Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(vii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Preferred Stock.

(viii) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

(ix) If the shares of Conversion Stock issuable by reason of conversion of Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder’s option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

5B.	Conversion Price.

(i) In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price of each class of Preferred Stock shall be subject to adjustment from time to time pursuant to this Section 5B.

(ii) If and whenever after the original date of issuance of the relevant class of Preferred Stock, the Corporation issues or sells, or in accordance with Section 5C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Market Price of the Common Stock determined as of the date of such issue or sale, then immediately upon such issue or sale, the Conversion Price shall be reduced to the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price of the Common Stock determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which shall be the product derived by multiplying the Market Price of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

(iii) Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to the following (collectively referred to herein as the “Permitted Issuances”):

(A) the issuance or granting of Common Stock, Options or Convertible Securities to employees, officers, consultants and directors of the Corporation and its Subsidiaries or the exercise thereof pursuant to the Stock Option Plans;

(B) the issuance or granting of Options for up to 75,000 shares of Common Stock (as adjusted for any stock splits, reverse stock splits, share combinations, stock dividends or similar reclassifications) to employees and consultants of the Corporation outside of the Stock Option Plans;

(C) for purposes of Series B Preferred Stock Conversion Price adjustment only, the issuance of Series B Preferred Stock upon exercise of the Preferred Warrants;

(D) the issuance of Common Stock upon exercise of the Warrant To Purchase Common Stock of UST, dated as of September 24, 1999, issued to Bayview Capital Partners L.P. (the “Bayview Warrant”);

(E) the issuance of Common Stock upon conversion of the Convertible Subordinated Note, dated as of September 24, 1999, issued by UST to CEX Holdings, Inc. (the “CEX Convertible Note”);

(F) the issuance of shares of Common Stock to Jack D. Ashabranner II (or a trust solely for his benefit) in respect of a court-approved settlement of his claim against Corporate Express Delivery Systems, Inc., solely to meet any shortfall in the market value between the 600,000 shares of Common Stock that have been issued for the benefit of Mr. Ashabranner in respect of such settlement and the sum of $550,000, pursuant to the terms of such settlement; and

(G) the issuance of Common Stock upon exercise of the Common Warrants;

(H) for Series C Preferred Stock, Series D Preferred Stock, and Series F Preferred Stock Conversion Price adjustment only, the issuance of Series D Preferred Stock upon exercise of the Bridge Warrant or upon conversion of the Bridge Note;

(I) for Series C Preferred Stock, Series D Preferred Stock, and Series F Preferred Stock Conversion Price adjustment only, the issuance of Series C Preferred Stock upon exercise of the Series C Warrants;

(J) for Series C Preferred Stock, Series D Preferred Stock, and Series F Preferred Stock Conversion Price adjustment only, the issuance of Common Stock upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series F Preferred Stock; and

(K) the issuance of Series M Convertible Preferred Stock, par value $0.004 per share (“Series M Preferred”); the issuance of up to $2,000,000 additional principal amount of 6% Convertible Note of the Company (the “Additional Series M Notes”), issued pursuant to the Purchase Agreement, dated December 21, 2004 (the “Series M Purchase Agreement”); the issuance of the Series M Preferred upon conversion of the Additional Series M Notes; the issuance of a warrant to TerraNova Capital for 4,882,174 shares of Series M Preferred (the “TerraNova Warrant”); and the issuance of Series M Preferred upon exercise of the TerraNova Warrant.

5C. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph 5B, the following shall be applicable:

(i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Market Price of the Common Stock determined as of such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Market Price of the Common Stock determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 5C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Preferred Stock with a Conversion Price to be adjusted are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that (A) no such change shall at any time cause the Conversion Price hereunder to be increased, and (B) no adjustment to the Conversion Price pursuant to this clause (iii) shall be made as a result of any adjustment to the exercise and/or conversion price with respect to the Bayview Warrant, the CEX Convertible Note, the Common Warrants, the Preferred Warrants (with respect only to the Series B Preferred Stock), and with respect to the Series D Preferred Stock and Series F Preferred Stock only, the Series B Preferred Stock, the Series C Preferred Stock, the Series C Warrants, the conversion of the Bridge Note, and the exercise of the Bridge Note Warrants, pursuant to and in accordance with the antidilution protection provisions of such securities as in effect on:

(i) May 31, 2000 for Series B Preferred Stock;

(ii) August 31, 2000 for Series C Preferred Stock;

(iii) February 16, 2001 for Series D Preferred Stock; and

(iv) July 12, 2001 for Series F Preferred Stock.

In addition, notwithstanding the foregoing there shall be no adjustment to the Conversion Price of the Series B Preferred Stock or the Series C Preferred Stock, or to the shares of Series D Preferred Stock held by TH Li on October 4, 2001, pursuant to the provisions of this Section 5C(iii) as a result of the reduction of the Conversion Price of Series B Preferred Stock to $1.3988 and the reduction of the Conversion Price of Series C Preferred Stock to $1.3867 as a result of amendment to this Certificate of Incorporation.

(iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 5C, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Preferred Stock with Conversion Price subject to adjustment shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Preferred Stock with Conversion Price subject to adjustment.

(v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of at least two-thirds of the each then outstanding class of Preferred Stock voting as individual classes. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of at least two-thirds of each of the then outstanding classes of Preferred Stock, voting as individual classes. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

(vi) Integrated Transactions. In case any Option (with respect to Series B Preferred Stock only, other than the Common Warrants and the Preferred Warrants) is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

(vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

5D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

5E. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock held by such holders, is referred to herein as an “Organic Change”. Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that each of the holders of Initially Designated Preferred Stock shall thereafter have the right to acquire and receive, in lieu of the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Initially Designated Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Initially Designated Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions to insure that the provisions of this Section 5 and Section 6 below shall thereafter be applicable to the Initially Designated Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

5F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation’s Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Preferred Stock; provided, that no such adjustment shall increase the Conversion Price or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Preferred Stock as otherwise determined pursuant to this Section 5.

5G. Notices.

(i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all affected holders of Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii) The Corporation shall give written notice to all holders of Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii) The Corporation shall also give written notice to the holders of Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

5H. Drag Along Right. In the event that all of the then outstanding Series B Preferred Stock is converted pursuant to Section 5 hereof, upon such conversion of the Series B Preferred Stock, all of the then outstanding Initially Designated Preferred Stock, (including, without limitation, any Initially Designated Preferred Stock acquired as the result of the exercise of any outstanding warrants to purchase such series of preferred stock) shall be converted automatically into shares of Conversion Stock, and the holders of Initially Designated Preferred Stock shall surrender all of their stock certificates representing any Initially Designated Preferred Stock in exchange for certificates representing the number of shares of Conversion Stock then issuable upon conversion of any such series of Initially Designated Preferred Stock in accordance with this Section 5.

Section 6. Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Initially Designated Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder’s Initially Designated Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Section 7. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 9. Definitions for Purposes of Article IV, Paragraph D.

For the purposes of this Section D of Article IV, the following definitions shall apply.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through ownership of voting securities, contract or otherwise.

“Bayview Date” means:

(i)	May 31, 2000 for Series B Preferred Stock;

(ii)	August 21, 2000 for Series C Preferred Stock,

(iii)	February 1, 2001 for Series D Preferred Stock; and

(iv)	February 1, 2001 for Series F Preferred Stock.

“Bayview Warrant” has the meaning set forth in Section 5B(iii). “Bridge Note” means the Convertible Bridge Notes issued to TH Li pursuant to certain Bridge Loan Agreements by and between UST and TH Li dated January 4, 2001 and January 31, 2001.

“Bridge Warrant” means a warrant to purchase Series D Preferred Stock issued by UST to TH Li pursuant to a certain Bridge Loan Agreement by and between UST and TH Li dated January 4, 2001.

“CEX Convertible Note” has the meaning set forth in Section 5B(iii)(E).

“Common Stock” means, collectively, the Corporation’s common stock, par value $0.004 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation. “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 5C(i) and 5C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

“Common Warrants” means, collectively, the “Common Warrants” as defined in, and issued pursuant to, the Series B Purchase Agreement, and any warrants issued in exchange, substitution or replacement therefor.

“Conversion Price” means the conversion price of the Initially Designated Preferred Stock, as follows:

(i)	$1.3988 for Series B Preferred Stock;

(ii)	$1.3867 for Sales C Preferred Stock;

(iii)	$0.7912 for Series D Preferred Stock; and

(iv)	$0.55 for Series F Preferred Stock.

“Conversion Stock” means shares of the Corporation’s Common Stock; provided, that if there is a change such that the securities issuable upon conversion of the Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of the Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

“Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

“Corporation” means Velocity Express Corporation, a Delaware corporation, or, where applicable (for example, in connection with agreements dated prior to the date of incorporation of the Corporation under the GCL), UST. Where applicable, reference to certain agreements of the Corporation entered into prior to its incorporation under the GCL refer to those as assumed by the surviving entity as a matter of law under the expected merger between the Corporation and UST.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Liens” has the meaning set forth in Section 4C(x).

“Indebtedness” means at a particular time, without duplication, (a) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (b) any indebtedness or other liability evidenced by any note, bond, debenture or other debt security, (c) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than ninety (90) days past due), (d) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (e) any indebtedness or other liability guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (f) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, and (g) any indebtedness or other liability secured by a Lien on a Person’s assets.

“Initially Designated Preferred Stock” means the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series F Preferred Stock.

“Junior Securities” has the meaning set forth in Section 1.

“Lien” means any lien, mortgage, pledge, security interest, restriction, charge or other encumbrance.

“Liquidation Event” has the meaning set forth in Section 3.

“Liquidation Value” of any Share as of any particular date shall be equal to:

(i)	$9.00 for Series B Preferred Stock;

(ii)	$6.00 for Series C Preferred Stock;

(iii)	$8.00 for Series D Preferred Stock; and

(iv)	$11.00 for Series F Preferred Stock.

“Market Price” of any security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00

P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of the twenty (20) consecutive trading days immediately prior to the day as of which “Market Price” is being determined. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Price” shall be the fair value thereof determined jointly by the Corporation and the holders of at least two-thirds of each of the then outstanding classes of Preferred Stock, voting as individual classes. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of at least two-thirds of each of the then outstanding classes of Preferred Stock, voting as individual classes. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expanses of such appraiser.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Permitted Issuances” means the acts described in Section 5B(iii).

“Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Warrants” means, collectively, the “Preferred Warrants” and the “Additional Warrants” as defined in, and issued pursuant to, the Purchase Agreements, and any warrants issued in exchange, substitution or replacement thereof.

“Purchase Agreement” means:

(i) with respect to Series B Preferred Stock, the Securities Purchase Agreement, dated as of May 15, 2000, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms;

(ii) with respect to Series C Preferred Stock, the Securities Purchase Agreement, dated as of September 1, 2000, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms;

(iii) with respect to Series D Preferred Stock, the Securities Purchase Agreement, dated as of February 1, 2001, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms; and

(iv) with respect to Series F Preferred Stock, the Subscription Note Purchase Agreements by and among the Corporation and certain investors, as such agreements may from time to time be amended in accordance with their terms.

“Purchasers” means the “Purchasers” as defined in the Purchase Agreements and their respective Affiliates.

“Series B Preferred Stock” has the meaning set forth in Article IV, C.1, Section 1.

“Series C Preferred Stock” has the meaning set forth in Article IV, C.1, Section 1.

“Series D Preferred Stock” has the meaning set forth in Article IV, C.1, Section 1.

“Series F Preferred Stock” has the meaning set forth in Article IV, C.l, Section 1.

“Series C Warrants” means, collectively, the “Series C Warrants” as defined in, and issued pursuant to, Securities Purchase Agreement dated as of September 1, 2000, by and among UST and certain investors, as such agreement may from time to time be amended in accordance with its terms, and any warrants issued in exchange, substitution or replacement therefor.

“Share” has the meaning set forth in Section 3.

“Stock Option Plans” means, collectively, the Corporation’s 1995 Stock Option Plan, 1996 Director Stock Option Plan and 2000 Stock Option Plan.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

“TH Li” means collectively TH Lee.Putnam Internet Partners, LP, a Delaware limited partnership, TH Lee.Putnam Internet Parallel Partners, LP, a Delaware limited partnership, THLi Coinvestment Partners LLC, a Delaware limited liability company, and Blue Star I, LLC, a Delaware limited liability company.

“UST” means United Shipping and Technology, Inc., a Utah corporation and the predecessor of Velocity Express Corporation, a Delaware corporation.

“Voting Securities” means securities of the Corporation ordinarily having the power to vote for the election of directors of the Corporation; provided, that when the term “Voting Securities” is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

Section 10. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 11 hereof without the prior written consent of the holders of at least two-thirds of each series of Preferred Stock outstanding, voting as individual series, at the time such action is taken.

Section 11. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

ARTICLE V

Adoption, Amendment or Repeal of Bylaws; Right of Inspection. In furtherance, and not in limitation, of the powers conferred by law, the Board of Directors is expressly authorized and empowered:

(A) subject to the rights of the holders of any class or series of Preferred Stock then outstanding, to adopt, amend or repeal the Bylaws of the Corporation, provided, however, that any Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; and

(B) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in the Purchase Agreements, this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by law.

The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law.

ARTICLE VI

Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, the number of directors of this Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of this Corporation shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this Corporation.

ARTICLE IX

A director of this Corporation shall, to the fullest extent permitted by the GCL as it now exists or as it may hereafter be amended, not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the GCL is amended after incorporation of this Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

Any amendment, repeal or modification of this Article IX by the stockholders of this Corporation shall not apply to or adversely affect any right or protection of a director of this Corporation existing at the time, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director occurring prior to such amendment, repeal, modification or adoption.

ARTICLE X

To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this Corporation (and any other persons to which General Corporation Law of Delaware permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law of Delaware (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

ARTICLE XI

This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XII

The name and address of the incorporator is:

Wesley C. Fredenburg

Four Paramount Plaza

7803 Glenroy Road, Suite 200

Bloomington, Minnesota 55439

VELOCITY EXPRESS CORPORATION

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF

SERIES G CONVERTIBLE PREFERRED STOCK

Pursuant to the provisions of the General Corporation Law of the State of Delaware, the undersigned corporation certifies the following and adopts the attached certificate of designation:

FIRST:	The name of the corporation is Velocity Express Corporation (the “Corporation”).

SECOND:	Pursuant to the authority vested in the Board of Directors by this corporation’s Amended and Restated Certificate of Incorporation, as amended to date, the Board of Directors by unanimous written consent did adopt on April 10, 2002, without shareholder action, the following resolutions, authorizing the creation and designation of a series of preferred stock designated as Series G Convertible Preferred Stock as set forth in Exhibit A attached hereto:

RESOLVED, that, in order to comply with and fulfill its obligations under a Stock Purchase Agreement, the Corporation will be required to file a Certificate of Designation, in order to designate a new class or series of its authorized preferred shares as set forth on Exhibit A to these consent resolutions (the “Certificate”); and

RESOLVED FURTHER, that the Board of Directors, acting under authority of the Corporation’s Amended and Restated Certificate of Incorporation and the General Corporate Law of the State of Delaware, hereby approves and adopts the Certificate; and

RESOLVED FURTHER that, in the manner required by law and by the Corporation’s Amended and Restated Certificate of Incorporation, the appropriate officers of the corporation be and they hereby are authorized and directed to cause to be prepared, and to execute, and to file with the Secretary of State of the State of Delaware the Certificate.

THIRD:	As required by Section 4C(b)(iv) of the Corporation’s Amended and Restated Certificate of Incorporation, the Certificate has been approved by the holders of in excess of two-thirds of the outstanding Series B Preferred Stock and Series C Preferred Stock.

In witness whereof, this Certificate of Designation of Series G Convertible Preferred Stock is hereby executed on behalf of this corporation this 18th day of April, 2002.

Velocity Express Corporation

/s/ Wesley C. Fredenburg
By Wesley C. Fredenburg, Its Secretary and General Counsel

Exhibit A

VELOCITY EXPRESS CORPORATION (THE “CORPORATION”)

SERIES G CONVERTIBLE PREFERRED STOCK TERMS

Section 1. Designation and Amount. The number of authorized shares of Series G Convertible Preferred Stock, par value $0.004 per share (the “Series G Preferred Stock”), shall be 9,000,000.

Section 2. Dividends. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of shares of the Preferred Stock which are convertible into shares of Common Stock had all such shares of the outstanding Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 3. Liquidation Preference. Upon liquidation, dissolution and winding up of the Corporation (whether voluntary or involuntary) (a “Liquidation Event”), the Corporation shall pay to the holders of the Series G Preferred Stock (unless otherwise provided for in the resolution or resolutions creating such stock) the aggregate Liquidation Value attributable to such shares (each, a “Share”) plus any unpaid dividends thereon. If upon any such Liquidation Event, the Corporation’s assets to be distributed among the holders of the Junior Securities, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 3 or Article IV, Section 3 of the Corporation’s Amended and Restated Certificate of Incorporation, as amended from time to time (the “Charter”), as applicable, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed in accordance with the priorities set forth in Article IV, Section 3 of the Charter with the Series G Preferred Stock ranking parri passu with the Series D and F Preferred Stock and prior to the Series B and C Preferred Stock. Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such Liquidation Event to each record holder of Series G Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such Liquidation Event. A Change of Control shall not be deemed a Liquidation Event for purposes of this Section 3.

Section 4. Voting Rights.

4A. Voting Rights. The holders of the Series G Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s Bylaws, and except as otherwise required by applicable law, the holders of the Series G Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock, and all other classes of capital stock entitled to vote with the Common Stock, voting together as a single class with each share of and Series G Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the such Series G Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

4B. Covenants.

The Corporation shall not take any of the actions set forth below without first obtaining the affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series G Preferred Stock for so long as at least 20% of the Series G Preferred Stock originally issued pursuant to the Purchase Agreements remains outstanding.

(a) alter or change the preferences, rights or powers of the Series G Preferred Stock;

(b) increase or decrease the authorized number of shares of the Series G Preferred Stock;

Section 5. Conversion.

5A. Conversion Procedure.

(i) Subject to the terms of this Section 5 and the terms of Section 4 of the Stock Purchase Agreement executed in connection with the issuance of the Series G Preferred Stock, at any time and from time to time, any holder of Series G Preferred Stock may convert all or any portion of the Series G Preferred Stock (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $0.75 and dividing the result by the Conversion Price then in effect;

(ii) Except as otherwise provided herein, each conversion of Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series G Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series G Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby;

(iii) Notwithstanding any other provision hereof, if a conversion of Preferred Stock is to be made in connection with a transaction affecting the Corporation, the conversion of any Shares of Series G Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated;

(iv) As soon as possible after a conversion has been effected (but in any event within three (3) Business Days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

(A) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

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(B) payment of any amount payable under subparagraph (viii) below with respect to such conversion; and

(C) a certificate representing any Shares, which were represented, by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(v) The issuance of certificates representing shares of Conversion Stock upon conversion of Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series G Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(vi) The Corporation shall not close its books against the transfer of Preferred Stock or of Conversion Stock issued or issuable upon conversion of Series G Preferred Stock in any manner, which interferes with the timely conversion of Series G Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(vii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series G Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Conversion Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action that would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Preferred Stock.

(viii) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of Preferred Stock, the Corporation, in lieu of delivering the fractional share therefore, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

(ix) If the shares of Conversion Stock issuable by reason of conversion of Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder’s option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as

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otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

5B. Conversion Price.

(i) In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price of the Series G Preferred Stock shall be subject to adjustment from time to time pursuant to this Section 5B.

(ii) If and whenever after the original date of issuance of the first share of Series G Preferred Stock, the Corporation issues or sells, or in accordance with Section 5C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Market Price of the Common Stock determined as of the date of such issue or sale, then immediately upon such issue or sale, the Conversion Price shall be reduced to the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price of the Common Stock determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which shall be the product derived by multiplying the Market Price of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

(iii) Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to any issuances that are exempt from adjustment with respect to any shares of Preferred Stock of any series pursuant to Section 5B (iii) of the Charter.

5C. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph 5B, the following shall be applicable:

(i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Market Price of the Common Stock determined as of such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock

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issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Market Price of the Common Stock determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 5C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series G Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued and sold as of the date of such change, provided, that (A) no such change shall at any time cause the Conversion Price hereunder to be increased, and (B) no adjustment to the Conversion Price pursuant to this clause (iii) shall be made as a result of any adjustment to the exercise and/or conversion price with respect to the Bayview Warrant, the Common Warrants, the Series D Preferred Stock and Series F Preferred Stock only, the Series B Preferred Stock, the Series C Preferred Stock, the Series C Warrants, the Preferred Warrants and the exercise of the Bridge Warrants, pursuant to and in accordance with the antidilution protection provisions of such securities as in effect on the date hereof.

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(iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 5C, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Preferred Stock with Conversion Price subject to adjustment shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Preferred Stock with Conversion Price subject to adjustment.

(v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefore shall be deemed to be the amount received by the Corporation therefore. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of at least two-thirds of the Series G Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of at least two-thirds of each of the Series G Preferred Stock, voting as individual classes. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

(vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

(vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

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5D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

5E. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock held by such holders, is referred to herein as an “Organic Change”. Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that each of the holders of Series G Preferred Stock shall thereafter have the right to acquire and receive, in lieu of the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series G Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series G Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions to insure that the provisions of this Section 5 and Section 6 below shall thereafter be applicable to the Initially Designated Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

5F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation’s Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Preferred Stock; provided, that no such adjustment shall increase the Conversion Price or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Preferred Stock as otherwise determined pursuant to this Section 5.

5G. Notices.

(i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all affected holders of Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

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(ii) The Corporation shall give written notice to all holders of Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii) The Corporation shall also give written notice to the holders of Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

5H. Drag Along Rights. In the event that all of the then outstanding Series B Preferred Stock is converted pursuant to Article IV.D.5. of the Charter, upon such conversion of the Series B Preferred Stock, all of the then outstanding Series G Preferred Stock shall be converted automatically into shares of Conversion Stock, and the holders of Series G Preferred Stock shall surrender all of their stock certificates representing Series G Preferred Stock in exchange for certificates representing the number of shares of Conversion Stock then issuable upon conversion of such series of Series G Preferred Stock in accordance with this Section 5.

Section 6. Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Initially Designated Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder’s Initially Designated Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Section 7. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefore representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

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Section 9. Definitions for Purposes of Article IV, Paragraph D.

For the purposes of this Section D of Article IV, the following definitions shall apply. To the extent not defined herein, terms shall have the meaning set forth in the Charter.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through ownership of voting securities, contract or otherwise.

“Bayview Warrant” has the meaning set forth in the Charter.

“Bridge Warrant” means a warrant to purchase Series D Preferred Stock issued by UST to TH Li pursuant to a certain Bridge Loan Agreement by and between UST and TH Li dated January 4, 2001.

“CEX Convertible Note” has the meaning set forth in Section 5B(iii)(E) of the Charter.

“Common Stock” means, collectively, the Corporation’s common stock, par value $0.004 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation. “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 5C(i) and 5C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

“Common Warrants” means, collectively, the “Common Warrants” as defined in the Charter.

“Conversion Price” initially means $0.75 for the Series G Preferred Stock.

“Conversion Stock” means shares of the Corporation’s Common Stock; provided, that if there is a change such that the securities issuable upon conversion of the Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of the Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

“Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

“Corporation” means Velocity Express Corporation, a Delaware corporation, or, where applicable (for example, in connection with agreements dated prior to the date of incorporation of the Corporation under the GCL), UST. Where applicable, reference to certain agreements of the Corporation entered into prior to its incorporation under the GCL refer to those as assumed by the surviving entity as a matter of law under the expected merger between the Corporation and UST.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Junior Securities” has the meaning set forth in Section 1 of the Charter.

“Liquidation Event” has the meaning set forth in Section 3.

“Liquidation Value” of any share of Series G Preferred Stock shall be equal to $0.75.

“Market Price” of any security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of the twenty (20) consecutive trading days immediately prior to the day as of which “Market Price” is being determined. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Price” shall be the fair value thereof determined jointly by the Corporation and the holders of at least two-thirds of each of the then outstanding classes of Preferred Stock, voting as individual classes. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of at least two-thirds of each of the then outstanding classes of Preferred Stock, voting as individual classes. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Permitted Issuances” means the acts described in Section 5B(iii).

“Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Stock” shall have the meaning set forth in the Charter.

“Preferred Warrants” means, collectively, the “Preferred Warrants” and the “Additional Warrants” as defined in the Charter.

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“Purchase Agreements” means the Securities Purchase Agreements, dated as of April 2002 by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

“Purchasers” means the “Purchasers” as defined in the Purchase Agreements and their respective Affiliates.

“Series B Preferred Stock” has the meaning set forth in Article IV, C.1, Section 1 of the Charter.

“Series C Preferred Stock” has the meaning set forth in Article IV, C.1, Section 1 of the Charter.

“Series D Preferred Stock” has the meaning set forth in Article IV, C.1, Section 1 of the Charter.

“Series F Preferred Stock” has the meaning set forth in Article IV, C.l, Section 1 of the Charter.

“Series G Preferred Stock” has the meaning set forth in Article IV, C.1, Section 1 of the Charter.

“Series C Warrants” means, collectively, the “Series C Warrants” as defined in, and issued pursuant to, Securities Purchase Agreement dated as of September 1, 2000, by and among UST and certain investors, as such agreement may from time to time be amended in accordance with its terms, and any warrants issued in exchange, substitution or replacement therefore.

“Share” has the meaning set forth in Section 3.

“Stock Option Plans” means, collectively, the Corporation’s 1995 Stock Option Plan, 1996 Director Stock Option Plan and 2000 Stock Option Plan.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereon or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

“TH Li” means collectively TH Lee Putnam Ventures, LP, a Delaware limited partnership, TH Lee.Putnam Parallel Ventures, LP, a Delaware limited partnership, THLi Coinvestment Partners LLC, a Delaware limited liability company, and Blue Star I, LLC, a Delaware limited liability company.

“UST” means United Shipping and Technology, Inc., a Utah corporation and the predecessor of Velocity Express Corporation, a Delaware corporation.

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“Voting Securities” means securities of the Corporation ordinarily having the power to vote for the election of directors of the Corporation; provided, that when the term “Voting Securities” is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

Section 10. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 11 hereof without the prior written consent of the holders of at least two-thirds of Series G Preferred Stock outstanding, voting as individual series, at the time such action is taken.

Section 11. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

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VELOCITY EXPRESS CORPORATION

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF

SERIES H CONVERTIBLE PREFERRED STOCK

Pursuant the provisions of the General Corporation Law of the State of Delaware, the undersigned corporation certifies the following and adopts the attached certificate of designation:

FIRST:	The name of the corporation is Velocity Express Corporation (the “Corporation”).

SECOND:	Pursuant to the authority vested in the Board of Directors by this corporation’s Amended and Restated Certificate of Incorporation, as amended to date, the Board of Directors by unanimous written consent did adopt on October 9, 2002, without shareholder action, the following resolutions, authorizing the creation and designation of a series of preferred stock designated as Series H Convertible Preferred Stock as set forth in Exhibit A attached hereto:

RESOLVED, that, in order to comply with and fulfill its obligations under a Stock Purchase Agreement, the Corporation will be required to file a Certificate of Designation, in order to designate a new class or series of its authorized preferred shares as set forth on Exhibit A to these consent resolutions (the “Certificate”); and

RESOLVED FURTHER, that the Board of Directors, acting under authority of the Corporation’s Amended and Restated Certificate of Incorporation and the General Corporate Law of the State of Delaware, hereby approves and adopts the Certificate; and

RESOLVED FURTHER that, in the manner required by law and by the Corporation’s Amended and Restated Certificate of Incorporation, the appropriate officers of the corporation be and they hereby are authorized and directed to cause to be prepared, and to execute, and to file with the Secretary of State of the State of Delaware the Certificate.

THIRD:	As required by Section 4C(b)(iv) of the Corporation’s Amended and Restated Certificate of Incorporation, the Certificate has been approved by the holders of in excess of two-thirds of the outstanding Series B Preferred Stock and Series C Preferred Stock.

In witness whereof, this Certificate of Designation of Series H Convertible Preferred Stock is hereby executed on behalf of this corporation this 10 day of October, 2002.

Velocity Express Corporation

/s/ Wesley C. Fredenburg
By Wesley C. Fredenburg, Its Secretary

Exhibit A

VELOCITY EXPRESS CORPORATION (THE “CORPORATION”)

SERIES H CONVERTIBLE PREFERRED STOCK TERMS

Section 1. Designation and Amount. The number of authorized shares of Series H Convertible Preferred Stock, par value $0.004 per share (the “Series H Preferred Stock”), shall be 500,000.

Section 2. Dividends. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of Series H Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of shares of the Series H Preferred Stock which are convertible into shares of Common Stock had all such shares of the outstanding Series H Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 3. Liquidation Preference. Upon liquidation, dissolution and winding up of the Corporation (whether voluntary or involuntary) (a “Liquidation Event”), the Corporation shall pay to the holders of the Series H Preferred Stock (unless otherwise provided for in the resolution or resolutions creating such stock) the aggregate Liquidation Value attributable to such shares (each, a “Share”) plus any unpaid dividends thereon. If upon any such Liquidation Event, the Corporation’s assets to be distributed among the holders of the Junior Securities, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 3 or Article IV, Section 3 of the Corporation’s Amended and Restated Certificate of Incorporation, as amended from time to time (the “Charter”), as applicable, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed in accordance with the priorities set forth in Article IV, Section 3 of the Charter with the Series H Preferred Stock ranking parri passu with the Series D, F and G Preferred Stock and prior to the Series B and C Preferred Stock. Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such Liquidation Event to each record holder of Series H Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such Liquidation Event. A Change of Control shall not be deemed a Liquidation Event for purposes of this Section 3.

Section 4. Voting Rights.

4A. Voting Rights. Subject to the terms of this Section 4, Section 6 hereunder and the terms of Section 4 of the Stock Purchase Agreement executed in connection with the issuance of the Series H Preferred Stock, the holders of the Series H Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s Bylaws, and except as otherwise required by applicable law, the holders of the Series H Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock, and all other classes of capital stock entitled to vote with the Common Stock, voting together as a single class with each share of and Series H Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the such Series H Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote. In addition to the limitations contained in Section 4 of the Stock Purchase Agreement executed in connection with the issuance of the Series H Preferred Stock, the voting rights granted hereunder shall not be effective until the later of (a) a vote of the Company’s shareholders approving the issuance of the Series H Preferred Stock, and (b) April 30, 2003.

4B. Covenants.

The Corporation shall not take any of the actions set forth below without first obtaining the affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series H Preferred Stock for so long as at least 20% of the Series H Preferred Stock originally issued pursuant to the Purchase Agreements remains outstanding:

(a) alter or change the preferences, rights or powers of the Series H Preferred Stock;

(b) increase or decrease the authorized number of shares of the Series H Preferred Stock;

Section 5. Conversion.

5A. Conversion Procedure.

(i) Subject to the terms of this Section 5, Section 6 hereunder and the terms of Section 4 of the Stock Purchase Agreement executed in connection with the issuance of the Series H Preferred Stock, at any time and from time to time, any holder of Series H Preferred Stock may convert all or any portion of the Series H Preferred Stock (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $10.00 and dividing the result by the Conversion Price then in effect.

(ii) Except as otherwise provided herein, each conversion of Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series H Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series H Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(iii) Notwithstanding any other provision hereof, if a conversion of Preferred Stock is to be made in connection with a transaction affecting the Corporation, the conversion of any Shares of Series H Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

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(iv) As soon as possible after a conversion has been effected (but in any event within three (3) Business Days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

(A) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(B) payment of any amount payable under subparagraph (viii) below with respect to such conversion; and

(C) a certificate representing any Shares, which were represented, by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(v) The issuance of certificates representing shares of Conversion Stock upon conversion of Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series H Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(vi) The Corporation shall not close its books against the transfer of Preferred Stock or of Conversion Stock issued or issuable upon conversion of Series H Preferred Stock in any manner, which interferes with the timely conversion of Series H Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(vii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series H Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Conversion Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action that would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Preferred Stock.

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(viii) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of Preferred Stock, the Corporation, in lieu of delivering the fractional share therefore, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

(ix) If the shares of Conversion Stock issuable by reason of conversion of Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder’s option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

5B. Conversion Price.

(i) In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price of the Series H Preferred Stock shall be subject to adjustment from time to time pursuant to this Section 5B.

(ii) If and whenever after the original date of issuance of the first share of Series H Preferred Stock, the Corporation issues or sells, or in accordance with Section 5C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Market Price of the Common Stock determined as of the date of such issue or sale, then immediately upon such issue or sale, the Conversion Price shall be reduced to the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price of the Common Stock determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which shall be the product derived by multiplying the Market Price of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

(iii) Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to any issuances that are exempt from adjustment with respect to any shares of Preferred Stock of any series pursuant to Section 5B (iii) of the Charter.

5C. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph 5B, the following shall be applicable:

(i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Market Price of the Common Stock determined as of such time, then the total maximum number of shares of Common Stock issuable upon the

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exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Market Price of the Common Stock determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 5C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series H Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise,

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conversion or exchange thereof shall be deemed to have been issued and sold as of the date of such change; provided, that (A) no such change shall at any time cause the Conversion Price hereunder to be increased, and (B) no adjustment to the Conversion Price pursuant to this clause (iii) shall be made as a result of any adjustment to the exercise and/or conversion price with respect to the Bayview Warrant, the Common Warrants, the Series D Preferred Stock and Series F Preferred Stock only, the Series B Preferred Stock, the Series C Preferred Stock, the Series C Warrants, the Preferred Warrants and the exercise of the Bridge Warrants, pursuant to and in accordance with the antidilution protection provisions of such securities as in effect on the date hereof.

(iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 5C, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Preferred Stock with Conversion Price subject to adjustment shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Preferred Stock with Conversion Price subject to adjustment.

(v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefore shall be deemed to be the amount received by the Corporation therefore. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of at least two-thirds of the Series H Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of at least two-thirds of each of the Series H Preferred Stock, voting as individual classes. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

(vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

(vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

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(viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

5D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization of otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

5E. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock held by such holders, is referred to herein as an “Organic Change”. Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that each of the holders of Series H Preferred Stock shall thereafter have the right to acquire and receive, in lieu of the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series H Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series H Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions to insure that the provisions of this Section 5 and Section 6 below shall thereafter be applicable to the Initially Designated Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

5F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation’s Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Preferred Stock; provided, that no such adjustment shall increase the Conversion Price or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Preferred Stock as otherwise determined pursuant to this Section 5.

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5G. Notices.

(i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all affected holders of Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii) The Corporation shall give written notice to all holders of Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii) The Corporation shall also give written notice to the holders of Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

5H. Drag Along Right. In the event that all of the then outstanding Series B Preferred Stock is converted pursuant to Article IV.D.5. of the Charter, upon such conversion of the Series B Preferred Stock, all of the then outstanding Series H Preferred Stock shall be converted automatically into shares of Conversion Stock, and the holders of Series H Preferred Stock shall surrender all of their stock certificates representing Series H Preferred Stock in exchange for certificates representing the number of shares of Conversion Stock then issuable upon conversion of such series of Series H Preferred Stock in accordance with this Section 5.

Section 6. Call Rights. At anytime and from time to time prior to April 30, 2003, and subject to the requirements of Section 1(a) of the Stock Purchase Agreement executed in connection with the issuance of the Series H Preferred Stock, the Company will have the right, exercisable upon not less than ten (10) days prior written notice to the holder of preferred stock, to repurchase any or all of the shares of Series H Preferred Stock at a per Share purchase price equal to $10.00. This call right will terminate on April 29, 2003.

Section 7. Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Initially Designated Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder’s Initially Designated Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Section 8. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in

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exchange therefore representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

Section 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 10. Definitions for Purposes of Article IV, Paragraph D.

For the purposes of this Section D of Article IV, the following definitions shall apply. To the extent not defined herein, terms shall have the meaning set forth in the Charter.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through ownership of voting securities, contract or otherwise.

“Bayview Warrant” has the meaning set forth in the Charter.

“Bridge Warrant” means a warrant to purchase Series D Preferred Stock issued by UST to TH Li pursuant to a certain Bridge Loan Agreement by and between UST and TH Li dated January 4, 2001.

“CEX Convertible Note” has the meaning set forth in Section 5B(iii)(E) of the Charter.

“Common Stock” means, collectively, the Corporation’s common stock, par value $0.004 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation. “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 5C(i) and 5C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

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“Common Warrants” means, collectively, the “Common Warrants” as defined in the Charter.

“Conversion Price” initially means $1.00 for the Series H Preferred Stock.

“Conversion Stock” means shares of the Corporation’s Common Stock; provided, that if there is a change such that the securities issuable upon conversion of the Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of the Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

“Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

“Corporation” means Velocity Express Corporation, a Delaware corporation, or, where applicable (for example, in connection with agreements dated prior to the date of incorporation of the Corporation under the GCL), UST. Where applicable, reference to certain agreements of the Corporation entered into prior to its incorporation under the GCL refer to those as assumed by the surviving entity as a matter of law under the expected merger between the Corporation and UST.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Junior Securities” has the meaning set forth in Section 1 of the Charter.

“Liquidation Event” has the meaning set forth in Section 3.

“Liquidation Value” of any share of Series H Preferred Stock shall be equal to $10.00.

“Market Price” of any security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of the twenty (20) consecutive trading days immediately prior to the day as of which “Market Price” is being determined. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Price” shall be the fair value thereof determined jointly by the Corporation and the holders of at least two-thirds of each of the then outstanding classes of Preferred Stock, voting as individual classes. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of at least two-thirds of each of the then outstanding classes of Preferred Stock, voting as individual classes. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

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“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Permitted Issuances” means the acts described in Section 5B(iii).

“Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Stock” shall have the meaning set forth in the Charter.

“Preferred Warrants” means, collectively, the “Preferred Warrants” and the “Additional Warrants” as defined in the Charter.

“Purchase Agreements” means the Securities Purchase Agreements, dated as of April 2002 by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

“Purchasers” means the “Purchasers” as defined in the Purchase Agreements and their respective Affiliates.

“Series B Preferred Stock” has the meaning set forth in Article IV, C.1, Section 1 of the Charter.

“Series C Preferred Stock” has the meaning set forth in Article IV, C.1, Section 1 of the Charter.

“Series D Preferred Stock” has the meaning set forth in Article IV, C.1, Section 1 of the Charter.

“Series F Preferred Stock” has the meaning set forth in Article IV, C.1, Section 1 of the Charter.

“Series G Preferred Stock” has the meaning set forth in Article IV, C.1, Section 1 of the Charter.

“Series H Preferred Stock” has the meaning set forth in Article IV, C.1, Section 1 of the Charter.

“Series C Warrants” means, collectively, the “Series C Warrants” as defined in, and issued pursuant to, Securities Purchase Agreement dated as of September 1, 2000, by and among UST and certain investors, as such agreement may from time to time be amended in accordance with its terms, and any warrants issued in exchange, substitution or replacement therefore.

“Share” has the meaning set forth in Section 3.

“Stock Option Plans” means, collectively, the Corporation’s 1995 Stock Option Plan, 1996 Director Stock Option Plan and 2000 Stock Option Plan.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other

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Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

“TH Li” or “THLPV” means collectively TH Lee Putnam Ventures, LP, a Delaware limited partnership, TH Lee.Putnam Parallel Ventures, LP, a Delaware limited partnership, THLi Coinvestment Partners LLC, a Delaware limited liability company, and Blue Star I, LLC, a Delaware limited liability company.

“UST” means United Shipping and Technology, Inc., a Utah corporation and the predecessor of Velocity Express Corporation, a Delaware corporation.

“Voting Securities” means securities of the Corporation ordinarily having the power to vote for the election of directors of the Corporation; provided, that when the term “Voting Securities” is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors and other members of the governing body of such Person.

Section 11. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 11 hereof without the prior written consent of the holders of at least two-thirds of Series H Preferred Stock outstanding, voting as individual series, at the time such action is taken.

Section 12. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

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VELOCITY EXPRESS CORPORATION

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF

SERIES I CONVERTIBLE PREFERRED STOCK

SERIES J CONVERTIBLE PREFERRED STOCK

SERIES K CONVERTIBLE PREFERRED STOCK

SERIES L CONVERTIBLE PREFERRED STOCK

Pursuant to the authority vested in the Board of Directors of Velocity Express Corporation, a Delaware corporation (the “Company”), by the Amended and Restated Certificate of Incorporation of the Company, the Board of Directors, in accordance with section 151 of the Delaware General Corporation Law, duly adopts the attached following resolutions, authorizing the creation and designation of four series of preferred stock of the Company, designated as Series I Convertible Preferred Stock, par value $0.004 per shares, Series J Convertible Preferred Stock, par value $0.004 per shares, Series K Convertible Preferred Stock, par value $0.004 per shares and Series L Convertible Preferred Stock, par value $0.004 per shares:

FIRST:	The name of the corporation is Velocity Express Corporation (the “Company”).

SECOND:	Attached hereto as Exhibit A is the resolutions authorizing the creation and designation of the Company’s Series I Convertible Preferred Stock, par value $0.004 per share.

THIRD:	Attached hereto as Exhibit B is the resolutions authorizing the creation and designation of the Company’s Series J Convertible Preferred Stock, par value $0.004 per share.

FOURTH:	Attached hereto as Exhibit C is the resolutions authorizing the creation and designation of the Company’s Series K Convertible Preferred Stock, par value $0.004 per share.

FIFTH:	Attached hereto as Exhibit D is the resolutions authorizing the creation and designation of the Company’s Series L Convertible Preferred Stock, par value $0.004 per share.

RESOLVED FURTHER, that the Board of Directors, acting under authority of the Company’s Amended and Restated Certificate of Incorporation, as amended, and the General Corporate Law of the State of Delaware, hereby approves and adopts this Certificate; and

RESOLVED FURTHER, that, in the manner required by law and by the Company’s Amended and Restated Certificate of Incorporation, as amended, the appropriate officers of the Company be and they hereby are authorized and directed to cause to be prepared, and to execute, and to file with the Secretary of the State of Delaware this Certificate.

This Certificate of Designation shall be deemed to be effective as of 8:00 p.m. (EST) on February 14, 2005.

In witness whereof, this Certificate of Designation is hereby executed on behalf of the Company on February 14, 2005.

Velocity Express Corporation

/s/ Wesley C. Fredenburg
Wesley C. Fredenburg, General Counsel and Secretary

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Exhibit A

VELOCITY EXPRESS CORPORATION (THE “CORPORATION”)

SERIES I CONVERTIBLE PREFERRED STOCK TERMS

Section 1. Designation and Amount. The number of authorized shares of Series I Convertible Preferred Stock, par value $0.004 per share (the “Series I Preferred Stock”), shall be 16,810,000.

Section 2. Dividends. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property), other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of Series I Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of shares of the Series I Preferred Stock which are convertible into shares of Common Stock had all such shares of the outstanding Series I Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 3. Liquidation Preference. Upon liquidation, dissolution and winding up of the Corporation (whether voluntary or involuntary) (a “Liquidation Event”), the Corporation shall pay to the holders of the Series I Preferred Stock (unless otherwise provided for in the resolution or resolutions creating such stock) the aggregate Liquidation Value attributable to such shares (each, a “Share”) plus any accrued but unpaid dividends thereon. If upon any such Liquidation Event, the Corporation’s assets to be distributed among the holders of the Junior Securities, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock are insufficient to permit payment to such holders of the aggregate amount of their respective liquidation preference pursuant to the Corporation’s Amended and Restated Certificate of Incorporation, as amended from time to time (the “Charter”), as applicable, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed in accordance with the priorities set forth in Article IV, Section 3 of the Charter, with the Series I Preferred Stock ranking pari passu with the Series D, F, G and H Preferred Stock and prior to the Series B and C Preferred Stock. Not less than sixty (60) days prior to the payment date of the Liquidation Value, the Corporation shall mail written notice of any such Liquidation Event to each record holder of Series I Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such Liquidation Event. A change of control of the Corporation shall not be deemed a Liquidation Event for purposes of this Section 3.

Section 4. Voting Rights.

4A. Voting Rights. The Series I Preferred Stock shall have no voting rights.

4B. Covenants.

Notwithstanding the above, the Corporation shall not take any of the actions set forth below without first obtaining the affirmative consent of the holders of at least two-thirds of the then outstanding shares of Series I Preferred Stock for so long as at least 20% of the Series I Preferred Stock originally issued pursuant to the Stock Purchase Agreements remains outstanding:

(a) alter or change the preferences, rights or powers of the Series I Preferred Stock;

(b) increase or decrease the authorized number of shares of the Series I Preferred Stock;

Section 5. Conversion. Subject to the terms of this Section 5, at any time and from time to time after (i) the authorization by stockholders of the Corporation of the issuance of the Series I Preferred Stock and (ii) the amendment of the Charter to increase the number of shares of the Corporation authorized for issuance to 400,000,000 shares, of which 325,000,000 shares are Common Stock and 75,000,000 shares are Preferred Stock (the time after both conditions are met, the “Conversion Time”), any holder of Series I Preferred Stock may convert all or any portion of the Series I Preferred Stock (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $1.50 and dividing the result by the Conversion Price then in effect.

5A. Conversion Procedure.

(i) Except as otherwise provided herein, each conversion of Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series I Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series I Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(ii) Notwithstanding any other provision hereof, if a conversion of Preferred Stock is to be made in connection with a transaction affecting the Corporation, the conversion of any shares of Series I Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(iii) As soon as possible after a conversion has been effected (but in any event within three (3) Business Days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

(A) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(B) payment of any amount payable under subparagraph (viii) below with respect to such conversion; and

(C) a certificate representing any Shares, which were represented, by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(iv) The issuance of certificates representing shares of Conversion Stock upon conversion of Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each share of Series I Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(v) The Corporation shall not close its books against the transfer of Preferred Stock or of Conversion Stock issued or issuable upon conversion of the Series I Preferred Stock in any manner, which interferes with the timely conversion of the Series I Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(vi) The Corporation shall at all times after the Conversion Time reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series I Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Conversion Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action that would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Preferred Stock.

(vii) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Series I Preferred Stock, the Corporation, in lieu of delivering the fractional share therefore, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

(viii) If the shares of Conversion Stock issuable by reason of conversion of the Series I Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder’s option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

5B. Conversion Price.

(i) In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price of the Series I Preferred Stock shall be subject to adjustment from time to time pursuant to this Section 5B.

(ii) If and whenever after the original date of issuance of the first share of Series I Preferred Stock, the Corporation issues or sells, or in accordance with Section 5C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Market Price of the Common Stock determined as of the date of such issue or sale, then immediately upon such issue or sale, the Conversion Price shall be reduced to the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price of the Common Stock determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which shall be the product derived by multiplying the Market Price of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

(iii) Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to any issuances that are exempt from adjustment with respect to any shares of Preferred Stock of any series pursuant to Section 5B(iii) of the Charter.

5C. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph 5B, the following shall be applicable:

(i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Market Price of the Common Stock determined as of such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Market Price of the Common Stock determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 5C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series I Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued and sold as of the date of such change; provided, that (A) no such change shall at any time cause the Conversion Price hereunder to be increased, and (B) no adjustment to the Conversion Price pursuant to this clause (iii) shall be made as a result of any adjustment to the exercise and/or conversion price with respect to the outstanding capital security of the Corporation on the date hereof pursuant to and in accordance with the antidilution protection provisions of such securities as in effect on the date hereof.

(iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 5C, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series I Preferred Stock shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series I Preferred Stock.

(v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefore shall be deemed to be the amount received by the Corporation therefore. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt of such securities. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of at least two-thirds of the Series I Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration, jointly selected by the Corporation and the holders of at least two-thirds of the Series I Preferred Stock then outstanding. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

(vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

(vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

5D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

5E. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock held by such holders, is referred to herein as an “Organic Change”. Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that each of the holders of Series I Preferred Stock shall thereafter have the right to acquire and receive, in lieu of the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series I Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series I Preferred Stock immediately prior to such Organic Change. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

5F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5 but are not expressly provided for by these provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation’s Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Series I Preferred Stock; provided, that no such adjustment shall increase the Conversion Price or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Series I Preferred Stock as otherwise determined pursuant to this Section 5.

5G. Notices.

(i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all affected holders of the Series I Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii) The Corporation shall give written notice to all holders of the Series I Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii) The Corporation shall also give written notice to the holders of the Series I Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

5H. Drag Along Right. In the event that all of the then outstanding Series B Preferred Stock is converted pursuant to Article IV.D.5. of the Charter, upon such conversion of the Series B Preferred Stock, all of the then outstanding Series I Preferred Stock shall be converted automatically into shares of Conversion Stock, and the holders of Series I Preferred Stock shall surrender all of their stock certificates representing Series I Preferred Stock in exchange for certificates representing the number of shares of Conversion Stock then issuable upon conversion of such series of Series I Preferred Stock in accordance with this Section 5.

Section 6. Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”) and such rights are not concurrently granted to the holders of the Preferred Stock, then each holder of Initially Designated Preferred Stock or the Series I Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder’s Initially Designated Preferred Stock or Series I Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Section 7. Registration of Transfer. The Corporation shall keep or have its agent keep a register for the registration of the Series I Preferred Stock. Upon the surrender of any certificate representing the Series I Preferred Stock at a place designated by the Corporation, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefore representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series I Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series I Preferred Stock represented by the surrendered certificate.

Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing the Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor, its own agreement to indemnify the Corporation shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of the Series I Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 9. Definitions. To the extent not defined herein, terms shall have the meaning set forth in the Charter.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through ownership of Voting Securities, contract or otherwise.

“Common Stock” means, collectively, the Corporation’s common stock, par value $0.004 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

“Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 5C(i) and 5C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

“Conversion Price” initially means $0.15 for the Series I Preferred Stock.

“Conversion Stock” means shares of the Corporation’s Common Stock, provided, that if there is a change such that the securities issuable upon conversion of the Series I Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of the Series I Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

“Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

“Corporation” means Velocity Express Corporation, a Delaware corporation, or, where applicable (for example, in connection with agreements dated prior to the date of incorporation of the Corporation under the GCL), UST. Where applicable, reference to certain agreements of the Corporation entered into prior to its incorporation under the Delaware General Corporation Law refer to those as assumed by the surviving entity as a matter of law under the merger between the Corporation and UST, effective on January 4, 2002.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Junior Securities” has the meaning set forth in Section 1 of the Charter.

“Liquidation Event” has the meaning set forth in Section 3.

“Liquidation Value” of any share of Series I Preferred Stock shall be equal to $1.50.

“Market Price” of any security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of the twenty (20) consecutive trading days immediately prior to the date for which “Market Price” is being determined. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Price” shall be the fair value thereof determined jointly by the Corporation and the holders of at least two-thirds of each of the then outstanding classes of Preferred Stock, voting as individual classes. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of at least two-thirds of each of the then outstanding classes of Preferred Stock, voting as individual classes. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Permitted Issuances” means the acts described in Section 5B(iii) of the Charter.

“Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Stock” shall have the meaning set forth in the Charter.

“Series B Preferred Stock” shall mean the Corporation’s Series B Convertible Preferred Stock, par value $0.004 per share.

“Series C Preferred Stock” shall mean the Corporation’s Series C Convertible Preferred Stock, par value $0.004 per share.

“Series D Preferred Stock” shall mean the Corporation’s Series D Convertible Preferred Stock, par value $0.004 per share.

“Series F Preferred Stock” shall mean the Corporation’s Series F Convertible Preferred Stock, par value $0.004 per share.

“Series G Preferred Stock” shall mean the Corporation’s Series G Convertible Preferred Stock, par value $0.004 per share.

“Series H Preferred Stock” shall mean the Corporation’s Series H Convertible Preferred Stock, par value $0.004 per share.

“Series I Preferred Stock” shall mean the Corporation’s Series I Convertible Preferred Stock, par value $0.004 per share.

“Share” has the meaning set forth in Section 3.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

“UST” means United Shipping and Technology, Inc., a Utah corporation and the predecessor of Velocity Express Corporation, a Delaware corporation.

“Voting Securities” means securities of the Corporation ordinarily having the power to vote for the election of directors of the Corporation; provided, that when the term “Voting Securities” is used with respect to any other Person, it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

Section 10. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provisions hereof without the prior written consent of the holders of at least two-thirds of Series I Preferred Stock outstanding, voting as a separate class, at the time such action is taken.

Section 11. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

Exhibit B

VELOCITY EXPRESS CORPORATION (THE “CORPORATION”)

SERIES J CONVERTIBLE PREFERRED STOCK TERMS

ARTICLE I

DESIGNATION AND AMOUNT

The number of authorized shares of Series J Convertible Preferred Stock, par value $0.004 per share (the “Series J Preferred Stock”), shall be 8,000,000.

ARTICLE II

DIVIDENDS

In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property), other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of Series J Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of shares of the Series J Preferred Stock which are convertible into shares of Common Stock had all such shares of the outstanding Series J Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

ARTICLE III

LIQUIDATION PREFERENCE

Upon liquidation, dissolution and winding up of the Corporation (whether voluntary or involuntary) (a “Liquidation Event”), the Corporation shall pay to the holders of the Series J Preferred Stock (unless otherwise provided for in the resolution or resolutions creating such stock) the aggregate Liquidation Value attributable to such shares (each, a “Share”) plus any accrued but unpaid dividends thereon. If upon any such Liquidation Event, the Corporation’s assets to be distributed among the holders of the Junior Securities, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock are insufficient to permit payment to such holders of the aggregate amount of their respective liquidation preference pursuant to the Corporation’s Amended and Restated Certificate of Incorporation, as amended from time to time (the “Charter”), as applicable, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed in accordance with the priorities set forth in Article IV, Section 3 of the Charter, with the Series J Preferred Stock ranking parri passu with the Series D, F, G, H and I Preferred Stock and prior to the Series B and C Preferred Stock. Not less than sixty (60) days prior to the payment date of the Liquidation Value, the Corporation shall mail written notice of any such Liquidation Event to each record holder of Series J Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such Liquidation Event. A change of control of the Corporation shall not be deemed a Liquidation Event for purposes of this Section 3.

ARTICLE IV

VOTING RIGHTS

Section 4.1. Voting Rights. The Series J Preferred Stock shall have no voting rights.

Section 4.2. Covenants.

Notwithstanding the above, the Corporation shall not take any of the actions set forth below without first obtaining the affirmative consent of the holders of at least two-thirds of the then outstanding shares of Series J Preferred Stock for so long as at least 20% of the Series J Preferred Stock originally issued pursuant to the Stock Purchase Agreement remains outstanding:

(a) alter or change the preferences, rights or powers of the Series J Preferred Stock;

(b) increase or decrease the authorized number of shares of the Series J Preferred Stock.

ARTICLE V

CONVERSION

Subject to the terms of this Article V, at any time and from time to time after (i) the authorization by stockholders of the Corporation of the issuance of the Series J Preferred Stock and (ii) the amendment of the Charter to increase the number of shares of the Corporation authorized for issuance to 500,000,000 shares, of which 425,000,000 shares are Common Stock and 75,000,000 shares are Preferred Stock (the time after both conditions are met, the “Conversion Time”), any holder of Series J Preferred Stock may convert all or any portion of the Series J Preferred Stock (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $1.50 and dividing the result by the Conversion Price then in effect.

Section 5.1. Conversion Procedure.

(a) Except as otherwise provided herein, each conversion of Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series J Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series J Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(b) Notwithstanding any other provision hereof, if a conversion of Preferred Stock is to be made in connection with a transaction affecting the Corporation, the conversion of any shares of Series J Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(c) As soon as possible after a conversion has been effected (but in any event within three (3) Business Days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

(i) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(ii) payment of any amount payable under subparagraph (viii) below with respect to such conversion; and

(iii) a certificate representing any Shares, which were represented, by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(d) The issuance of certificates representing shares of Conversion Stock upon conversion of Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of share of Conversion Stock. Upon conversion of each share of Series J Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(e) The Corporation shall not close its books against the transfer of Preferred Stock or of Conversion Stock issued or issuable upon conversion of the Series J Preferred Stock in any manner, which interferes with the timely conversion of the Series J Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(f) The Corporation shall at all times after the Conversion Time reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series J Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Conversion Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action that would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Preferred Stock.

(g) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Series J Preferred Stock, the Corporation, in lieu of delivering the fractional share therefore, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

(h) If the shares of Conversion Stock issuable by reason of conversion of the Series J Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder’s option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

Section 5.2. Conversion Price.

(a) In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price of the Series J Preferred Stock shall be subject to adjustment from time to time pursuant to this Section 5.2.

(b) If and whenever after the original date of issuance of the first share of Series J Preferred Stock, the Corporation issues or sells, or in accordance with Section 5.2 is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Market Price of the Common Stock determined as of the date of such issue or sale, then immediately upon such issue or sale, the Conversion Price shall be reduced to the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price of the Common Stock determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which shall be the product derived by multiplying the Market Price of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

(c) Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to any issuances that are exempt from adjustment with respect to any shares of Preferred Stock of any series pursuant to Section 5B(iii) of the Charter.

Section 5.3. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph 5B, the following shall be applicable:

(a) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Market Price of the Common Stock determined as of such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(b) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Market Price of the Common Stock determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(c) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 5.3, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series J Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued and sold as of the date of such change; provided, that (A) no such change shall at any time cause the Conversion Price hereunder to be increased, and (B) no adjustment to the Conversion Price pursuant to this clause (iii) shall be made as a result of any adjustment to the exercise and/or conversion price with respect to the outstanding capital security of the Corporation on the date hereof pursuant to and in accordance with the antidilution protection provisions of such securities as in effect on the date hereof.

(d) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 5.3, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series J Preferred Stock shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series J Preferred Stock.

(e) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefore shall be deemed to be the amount received by the Corporation therefore. In any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt of such securities. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of at least two-thirds of the Series J Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration, jointly selected by the Corporation and the holders of at least two-thirds of the Series J Preferred Stock then outstanding. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

(f) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

(g) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(h) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

Section 5.4. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

Section 5.5. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock held by such holders, is referred to herein as an “Organic Change”. Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that each of the holders of Series J Preferred Stock shall thereafter have the right to acquire and receive, in lieu of the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series J Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series J Preferred Stock immediately prior to such Organic Change. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

Section 5.6. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5 but are not expressly provided for by these provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation’s Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Series J Preferred Stock; provided, that no such adjustment shall increase the Conversion Price or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Series J Preferred Stock as otherwise determined pursuant to this Section 5.

Section 5.7. Notices.

(a) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all affected holders of the Series J Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

(b) The Corporation shall give written notice to all holders of the Series J Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(c) The Corporation shall also give written notice to the holders of the Series J Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

Section 5.8. Drag Along Right. In the event that all of the then outstanding Series B Preferred Stock is converted pursuant to Article IV.D.5. of the Charter, upon such conversion of the Series B Preferred Stock, all of the then outstanding Series J Preferred Stock shall be converted automatically into shares of Conversion Stock, and the holders of Series J Preferred Stock shall surrender all of their stock certificates representing Series J Preferred Stock in exchange for certificates representing the number of shares of Conversion Stock then issuable upon conversion of such series of Series J Preferred Stock in accordance with this Article V.

ARTICLE VI

PURCHASE RIGHTS

If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”) and such rights are not concurrently granted to the holders of the Preferred Stock, then each holder of Initially Designated Preferred Stock or the Series J Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder’s Initially Designated Preferred Stock or Series J Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

ARTICLE VII

REGISTRATION OF TRANSFER

The Corporation shall keep or have its agent keep a register for the registration of the Series J Preferred Stock. Upon the surrender of any certificate representing the Series J Preferred Stock at a place designated by the Corporation, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefore representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series J Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series J Preferred Stock represented by the surrendered certificate.

ARTICLE VIII

REPLACEMENT

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing the Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor, its own agreement to indemnify the Corporation shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of the Series J Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

ARTICLE IX

DEFINITIONS

To the extent not defined herein, terms shall have the meaning set forth in the Charter.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through ownership of Voting Securities, contract or otherwise.

“Common Stock” means, collectively, the Corporation’s common stock, par value $0.004 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

“Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 5C(i) and 5C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

“Conversion Price” initially means $0.15 for the Series J Preferred Stock.

“Conversion Stock” means shares of the Corporation’s Common Stock; provided, that if there is a change such that the securities issuable upon conversion of the Series J Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of the Series J Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

“Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

“Corporation” means Velocity Express Corporation, a Delaware corporation, or, where applicable (for example, in connection with agreements dated prior to the date of incorporation of the Corporation under the GCL), UST. Where applicable, reference to certain agreements of the Corporation entered into prior to its incorporation under the Delaware General Corporation Law refer to those as assumed by the surviving entity as a matter of law under the merger between the Corporation and UST, effective on January 4, 2002.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Junior Securities” has the meaning set forth in Section 1 of the Charter.

“Liquidation Event” has the meaning set forth in Section 3.

“Liquidation Value” of any share of Series J Preferred Stock shall be equal to $1.50.

“Market Price” of any security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such securities is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of the twenty (20) consecutive trading days immediately prior to the day for which “Market Price” is being determined. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Price” shall be the fair value thereof determined jointly by the Corporation and the holders of at least two-thirds of each of the then outstanding classes of Preferred Stock, voting as individual classes. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of at least two-thirds of each of the then outstanding classes of Preferred Stock, voting as individual classes. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Permitted Issuances” means the acts described in Section 5B(iii) of the Charter.

“Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Stock” shall have the meaning set forth in the Charter.

“Series B Preferred Stock” shall mean the Corporation’s Series B Convertible Preferred Stock, par value $0.004 per share.

“Series C Preferred Stock” shall mean the Corporation’s Series C Convertible Preferred Stock, par value $0.004 per share.

“Series D Preferred Stock” shall mean the Corporation’s Series D Convertible Preferred Stock, par value $0.004 per share.

“Series F Preferred Stock” shall mean the Corporation’s Series F Convertible Preferred Stock, par value $0.004 per share.

“Series G Preferred Stock” shall mean the Corporation’s Series G Convertible Preferred Stock, par value $0.004 per share.

“Series H Preferred Stock” shall mean the Corporation’s Series H Convertible Preferred Stock, par value $0.004 per share.

“Series I Preferred Stock” shall mean the Corporation’s Series I Convertible Preferred Stock, par value $0.004 per share.

“Series J Preferred Stock” shall mean the Corporation’s Series J Convertible Preferred Stock, par value $0.004 per share.

“Share” has the meaning set forth in Section 3.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person of a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

“UST” means United Shipping and Technology, Inc., a Utah corporation and the predecessor of Velocity Express Corporation, a Delaware corporation.

“Voting Securities” means securities of the Corporation ordinarily having the power to vote for the election of directors of the Corporation; provided, that when the term “Voting Securities” is used with respect to any other Person, it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

ARTICLE X

AMENDMENT AND WAIVER

No amendment, modification or waiver shall be binding or effective with respect to any provisions hereof without the prior written consent of the holders of at least two-thirds of Series J Preferred Stock outstanding, voting as a separate class, at the time such action is taken.

ARTICLE XI

NOTICES

Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

Exhibit C

VELOCITY EXPRESS CORPORATION (THE “CORPORATION”)

SERIES K CONVERTIBLE PREFERRED STOCK TERMS

ARTICLE I

DESIGNATION AND AMOUNT

The number of authorized shares of Series K Convertible Preferred Stock, par value $0.004 per share (the “Series K Preferred Stock”), shall be 9,900,000.

ARTICLE II

DIVIDENDS

In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property), other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of Series K Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of shares of the Series K Preferred Stock which are convertible into shares of Common Stock had all such shares of the outstanding Series K Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

ARTICLE III

LIQUIDATION PREFERENCE

Upon liquidation, dissolution and winding up of the Corporation (whether voluntary or involuntary) (a “Liquidation Event”), the Corporation shall pay to the holders of the Series K Preferred Stock (unless otherwise provided for in the resolution or resolutions creating such stock) the aggregate Liquidation Value attributable to such shares (each, a “Share”) plus any accrued but unpaid dividends thereon. If upon any such Liquidation Event, the Corporation’s assets to be distributed among the holders of the Junior Securities, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and the Series K Preferred Stock are insufficient to the permit payment to such holders of the aggregate amount of their respective liquidation preference pursuant to the Corporation’s Amended and Restated Certificate of Incorporation, as amended from time to time (the “Charter”), as applicable, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed in accordance with the priorities set forth in Article IV, Section 3 of the Charter, with the Series K Preferred Stock ranking parri passu with the Series D, F, G, H, I and J Preferred Stock and prior to the Series B and C Preferred Stock. Not less than sixty (60) days prior to the payment date of the Liquidation Value, the Corporation shall mail written notice of any such Liquidation Event to each record holder of Series K Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such Liquidation Event. A change in control of the Corporation shall not be deemed a Liquidation Event for purposes of this Section 3.

ARTICLE IV

VOTING RIGHTS

Section 4.1. Voting Rights. The Series K Preferred Stock shall have no voting rights.

Section 4.2. Covenants.

Notwithstanding the above, the Corporation shall not take any of the actions set forth below without first obtaining the affirmative consent of the holders of at least two-thirds of the then outstanding shares of Series K Preferred Stock for so long as at least 20% of the Series K Preferred Stock originally issued pursuant to the Stock Purchase Agreement remains outstanding:

(a) alter or change the preferences, rights or powers of the Series K Preferred Stock;

(b) increase or decrease the authorized number of shares of the Series K Preferred Stock;

ARTICLE V

CONVERSION

Subject to the terms of this Article V, at any time and from time to time after (i) the authorization by stockholders of the Corporation of the issuance of the Series K Preferred Stock and (ii) the amendment of the Charter to increase the number of shares of the Corporation authorized for issuance to 775,000,000 shares, of which 700,000,000 shares are Common Stock and 75,000,000 shares are Preferred Stock (the time after both conditions are met, the “Conversion Time”), any holder of Series K Preferred Stock may convert all or any portion of the Series K Preferred Stock (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $1.50 and dividing the result by the Conversion Price then in effect.

Section 5.1. Conversion Procedure.

(a) Except as otherwise provided herein, each conversion of Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series K Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series K Preferred Stock shall cease and the Person or persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(b) Notwithstanding any other provision hereof, if a conversion of Preferred Stock is to be made in connection with a transaction affecting the Corporation, the conversion of any shares of Series K Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(c) As soon as possible after a conversion has been effected (but in any event within three (3) Business Days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

(i) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(ii) payment of any amount payable under subparagraph (viii) below with respect to such conversion; and

(iii) a certificate representing any Shares, which were represented, by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(d) The issuance of certificates representing shares of Conversion Stock upon conversion of Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each share of Series K Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(e) The Corporation shall not close its books against the transfer of Preferred Stock or of Conversion Stock issued or issuable upon conversion of the Series K Preferred Stock in any manner, which interferes with the timely conversion of the Series K Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(f) The Corporation shall at all times after the Conversion Time reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series K Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Conversion Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action that would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Preferred Stock.

(g) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Series K Preferred Stock, the Corporation, in lieu of delivering the fractional share therefore, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

(h) If the shares of Conversion Stock issuable by reason of conversion of the Series K Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder’s option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

Section 5.2. Conversion Price.

(a) In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price of the Series K Preferred Stock shall be subject to adjustment from time to time pursuant to this Section 5.2.

(b) If and whenever after the original date of issuance of the first share of Series K Preferred Stock, the Corporation issues or sells, or in accordance with Section 5.2 is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Market Price of the Common Stock determined as of the date of such issue or sale, then immediately upon such issue or sale, the Conversion Price shall be reduced to the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price of the Common Stock determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which shall be the product derived by multiplying the Market Price of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

(c) Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to any issuances that are exempt from adjustment with respect to any shares of Preferred Stock of any series pursuant to Section 5B(iii) of the Charter.

Section 5.3. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph 5B, the following shall be applicable:

(a) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Market Price of the Common Stock determined as of such time, than the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(b) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Market Price of the Common Stock determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(c) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 5.3, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series K Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued and sold as of the date of such change; provided, that (A) no such change shall at any time cause the Conversion Price hereunder to be increased, and (B) no adjustment to the Conversion Price pursuant to this clause (iii) shall be made as a result of any adjustment to the exercise and/or conversion price with respect to the outstanding capital security of the Corporation on the date hereof pursuant to and in accordance with the antidilution protection provisions of such securities as in effect on the date hereof.

(d) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extend outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 5.3, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series K Preferred Stock shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series K Preferred Stock.

(e) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefore shall be deemed to be the amount received by the Corporation therefore. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt of such securities. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of at least two-thirds of the Series K Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration, jointly selected by the Corporation and the holders of at least two-thirds of the Series K Preferred Stock then outstanding. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

(f) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

(g) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(h) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

Section 5.4. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

Section 5.5. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock held by such holders, is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that each of the holders of Series K Preferred Stock shall thereafter have right to acquire and receive, in lieu of the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series K Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted it Series K Preferred Stock immediately prior to such Organic Change. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

Section 5.6. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5 but are not expressly provided for by these provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation’s Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Series K Preferred Stock; provided, that no such adjustment shall increase the Conversion Price or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Series K Preferred Stock as otherwise determined pursuant to this Section 5.

Section 5.7. Notices.

(a) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all affected holders of the Series K Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

(b) The Corporation shall give written notice to all holders of the Series K Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(c) The Corporation shall also give written notice to the holders of the Series K Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

Section 5.8 Drag Along Right. In the event that all of the then outstanding Series B Preferred Stock is converted pursuant to Article IV.D.5. of the Charter, upon such conversion of the Series B Preferred Stock, all of the then outstanding Series K Preferred Stock shall be converted automatically into shares of Conversion Stock, and the holders of Series K Preferred Stock shall surrender all of their stock certificates representing Series K Preferred Stock in exchange for certificates representing the number of shares of Conversion Stock then issuable upon conversion of such series of Series K Preferred Stock in accordance with this Article V.

ARTICLE VI

PURCHASE RIGHTS

If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”) and such rights are not concurrently granted to the holders of the Preferred Stock, then each holder of Initially Designated Preferred Stock or the Series K Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder’s Initially Designated Preferred Stock or Series K Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

ARTICLE VII

REGISTRATION OF TRANSFER

The Corporation shall keep or have its agent keep a register for the registration of the Series K Preferred Stock. Upon the surrender of any certificate representing the Series K Preferred Stock at a place designated by the Corporation, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefore representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series K Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series K Preferred Stock represented by the surrendered certificate.

ARTICLE VIII

REPLACEMENT

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing the Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor, its own agreement to indemnify the Corporation shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of the Series K Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

ARTICLE IX

DEFINITIONS

To the extent not defined herein, terms shall have the meaning set forth in the Charter.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through ownership of Voting Securities, contract or otherwise.

“Common Stock” means, collectively, the Corporation’s common stock, par value $0.004 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

“Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 5C(i) and 5C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

“Conversion Price” initially means $0.15 for the Series K Preferred Stock.

“Conversion Stock” means shares of the Corporation’s Common Stock; provided, that if there is a change such that the securities issuable upon conversion of the Series K Preferred Stock are issued by an entity other than the Corporation or there is a chance in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of the Series K Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

“Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

“Corporation” means Velocity Express Corporation, a Delaware corporation, or, where applicable (for example, in connection with agreements dated prior to the date of incorporation of the Corporation under the GCL), UST. Where applicable, reference to certain agreements of the Corporation entered into prior to its incorporation under the Delaware General Corporation Law refer to those as assumed by the surviving entity as a matter of law under the merger between the Corporation and UST, effective on January 4, 2002.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Junior Securities” has the meaning set forth in Section 1 of the Charter.

“Liquidation Event” has the meaning set forth in Section 3.

“Liquidation Value” of any share of Series K Preferred Stock shall be equal to $1.50.

“Market Price” of any security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of the twenty (20) consecutive trading days immediately prior to the day for which “Market Price” is being determined. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Price” shall be the fair value thereof determined jointly by the Corporation and the holders of at least two-thirds of each of the then outstanding classes of Preferred Stock, voting as individual classes. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of at least two-thirds of each of the then outstanding classes of Preferred Stock, voting as individual classes. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Permitted Issuances” means the acts described in Section 5B(iii) of the Charter.

“Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Stock” shall have the meaning set forth in the Charter.

“Series B Preferred Stock” shall mean the Corporation’s Series B Convertible Preferred Stock, par value $0.004 per share.

“Series C Preferred Stock” shall mean the Corporation’s Series C Convertible Preferred Stock, par value $0.004 per share.

“Series D Preferred Stock” shall mean the Corporation’s Series D Convertible Preferred Stock, par value $0.004 per share.

“Series F Preferred Stock” shall mean the Corporation’s Series F Convertible Preferred Stock, par value $0.004 per share.

“Series G Preferred Stock” shall mean the Corporation’s Series G Convertible Preferred Stock, par value $0.004 per share.

“Series H Preferred Stock” shall mean the Corporation’s Series H Convertible Preferred Stock, par value $0.004 per share.

“Series I Preferred Stock” shall mean the Corporation’s Series I Convertible Preferred Stock, par value $0.004 per share.

“Series J Preferred Stock” shall mean the Corporation’s Series J Convertible Preferred Stock, par value $0.004 per share.

“Series K Preferred Stock” shall mean the Corporation’s Series J Convertible Preferred Stock, par value $0.004 per share.

“Share” has the meaning set forth in Section 3.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

“Voting Securities” means securities of the Corporation ordinarily having the power to vote for the election of directors of the Corporation; provided, that when the term “Voting Securities” is used with respect to any other Person, it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

ARTICLE X

AMENDMENT AND WAIVER

No amendment, modification or waiver shall be binding or effective with respect to any provisions hereof without the prior written consent of the holders of at least two-thirds of Series K Preferred Stock outstanding, voting as separate class, at the time such action is taken.

ARTICLE XI

NOTICES

Except that otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

EXHIBIT D

VELOCITY EXPRESS CORPORATION (THE “CORPORATION”)

SERIES L CONVERTIBLE PREFERRED STOCK TERMS

ARTICLE I

DESIGNATION AND AMOUNT

The number of authorized shares of Series L Convertible Preferred Stock, par value $0.004 per share (the “Series L Preferred Stock”), shall be 7,000,000.

ARTICLE II

DIVIDENDS

In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property), other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of Series L Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of shares of the Series L Preferred Stock which are convertible into shares of Common Stock had all such shares of the outstanding Series L Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

ARTICLE III

LIQUIDATION PREFERENCE

Upon liquidation, dissolution and winding up of the Corporation (whether voluntary or involuntary) (a “Liquidation Event”), the Corporation shall pay to the holders of the Series L Preferred Stock (unless otherwise provided for in the resolution or resolutions creating such stock) the aggregate Liquidation Value attributable to such shares (each, a “Share”) plus any accrued but unpaid dividends thereon. If upon any such Liquidation Event, the Corporation’s assets to be distributed among the holders of the Junior Securities, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, the Series K Preferred Stock and the Series L Preferred Stock are insufficient to permit payment to such holders of the aggregate amount of their respective liquidation preference pursuant to the Corporation’s Amended and Restated Certificate of Incorporation, as amended from time to time (the “Charter”), as applicable, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed in accordance with the priorities set forth in Article IV, Section 3 of the Charter, with the Series L Preferred Stock ranking parri passu with the Series D, F, G, H, I, J and K Preferred Stock and prior to the Series B and C Preferred Stock. Not less than sixty (60) days prior to the payment date of the Liquidation Value, the Corporation shall mail written notice of any such Liquidation Event to each record holder of Series L Preferred Stock, setting forth in reasonable detail and amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such Liquidation Event. A change of control of the Corporation shall not be deemed a Liquidation Event for purposes of this Section 3.

ARTICLE IV

VOTING RIGHTS

Section 4.1. Voting Rights. The Series L Preferred Stock shall have no voting rights.

Section 4.2. Covenants.

Notwithstanding the above, the Corporation shall not take any of the actions set forth below without first obtaining the affirmative consent of the holders of at least two-thirds of the then outstanding shares of Series L Preferred Stock for so long as at least 20% of the Series L Preferred Stock originally issued pursuant to the Stock Purchase Agreement remains outstanding:

(a) alter or change the preferences, rights or powers of the Series L Preferred Stock;

(b) increase or decrease the authorized number of shares of the Series L Preferred Stock;

ARTICLE V

CONVERSION

Subject to the terms of this Article V, at any time and from time to time after (i) the authorization by stockholders of the Corporation of the issuance of the Series L Preferred Stock and (ii) the amendment of the Charter to increase the number of shares of the Corporation authorized for issuance to amount necessary to provide for the proper issuance of all approved shares are Common Stock and shares are Preferred Stock (the time after both conditions are met, the “Conversion Time”), any holder of Series L Preferred Stock may convert all or any portion of the Series L Preferred Stock (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $1.00 and dividing the result by the Conversion Price then in effect.

Section 5.1. Conversion Procedure.

(a) Except as otherwise provided herein, each conversion of Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series L Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series L Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(b) Notwithstanding any other provision hereof, if a conversion of Preferred Stock is to be made in connection with a transaction affecting the Corporation, the conversion of any shares of Series L Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(c) As soon as possible after a conversion has been effected (but in any event within three (3) Business Days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

(i) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(ii) payment of any amount payable under subparagraph (viii) below with respect to such conversion; and

(iii) a certificate representing any Shares, which were represented, by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(d) The issuance of certificates representing shares of Conversion Stock upon conversion of Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each share of Series L Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(e) The Corporation shall not close its books against the transfer of Preferred Stock or of Conversion Stock issued or issuable upon conversion of the Series L Preferred Stock in any manner, which interferes with the timely conversion of the Series L Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(f) The Corporation shall at all times after the Conversion Time reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series L Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Conversion Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action that would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Preferred Stock.

(g) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Series L Preferred Stock, the Corporation, in lieu of delivering the fractional share therefore, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

(h) If the shares of Conversion Stock issuable by reason of conversion of the Series L Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder’s option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

Section 5.2. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

Section 5.3. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock held by such holders, is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that each of the holders of Series L Preferred Stock shall thereafter have the right to acquire and receive, in lieu of the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series L Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder has converted its Series L Preferred Stock immediately prior to such

Organic Change. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger of the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

Section 5.4. Notices.

(a) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all affected holders of the Series L Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

(b) The Corporation shall give written notice to all holders of the Series L Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(c) The Corporation shall also give written notice to the holders of the Series L Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

Section 5.5. Drag Along Right. In the event that all of the then outstanding Series B Preferred Stock is converted pursuant to Article IV.D.5. of the Charter, upon such conversion of the Series B Preferred Stock, all of the then outstanding Series L Preferred Stock shall be converted automatically into shares of Conversion Stock, the and holders of Series L Preferred Stock shall surrender all of their stock certificates representing Series L Preferred Stock in exchange for certificates representing the number of shares Conversion Stock then issuable upon conversion of such series of Series L Preferred Stock in accordance with this Article V.

ARTICLE VI

PURCHASE RIGHTS

If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”) and such rights are not concurrently granted to the holders of the Preferred Stock, then each holder of Initially Designated Preferred Stock or the Series L Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder’s Initially Designated Preferred Stock or Series L Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

ARTICLE VII

REGISTRATION OF TRANSFER

The Corporation shall keep or have its agent keep a register for the registration of the Series L Preferred Stock. Upon the surrender of any certificate representing the Series L Preferred Stock at a place designated by the Corporation, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefore representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series L Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series L Preferred Stock represented by the surrendered certificate.

ARTICLE VIII

REPLACEMENT

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing the Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor, its own agreement to indemnify the Corporation shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall be (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of the Series L Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

ARTICLE IX

DEFINITIONS

To the extent not defined herein, terms shall have the meaning set forth in the Charter.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through ownership of Voting Securities, contract or otherwise.

“Common Stock” means, collectively, the Corporation’s common stock, par value $0.004 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

“Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 5C(i) and 5C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

“Conversion Price” initially means $0.10 for the Series L Preferred Stock.

“Conversion Stock” means shares of the Corporation’s Common Stock; provided, that if there is a change such that the securities issuable upon conversion of the Series L Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of the Series L Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

“Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

“Corporation” means Velocity Express Corporation, a Delaware corporation, or, where applicable (for example, in connection with agreements dated prior to the date of incorporation of the Corporation under the GCL), UST. Where applicable, reference to certain agreements of the Corporation entered into prior to its incorporation under the Delaware General Corporation Law refer to those as assumed by the surviving entity as a matter of law under the merger between the Corporation and UST, effective on January 4, 2002.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Junior Securities” has the meaning set forth in Section 1 of the Charter.

“Liquidation Event” has the meaning set forth in Section 3.

“Liquidation Value” of any share of Series L Preferred Stock shall be equal to $1.00.

“Market Price” of any security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of the twenty (20) consecutive trading days immediately prior to the day for which “Market Price” is being determined. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Price” shall be the fair value thereof determined jointly by the Corporation and the holders of at least two-thirds of each of the then outstanding classes of Preferred Stock, voting as individual classes. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined jointly by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of at least two-thirds of each of the then outstanding classes of Preferred Stock, voting as individual classes. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Permitted Issuances” means the acts described in Section 5B(iii) of the Charter.

“Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Stock” shall have the meaning set forth in the Charter.

“Series B Preferred Stock” shall mean the Corporation’s Series B Convertible Preferred Stock, par value $0.004 per share.

“Series C Preferred Stock” shall mean the Corporation’s Series C Convertible Preferred Stock, par value $0.004 per share.

“Series D Preferred Stock” shall mean the Corporation’s Series D Convertible Preferred Stock, par value $0.004 per share.

“Series F Preferred Stock” shall mean the Corporation’s Series F Convertible Preferred Stock, par value $0.004 per share.

“Series G Preferred Stock” shall mean the Corporation’s Series G Convertible Preferred Stock, par value $0.004 per share.

“Series H Preferred Stock” shall mean the Corporation’s Series H Convertible Preferred Stock, par value $0.004 per share.

“Series I Preferred Stock” shall mean the Corporation’s Series I Convertible Preferred Stock, par value $0.004 per share.

“Series J Preferred Stock” shall mean the Corporation’s Series J Convertible Preferred Stock, par value $0.004 per share.

“Series K Preferred Stock” shall mean the Corporation’s Series K Convertible Preferred Stock, par value $0.004 per share.

“Series L Preferred Stock” shall mean the Corporation’s Series L Convertible Preferred Stock, par value $0.004 per share.

“Share” has the meaning set forth in Section 3.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

“Voting Securities” means securities of the Corporation ordinarily having the power to vote for the election of directors of the Corporation; provided, that when the term “Voting Securities” is used with respect to any other Person, it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

ARTICLE X

AMENDMENT AND WAIVER

No amendment, modification or waiver shall be binding or effective with respect to any provisions hereof without the prior written consent of the holders of at least two-thirds of Series L Preferred Stock outstanding, voting as separate class, at the time such action is taken.

ARTICLE XI

NOTICES

Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES M CONVERTIBLE PREFERRED STOCK

OF

VELOCITY EXPRESS CORPORATION

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Velocity Express Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies that, pursuant to authority vested in the Board of Directors of the Company by Article IV of the Certificate of Incorporation of the Company, the following resolution was adopted as of December 20, 2005, by the Board of Directors of the Company pursuant to Section 151 of the Delaware General Corporation Law:

“RESOLVED” that, pursuant to authority vested in the Board of Directors of the Company by Article IV of the Company’s Certificate of Incorporation, out of the total authorized number of 299,515,270 shares of its preferred stock, par value $0.004 per share (“Preferred Stock”), there shall be designated a series of 7,500,000 shares which shall be issued in and constitute a single series to be known as “Series M Convertible Preferred Stock” (hereinafter called the “Series M Preferred Stock”). The shares of Series M Preferred Stock have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

1. Certain Definitions.

As used in this Certificate of Designations, Preferences and Rights of Series M Convertible Preferred Stock of Velocity Express Corporation, the following terms shall have the respective meanings set forth below:

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Common Stock” means the common stock, $0.004 par value per share, of the Company, including the stock into which the Series M Preferred Stock is convertible, and any securities into which the Common Stock may be reclassified.

“Excluded Stock” means (A) capital stock, Options (as defined in Section 4D(1)) or Convertible Securities (as defined in Section 4D(l)) issued to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided that such securities have not been amended since the date hereof, (C) securities issued pursuant to that certain Purchase Agreement dated December 21, 2004, among the Company and the Investors named therein (the “Purchase Agreement”) and securities issued upon the exercise or conversion of those securities, (D) capital stock or Convertible Securities issued to a lender in connection with the provision of credit to the Company, (E) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Series M Preferred Stock) and (F) any issuance of shares of Series N, O, P or Q Convertible Preferred Stock, including without limitation any issuance in payment of dividends with respect to the same series of preferred stock.

“Person” shall be construed in the broadest sense and means and includes any natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and other entity or governmental or quasi-governmental entity.

“Series M Stated Value” means $3.685 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Series M Preferred Stock occurring after the date hereof).

“Subsidiary” means any corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person;

2. Dividends.

(a) Each holder of Series M Preferred Stock, in preference and priority to the holders of all other classes of stock other than holders of the Company’s Series P Convertible Preferred Stock (“Series P Preferred”) and Series Q Convertible Preferred Stock (“Series Q Preferred”), shall be entitled to receive, with respect to each share of Series M Preferred Stock then outstanding and held by such holder of Series M Preferred Stock, dividends, commencing from the date of issuance of such share of Series M Preferred Stock, at the rate of six percent (6%) per annum of the Series M Stated Value (the “Series M Preferred Dividends”). The Series M Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day

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of March, June, September and December in each year. During the first two (2) years following the date of issuance, the Series M Preferred Dividends shall be paid by issuing to each holder of Series M Preferred Stock such number of shares of Series M Preferred Stock equal to the Series M Preferred Dividend divided by the Series M Stated Value (“PIK Shares”). From and after the second anniversary of the date of issuance, the Company shall have the option to pay the Series M Preferred Dividends in PIK Shares or in cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series M Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series M Preferred Stock for a given dividend period.

(b) No dividends shall be paid on any Common Stock of the Company or any other capital stock of the Company other than the Series Q Preferred during any fiscal year of the Company until all outstanding Series M Preferred Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid or declared and set apart for payment to the holders of Series M Preferred Stock.

(c) In the event that the Company shall at any time pay a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock) or any other class or series of capital stock of the Company other than the Series P Preferred and the Series Q Preferred, the Company shall, at the same time, pay to each holder of Series M Preferred Stock a dividend equal to the dividend that would have been payable to such holder if the shares of Series M Preferred Stock held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends.

3. Liquidation; Redemption. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series M Preferred Stock shall rank (i) senior to the holders of the Common Stock and any other class or series of capital stock of the Company other than the Series P Preferred and the Series Q Preferred, (ii) junior to the holders of the Series Q Preferred, and (iii) on parity with the holders of the Series P Preferred, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series M Stated Value plus any accrued and unpaid Series M Preferred Dividends (the “Liquidation Preference”). If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of the Series M Preferred Stock and any class or Series of capital stock ranking on a parity with the Series M Preferred Stock as to such distributions shall be insufficient to permit payment to the holders of the Series M Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the holders of Series M Preferred Stock and the holders of such class or series of capital stock ranking on a parity with the Series M Preferred Stock as to such distributions according to the preferential amounts due thereon. Unless waived in writing by the holders of at least 62.5 percent of the Series M Preferred Stock then outstanding, voting together as one class, a consolidation or merger of the Company into or with any other entity or entities, or the sale or transfer by the Company of all or substantially all its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale (each such

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transaction being hereinafter referred to as a “Corporate Transaction”) shall be deemed to be a liquidation within the meaning of this Section 3; provided, however, that the holder(s) of any share or shares of Series M Preferred Stock shall have the right, at its option, upon consummation of a Corporate Transaction, to require the Company to redeem such holder(s) share or shares of Series M Preferred Stock for an amount equal to such holder’s Liquidation Preference.

4. Conversion.

4A. Right to Convert; Mandatory Conversion.

(a) Subject to the terms and conditions of this paragraph 4A, the holder of any share or shares of Series M Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series M Preferred Stock into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series M Preferred Stock so to be converted by the Liquidation Preference per share and dividing the result by the conversion price of $3.685 per share or, if there has been an adjustment of the conversion price, by the conversion price as last adjusted and in effect at the date any share or shares of Series M Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the “Conversion Price”). Such rights of conversion shall be exercised by the holder thereof by surrender of a certificate or certificates for the shares to be converted to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of the Series M Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a properly completed notice of conversion in the form attached to the Series M Preferred Stock certificate with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock, shall be issued. Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Company and the certificate or certificates for such shares shall have been surrendered as aforesaid.

(b) All issued and outstanding shares of Series M Preferred Stock shall be converted into fully paid and nonassessable whole shares of Common Stock at the Conversion Price automatically and without any action on the part of the holders thereof upon the vote or written consent of the holders of at least 62.5% of the issued and outstanding shares of Series M Preferred Stock. The Company shall provide prompt written notice to the holders of Series M Preferred Stock of any conversion effected pursuant to this subsection 4A(b) but in no event more than five days after the effective date of such conversion. From and after any conversion effected pursuant to this subsection 4A(b), the holders of the Series M Preferred Stock shall have the right to receive shares of Common Stock in accordance with and upon compliance with the other provisions of subsections 4A, 4B and 4C hereof.

4B. Issuance of Certificates; Time Conversion Effected. Promptly after the conversion of the Series M Preferred Stock and surrender of the certificate or certificates for the share or shares of the Series M Preferred Stock being converted, the Company shall issue and

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deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series M Preferred Stock. Upon the effective date of any such conversion, the rights of the holder of the shares of Series M Preferred Stock being converted shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

4C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of the Series M Preferred Stock into Common Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. In case the number of shares of Series M Preferred Stock represented by the certificate or certificates surrendered pursuant to subsection 4A(a) exceeds the number of shares converted, the Company shall upon such conversion, execute and deliver to the holder thereof at the expense of the Company, a new certificate for the number of shares of Series M Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

4D. Adjustment of Conversion Price. If the Company shall issue or sell, or is, in accordance with subsection 4D(1) through 4D(8) below, deemed to have issued or sold, any Additional Shares of Common Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Conversion Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Conversion Price	=	(A x B) + D
A+C

where

“A” equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;

“B” equals the Conversion Price in effect immediately preceding such Trigger Issuance;

“C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Conversion Price after giving effect to such Trigger Issuance be greater than the Conversion Price in effect prior to such Trigger Issuance.

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For purposes of this subsection 4D, “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection 4D, other than Excluded Stock.

For purposes of this subsection 4D, the following paragraphs 4D(1) to 4D(8) shall also be applicable:

4D(1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection 4D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

4D(2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion of exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon

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conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection 4D(3), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection 4D.

4D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 4D(1) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 4D(1) or 4D(2), or the rate at which Convertible Securities referred to in subsections 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 4(D) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 4(D) (including without limitation, upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

4D(4) Stock Dividends. Subject to the provisions of this subsection 4D, in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration; provided, however, that the provisions of this subsection 4D(4) shall not apply to the issuance of PIK Shares in accordance with the terms hereof.

4D(5) Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

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4D(6) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the holder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the holder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the holder are unable to agree upon the fair market value of the Additional Rights, the Company and the holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the holder.

4D(7) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

4D(8) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 4D.

4E Stock Splits and Dividends. If the Company shall, at any time or from time to time while the Series M Preferred Stock is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger

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in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective shall be adjusted by the Company so that the holder thereafter converting its shares of Series M Preferred Stock shall be entitled to receive the number of shares of Common Stock or other capital stock which the such holder would have received if the shares of Series M Preferred Stock had been converted immediately prior to such event. Such adjustments shall be made successively whenever any event listed above shall occur.

4F. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Company shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock but not holders of Series M Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby each holder of a share or shares of Series M Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the conversion of such share or shares of the Series M Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Conversion Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of the Common Stock of the Company outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

4G. Distributions. In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 4E), or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or

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warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other exchange or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the holders of at least 62.5% of the outstanding Series M Preferred Stock. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by a holder of Series M Preferred Stock prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the holders of at least 62.5% of the outstanding Series M Preferred Stock are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the holders of at least 62.5% of the outstanding Series M Preferred Stock shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and such holders. Such adjustment shall be made successively whenever such a payment date is fixed.

4H. Effective Date of Adjustment. An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

4I. Subsequent Adjustments. In the event that, as a result of an adjustment made pursuant to this Section 4, holders of Series M Preferred Stock shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon the conversion of the Series M Preferred Stock shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares contained herein.

4J. Notice of Adjustment. Upon any adjustment of the Conversion Price, then, and in each such case the Company shall give written notice thereof by first class mail, postage prepaid, addressed to each holder of shares of Series M Preferred Stock at the address of such holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

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4K. Other Notices. In case at any time:

(1) the Company shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(2) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of such stock of any class or other rights;

(3) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with, or a sale of all or substantially all its assets to, another corporation; or

(4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series M Preferred Stock at the address of such holder as shown on the books of the Company, (a) at least 15 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

4L. Stock to be Reserved.

(1) The Company will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series M Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series M Preferred Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes) and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Company will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. The Company will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all options and conversion of Convertible Securities, including upon conversion of the Series M Preferred Stock, would exceed the total number of shares of such class of Common Stock then authorized by the Company’s Certificate of Incorporation.

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(2) The Company will at all times reserve and keep available out of its authorized Series M Preferred Stock such number of shares of Series M Preferred Stock as is equal to the number of shares of Series M Preferred Stock then outstanding. All shares of Series M Preferred Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes).

4M. No Reissuance of Series M Preferred Stock. Shares of Series M Preferred Stock that are converted into shares of Common Stock as provided herein shall be retired and may not be reissued as Series M Preferred Stock but may be reissued as all or part of another series of Preferred Stock.

4N. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series M Preferred Stock shall be made without charge to the holders thereof for any issuance tax, stamp tax, transfer tax, duty or charge in respect thereof, provided that the Company shall not be required to pay any tax, duty or charge which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series M Preferred Stock which is being converted.

4O. Closing of Books. The Company will at no time close its transfer books against the transfer of any Series M Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series M Preferred Stock in any manner which interferes with the timely conversion of such Series M Preferred Stock; provided, however, nothing herein shall be construed to prevent the Company from setting record dates for the holders of its securities.

5. Voting - Series M Preferred Stock.

(a) So long as shares of Series M Preferred Stock are outstanding, the Company shall give the holders of the Series M Preferred Stock written notice of each meeting of the Company’s Board of Directors and each committee thereof at least at the same time and in the same manner as notice is given to the directors and the holders of the Series M Preferred Stock shall have the right to designate (in such manner as they shall determine in their sole discretion) three representatives who shall have the right to attend as observers all meetings of the Company’s Board of Directors and all committees thereof; provided that in the case of telephonic meetings conducted in accordance with the Company’s bylaws and applicable law, the holders’ representatives shall be given the opportunity to listen to such telephonic meetings. The holders’ representatives shall be entitled to receive all written materials and other information (including without limitation copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or of any committee thereof, the Company shall

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give written notice thereof to the holders’ representative and each of the Company’s directors prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. The Company shall pay the reasonable out-of-pocket expenses of the holders’ representatives incurred in connection with attending such board and committee meetings.

(b) So long as shares of Series M Preferred Stock are outstanding, the holders of Series M Preferred Stock, voting as a separate class, shall have the right to elect one member of Company’s Board of Directors (the “Series M Director”). The Company shall pay the reasonable out-of-pocket expenses of the Series M Director incurred in connection with attending meetings of the Company’s Board of Directors and any committees thereof on which such Series M Director serves. During the term of any Series M Director elected by the holders of Series M Preferred Stock in accordance with this subsection 5(b), the number of observers which such holders have the right to designate pursuant to subsection 5(a) shall be reduced to two.

(c) In addition to any class voting rights provided by law and this Certificate of Designation, the holders of Series M Preferred Stock shall have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote (including the election of directors other than the Series M Director). With respect to the voting rights of the holders of the Series M Preferred Stock pursuant to the preceding sentence, each holder of Series M Preferred Stock shall be entitled to one vote for each share of Common Stock that would be issuable to such holder upon the conversion of all the shares of Series M Preferred Stock held by such holder on the record date for the determination of shareholders entitled to vote.

6. Certain Restrictions. In addition to any other vote of the holders of Series M Preferred Stock required by law or by the Certificate of Incorporation, without the prior consent of the holders of at least 62.5% of the outstanding Series M Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Series M Preferred Stock shall vote together as a class, the Company will not:

(a) authorize, create, designate, establish or issue (whether by merger or otherwise) (i) an increased number of shares of Series M Preferred Stock (other than shares of Series M Preferred Stock payable as payment-in-kind dividends on outstanding shares of Series M Preferred Stock), or (ii) any other class or series of capital stock ranking senior to or on parity with the Series M Preferred Stock as to dividends or upon liquidation or reclassify any shares of Common Stock into shares having any preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series M Preferred Stock;

(b) adopt a plan for the liquidation, dissolution or winding up of the affairs of the Company or any recapitalization plan (whether occurring by merger, consolidation or otherwise), file any petition seeking protection under any federal or state bankruptcy or insolvency law or make a general assignment for the benefit of creditors unless the holders of the Series M Preferred Stock will receive an amount in cash at least equal to the Liquidation Preference in such transaction;

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(c) merge into or consolidate with engage in any share exchange with any other Person or permit any Person to merge into or consolidate with or engage in any share exchange the Company if immediately thereafter, less than 50% of the voting power of the surviving entity is retained by the holders of voting power of the Company immediately prior thereto unless the holders of the Series M Preferred Stock will receive an amount in cash at least equal to the Liquidation Preference in such transaction;

(d) adopt any stock option, stock compensation or stock purchase plan (other than the Stock Option Plan (as defined in the Purchase Agreement)), maintain any stock option, stock compensation or stock purchase plan which contains any “evergreen” or formula provisions increasing the number of shares of Common Stock available for grant thereunder (other than customary anti-dilution adjustments) or amend any existing stock option, stock compensation or stock purchase plan so as to increase the number of shares of Common Stock covered thereby;

(e) (not used);

(f) enter into or consummate the sale, lease, transfer, assignment or other disposition of all or any substantial part of its assets, whether in a single transaction or series of related transactions, to any Person unless the holders of the Series M Preferred Stock will receive an amount in cash at least equal to the Liquidation Preference in such transaction;

(g) amend, alter or repeal, whether by merger, consolidation or otherwise, the Certificate of Incorporation or By-laws of the Company or the Resolutions contained in this Certificate of Designations of the Series M Preferred Stock and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series M Preferred Stock, or which would increase or decrease the amount of authorized shares of the Series M Preferred Stock or of any other series of preferred stock ranking senior to the Series M Preferred Stock, with respect to the payment of dividends (whether or not such series of preferred stock is cumulative or noncumulative as to payment of dividends) or upon liquidation

(h) directly or indirectly, declare or pay any dividend (other than dividends permitted pursuant to Section 2 and dividends payable in shares of Common Stock but only to the extent that such stock dividend results in an adjustment of the Conversion Price pursuant to Section 4(D)(4)) or directly or indirectly purchase, redeem, repurchase or otherwise acquire or permit any Subsidiary to redeem, purchase, repurchase or otherwise acquire (or make any payment to a sinking fund for such redemption, purchase, repurchase or other acquisition) any share of Common Stock or any other class or series of the Company’s capital stock (except for shares of Common Stock repurchased from current of former employees, consultants, or directors upon termination of service in accordance with plans approved by the Company board of directors) whether in cash, securities or property or in obligations of the Company or any Subsidiary;

(i) materially change the nature or scope of the business of the Company or enter into any new line of business;

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(j) consummate or agree to make any sale, transfer, assignment, pledge, lease, license or similar transaction by which the Company grants any rights to any of the Company’s intellectual property or technology other than non-exclusive licenses granted by the Company to customers in connection with the sale of the Company’s products in the ordinary course of business consistent with past practices;

(k) increase or decrease the number of directors comprising the Company’s Board of Directors (including the Series M Director); or

(l) agree to do any of the foregoing.

7. No Waiver. Except as otherwise modified or provided for herein, the holders of Series M Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the Delaware General Corporation Law.

8. No Impairment. The Company will not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all time in good faith assist in the carrying out of all the provisions of this Article IV and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series M Preferred Stock against impairment.”

9. Amendment; Waiver. Any term of the Series M Preferred Stock may be amended or waived (including the adjustment provisions included in Section 4(D) hereof) upon the written consent of the Company and the holders of at least 62.5% of the Series M Preferred Stock then outstanding; provided, however that the number of Conversion Shares issuable hereunder and the Conversion Price may not be amended, and the right to convert the Series M Preferred Stock may not be altered or waived, without the written consent of the holders of all of the Series M Preferred Stock then outstanding.

10. Action By Holders. Any action or consent to be taken or given by the holders of the Series M Preferred Stock may be given either at a meeting of the holders of the Series M Preferred Stock called and held for such purpose or by written consent.

11. Transactions with Affiliates. The Company shall not enter into any transaction with an Affiliate or stockholder of the Company unless the same is approved by: (i) the Audit Committee of the Company’s Board of Directors or (ii) a majority of the members of the Company’s Board of Directors who fall within the definition of “independent” employed within the listing standards promulgated by The Nasdaq Stock Market, Inc.

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CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES N CONVERTIBLE PREFERRED STOCK

OF

VELOCITY EXPRESS CORPORATION

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Velocity Express Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies that, pursuant to authority vested in the Board of Directors of the Company by Article IV of the Certificate of Incorporation of the Company, the following resolution was adopted as of April 14, 2005 by the Board of Directors of the Company pursuant to Section 151 of the Delaware General Corporation Law:

“RESOLVED that, pursuant to authority vested in the Board of Directors of the Company by Article IV of the Company’s Certificate of Incorporation, out of the total authorized number of 299,515,270 shares of its preferred stock, par value $0.004 per share (“Preferred Stock”), there shall be designated a series of 2,544,098 shares which shall be issued in and constitute a single series to be known as “Series N Convertible Preferred Stock” (hereinafter called the “Series N Preferred Stock”). The shares of Series N Preferred Stock have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

1. Certain Definitions.

As used in this Certificate of Designations, Preferences and Rights of Series N Convertible Preferred Stock of Velocity Express Corporation, the following terms shall have the respective meanings set forth below:

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, without correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Common Stock” means the common stock, $0.004 par value per share, of the Company, including the stock into which the Series N Preferred Stock is convertible, and any securities into which the Common Stock may be reclassified.

“Excluded Stock” means (A) capital stock, Options (as defined in Section 4D(1)) or Convertible Securities (as defined in Section 4D(1)) issued to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided that such securities have not been amended since the date hereof, (C) capital stock or Convertible Securities issued to a lender in connection with the provision of credit to the Company, (D) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Series N Preferred Stock) and (E) any issuance of shares of Series M, O, P or Q Convertible Preferred Stock, including without limitation any issuance in payment of dividends with respect to the same series of preferred stock.

“Market Price” means the lower of market value of the Common Stock as of (i) the date of the binding agreement to issue the Series N Preferred Stock or (ii) the date of issuance of the Series N Preferred Stock.

“Person” shall be construed in the broadest sense and means and includes any natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and other entity or governmental or quasi-governmental entity.

“Series N Stated Value” means $3.685 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Series N Preferred Stock occurring after the date hereof).

“Subsidiary” means any corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

2. Dividends.

(a) Each holder of Series N Preferred Stock, in preference and priority to the holders of all other classes of stock other than holders of the Company’s Series M Convertible Preferred Stock (“Series M Preferred”), Series P Convertible Preferred Stock (“Series P Preferred”) and Series Q Convertible Preferred Stock (“Series Q Preferred”), shall be entitled to receive, with respect to each share of Series N Preferred Stock then outstanding and held by such holder of Series N Preferred Stock, dividends, commencing from the date of issuance of such share of Series N

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Preferred Stock, at the rate of six percent (6%) per annum of the Series N Stated Value (the “Series N Preferred Dividends”). The Series N Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day of March, June, September and December in each year. During the first two (2) years following the date of issuance, the Series N Preferred Dividends shall be paid by issuing to each holder of Series N Preferred Stock such number of shares of Series N Preferred Stock equal to the Series N Preferred Dividend divided by the Series N Stated Value (“PIK Shares”). From and after the second anniversary of the date of issuance, the Company shall have the option to pay the Series N Preferred Dividends in PIK Shares or in cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series N Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series N Preferred Stock for a given dividend period.

(b) No dividends shall be paid on any Common Stock of the Company or any other capital stock of the Company other than the Series M Preferred, Series P Preferred and the Series Q Preferred during any fiscal year of the Company until all outstanding Series N Preferred Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid or declared and set apart for payment to the holders of Series N Preferred Stock.

(c) In the event that the Company shall at any time pay a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock) or any other class or series of capital stock of the Company other than the Series M Preferred, Series P Preferred and the Series Q Preferred, the Company shall, at the same time, pay to each holder of Series N Preferred Stock a dividend equal to the dividend that would have been payable to such holder if the shares of Series N Preferred Stock held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends.

3. Liquidation; Redemption. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series N Preferred Stock shall rank (i) senior to the holders of the Common Stock and any other class or series of capital stock of the Company other than the Series M Preferred, Series P Preferred and the Series Q Preferred and (ii) junior to the holders of the Series M Preferred, Series P Preferred and the Series Q Preferred, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series N Stated Value plus any accrued and unpaid Series N Preferred Dividends (the “Liquidation Preference”). If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of the Series N Preferred Stock and any class or Series of capital stock ranking on a parity with the Series N Preferred Stock as to such distributions shall be insufficient to permit payment to the holders of the Series N Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the holders of Series N Preferred Stock and the holders of such class or series of capital stock ranking on a parity with the Series N Preferred Stock as to such distributions according to the preferential amounts due thereon. Unless waived in writing by the holders of at least 62.5 percent of the Series N Preferred Stock then outstanding, voting together as one class, a consolidation or merger of the Company into or with any other entity or entities, or the sale or transfer by the Company of all or substantially all its assets, in each case under circumstances

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in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale (each such transaction being hereinafter referred to as a “Corporate Transaction”) shall be deemed to be a liquidation within the meaning of this Section 3; provided, however, that the holder(s) of any share or shares of Series N Preferred Stock shall have the right, at its option, upon consummation of a Corporate Transaction, to require the Company to redeem such holder(s) share or shares of Series N Preferred Stock for an amount equal to such holder’s Liquidation Preference.

4. Conversion.

4A. Right to Convert. Subject to the terms and conditions of this paragraph 4A, the holder of any share or shares of Series N Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series N Preferred Stock into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series N Preferred Stock so to be converted by the Liquidation Preference per share and dividing the result by the conversion price of $3.685 per share or, if there has been an adjustment of the conversion price, by the conversion price as last adjusted and in effect at the date any share or shares of Series N Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the “Conversion Price”). Such rights of conversion shall be exercised by the holder thereof by surrender of a certificate or certificates for the shares to be converted to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of the Series N Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a properly completed notice of conversion in the form attached to the Series N Preferred Stock certificate with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock, shall be issued. Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Company and the certificate or certificates for such shares shall have been surrendered as aforesaid.

4B. Issuance of Certificates; Time Conversion Effected. Within three business days after the conversion of the Series N Preferred Stock and surrender of the certificate or certificates for the share or shares of the Series N Preferred Stock being converted, the Company shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series N Preferred Stock. Upon the effective date of any such conversion, the rights of the holder of the shares of Series N Preferred Stock being converted shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

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4C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of the Series N Preferred Stock into Common Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. In case the number of shares of Series N Preferred Stock represented by the certificate or certificates surrendered pursuant to subsection 4A(a) exceeds the number of shares converted, the Company shall upon such conversion, execute and deliver to the holder thereof at the expense of the Company, a new certificate for the number of shares of Series N Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

4D. Adjustment of Conversion Price. If the Company shall issue or sell, or is, in accordance with subsections 4D(1) through 4D(8) below, deemed to have issued or sold, any Additional Shares of Common Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Conversion Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Conversion Price	=	(A x B) + D
A + C

where

“A” equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;

“B” equals the Conversion Price in effect immediately preceding such Trigger Issuance;

“C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Conversion Price after giving effect to such Trigger Issuance be greater than the Conversion Price in effect prior to such Trigger Issuance.

For purposes of this subsection 4D, “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection 4D, other than Excluded Stock.

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For purposes of this subsection 4D, the following paragraphs 4D(1) to 4D(8) shall also be applicable:

4D(1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection 4D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

4D(2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection 4D(3), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection 4D.

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4D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 4D(1) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 4D(1) or 4D(2), or the rate at which Convertible Securities referred to in subsections 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 4(D) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 4(D) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

4D(4) Stock Dividends. Subject to the provisions of this subsection 4D, in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration; provided, however, that the provisions of this subsection 4D(4) shall not apply to the issuance of PIK Shares in accordance with the terms hereof.

4D(5) Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

4D(6) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses

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incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the holder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the holder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the holder are unable to agree upon the fair market value of the Additional Rights, the Company and the holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the holder.

4D(7) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

4D(8) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 4D.

4E. Stock Splits and Dividends. If the Company shall, at any time or from time to time while the Series N Preferred Stock is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective shall be adjusted by the Company so that the holder thereafter converting its shares of Series N Preferred Stock shall be entitled to receive the number of shares of Common Stock or other capital stock which the such holder would have received if the shares of Series N Preferred Stock had been converted immediately prior to such event. Such adjustments shall be made successively whenever any event listed above shall occur.

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4F. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Company shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock but not holders of Series N Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby each holder of a share or shares of Series N Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the conversion of such share or shares of the Series N Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Conversion Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of the Common Stock of the Company outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

4G. Distributions. In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 4E), or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the closing sale price of one share of Common Stock on Nasdaq, the

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Bulletin Board or such other exchange or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the holders of at least 62.5% of the outstanding Series N Preferred Stock. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by a holder of Series N Preferred Stock prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the holders of at least 62.5% of the outstanding Series N Preferred Stock are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the holders of at least 62.5% of the outstanding Series N Preferred Stock shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and such holders. Such adjustment shall be made successively whenever such a payment date is fixed.

4H. Effective Date of Adjustment. An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

4I. Subsequent Adjustments. In the event that, as a result of an adjustment made pursuant to this Section 4, holders of Series N Preferred Stock shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon the conversion of the Series N Preferred Stock shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares contained herein.

4J. Notice of Adjustment. Upon any adjustment of the Conversion Price, then, and in each such case the Company shall give written notice thereof by first class mail, postage prepaid, addressed to each holder of shares of Series N Preferred Stock at the address of such holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4K. Other Notices. In case at any time:

(1) the Company shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(2) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of such stock of any class or other rights;

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(3) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with, or a sale of all or substantially all its assets to, another corporation; or

(4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series N Preferred Stock at the address of such holder as shown on the books of the Company, (a) at least 15 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

4L. Stock to be Reserved.

(1) The Company will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series N Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series N Preferred Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes) and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Company will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. The Company will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all options and conversion of Convertible Securities, including upon conversion of the Series N Preferred Stock, would exceed the total number of shares of such class of Common Stock then authorized by the Company’s Certificate of Incorporation.

(2) The Company will at all times reserve and keep available out of its authorized Series N Preferred Stock such number of shares of Series N Preferred Stock as is equal to the number

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of shares of Series N Preferred Stock then outstanding. All shares of Series N Preferred Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes).

4M. No Reissuance of Series N Preferred Stock. Shares of Series N Preferred Stock that are converted into shares of Common Stock as provided herein shall be retired and may not be reissued as Series N Preferred Stock but may be reissued as all or part of another series of Preferred Stock.

4N. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series N Preferred Stock shall be made without charge to the holders thereof for any issuance tax, stamp tax, transfer tax, duty or charge in respect thereof, provided that the Company shall not be required to pay any tax, duty or charge which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series N Preferred Stock which is being converted.

4O. Closing of Books. The Company will at no time close its transfer books against the transfer of any Series N Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series N Preferred Stock in any manner which interferes with the timely conversion of such Series N Preferred Stock; provided, however, nothing herein shall be construed to prevent the Company from setting record dates for the holders of its securities.

4P. Beneficial Ownership Limitation. Any holder of Series N Preferred Stock may, upon delivering written notice to the Company, irrevocably elect to have all (but not some) of its Series N Preferred Stock to be governed by this Section 4P (each such holder being an “Electing Holder”). With respect to each Electing Holder, the Company shall not effect any conversion of its Series N Preferred Stock, and an Electing Holder shall not have the right to convert any portion of its Series N Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable notice of conversion, such Electing Holder (together with such holder’s Affiliates, and any other person or entity acting as a group together with such holder or any of such holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by an Electing Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series N Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock that are issuable upon (A) conversion of the remaining, unconverted Series N Preferred Stock beneficially owned by such Electing Holder and its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including the warrants originally issued in conjunction with the Series N Preferred Stock) beneficially owned by such Electing Holder and its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4P, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4P applies, the determination of whether the Series N Preferred Stock is convertible (in

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relation to other securities owned by such holder together with any Affiliates) and of how many shares of Series N Preferred Stock are convertible shall be in the sole discretion of such Electing Holder, and the submission of a notice of conversion shall be deemed to be such Electing Holder’s determination of whether the shares of Series N Preferred Stock may be converted (in relation to other securities owned by such Electing Holder together with any Affiliates) and how many shares of the Series N Preferred Stock are convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Electing Holder will be deemed to represent to the Company each time it delivers a notice of conversion that such notice of conversion has not violated the restrictions set forth in this Section 4P and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4P, in determining the number of outstanding shares of Common Stock, an Electing Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of an Electing Holder, the Company shall within two business days confirm orally and in writing to such Electing Holder the number of shares of Common Stock outstanding as of the most recent practicable date. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series N Preferred Stock, by such Electing Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series N Preferred Stock held by the applicable Electing Holder. The Beneficial Ownership Limitation provisions of this Section 4P may be waived by such holder, at the election of such Electing Holder, upon not less than 61 days’ prior written notice to the Company, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of Series N Preferred Stock held by the applicable Electing Holder and the provisions of this Section 4P shall continue to apply. Upon such a change by an Electing Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation shall not be further waived by such Electing Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4P to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to any successor to an Electing Holder.

5. Voting - Series N Preferred Stock. In addition to any class voting rights provided by law and this Certificate of Designations, the holders of Series N Preferred Stock shall have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote. With respect to the voting rights of the holders of the Series N Preferred Stock pursuant to the preceding sentence, each holder of Series N

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Preferred Stock shall be entitled to vote a number of votes equal to the ratio of the Series N Stated Value to the Market Price multiplied by the number of shares held by such holder, rounded down to the nearest whole number.

6. Certain Restrictions. In addition to any other vote of the holders of Series N Preferred Stock required by law or by the Certificate of Incorporation, without the prior consent of the holders of at least 62.5% of the outstanding Series N Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Series N Preferred Stock shall vote together as a class, the Company will not:

(a) authorize, create, designate, establish or issue (whether by merger or otherwise) (i) an increased number of shares of Series N Preferred Stock (other than shares of Series N Preferred Stock payable as payment-in-kind dividends on outstanding shares of Series N Preferred Stock), or (ii) any other class or series of capital stock ranking senior to or on parity with the Series N Preferred Stock as to dividends or upon liquidation or reclassify any shares of Common Stock into shares having any preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series N Preferred Stock;

(b) adopt a plan for the liquidation, dissolution or winding up of the affairs of the Company or any recapitalization plan (whether occurring by merger, consolidation or otherwise), file any petition seeking protection under any federal or state bankruptcy or insolvency law or make a general assignment for the benefit of creditors unless the holders of the Series N Preferred Stock will receive an amount in cash at least equal to the Liquidation Preference in such transaction;

(c) merge into or consolidate with engage in any share exchange with any other Person or permit any Person to merge into or consolidate with or engage in any share exchange the Company if immediately thereafter, less than 50% of the voting power of the surviving entity is retained by the holders of voting power of the Company immediately prior thereto unless the holders of the Series N Preferred Stock will receive an amount in cash at least equal to the Liquidation Preference in such transaction;

(d) adopt any stock option, stock compensation or stock purchase plan (other than the Stock Option Plan (as defined in the Purchase Agreement)), maintain any stock option, stock compensation or stock purchase plan which contains any “evergreen” or formula provisions increasing the number of shares of Common Stock available for grant thereunder (other than customary anti-dilution adjustments) or amend any existing stock option, stock compensation or stock purchase plan so as to increase the number of shares of Common Stock covered thereby;

(e) (not used);

(f) enter into or consummate the sale, lease, transfer, assignment or other disposition of all or any substantial part of its assets, whether in a single transaction or series of related transactions, to any Person unless the holders of the Series N Preferred Stock will receive an amount in cash at least equal to the Liquidation Preference in such transaction;

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(g) amend, alter or repeal, whether by merger, consolidation or otherwise, the Certificate of Incorporation or By-laws of the Company or the Resolutions contained in this Certificate of Designations of the Series N Preferred Stock and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series N Preferred Stock, or which would increase or decrease the amount of authorized shares of the Series N Preferred Stock or of any other series of preferred stock ranking senior to the Series N Preferred Stock, with respect to the payment of dividends (whether or not such series of preferred stock is cumulative or noncumulative as to payment of dividends) or upon liquidation;

(h) directly or indirectly, declare or pay any dividend (other than dividends permitted pursuant to Section 2 and dividends payable in shares of Common Stock but only to the extent that such stock dividend results in an adjustment of the Conversion Price pursuant to Section 4(D)(4)) or directly or indirectly purchase, redeem, repurchase or otherwise acquire or permit any Subsidiary to redeem, purchase, repurchase or otherwise acquire (or make any payment to a sinking fund for such redemption, purchase, repurchase or other acquisition) any share of Common Stock or any other class or series of the Company’s capital stock (except for shares of Common Stock repurchased from current of former employees, consultants, or directors upon termination of service in accordance with plans approved by the Company board of directors) whether in cash, securities or property or in obligations of the Company or any Subsidiary;

(i) materially change the nature or scope of the business of the Company or enter into any new line of business;

(j) consummate or agree to make any sale, transfer, assignment, pledge, lease, license or similar transaction by which the Company grants any rights to any of the Company’s intellectual property or technology other than non-exclusive licenses granted by the Company to customers in connection with the sale of the Company’s products in the ordinary course of business consistent with past practices;

(k) increase or decrease the number of directors comprising the Company’s Board of Directors; or

(l) agree to do any of the foregoing.

7. No Waiver. Except as otherwise modified or provided for herein, the holders of Series N Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the Delaware General Corporation Law.

8. No Impairment. The Company will not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions hereunder and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series N Preferred Stock against impairment.

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9. Amendment; Waiver. Any term of the Series N Preferred Stock may be amended or waived (including the adjustment provisions included in Section 4(D) hereof) upon the written consent of the Company and the holders of at least 62.5% of the Series N Preferred Stock then outstanding; provided, however that the number of Conversion Shares issuable hereunder and the Conversion Price may not be amended, and the right to convert the Series N Preferred Stock may not be altered or waived, without the written consent of the holders of all of the Series N Preferred Stock then outstanding.

10. Action By Holders. Any action or consent to be taken or given by the holders of the Series N Preferred Stock may be given either at a meeting of the holders of the Series N Preferred Stock called and held for such purpose or by written consent.

11. Transactions with Affiliates. The Company shall not enter into any transaction with an Affiliate or stockholder of the Company unless the same is approved by: (i) the Audit Committee of the Company’s Board of Directors or (ii) a majority of the members of the Company’s Board of Directors who fall within the definition of “independent” employed within the listing standards promulgated by The Nasdaq Stock Market, Inc.

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CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES O CONVERTIBLE PREFERRED STOCK

OF

VELOCITY EXPRESS CORPORATION

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Velocity Express Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies that, pursuant to authority vested in the Board of Directors of the Company by Article IV of the Certificate of Incorporation of the Company, the following resolution was adopted as of July 18, 2005 by the Board of Directors of the Company pursuant to Section 151 of the Delaware General Corporation Law:

“RESOLVED that, pursuant to authority vested in the Board of Directors of the Company by Article IV of the Company’s Certificate of Incorporation, out of the total authorized number of 299,515,270 shares of its preferred stock, par value $0.004 per share (“Preferred Stock”), there shall be designated a series of 1,625,000 shares which shall be issued in and constitute a single series to be known as “Series O Convertible Preferred Stock” (hereinafter called the “Series O Preferred Stock”). The shares of Series O Preferred Stock have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

1. Certain Definitions.

As used in this Certificate of Designations, Preferences and Rights of Series O Convertible Preferred Stock of Velocity Express Corporation, the following terms shall have the respective meanings set forth below:

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Common Stock” means the common stock, $0.004 par value per share, of the Company, including the stock into which the Series O Preferred Stock is convertible, and any securities into which the Common Stock may be reclassified.

“Excluded Stock” means (A) capital stock, Options (as defined in Section 4D(1)) or Convertible Securities (as defined in Section 4D(1)) issued to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided that such securities have not been amended since the date hereof, (C) capital stock or Convertible Securities issued to a lender in connection with the provision of credit to the Company, (D) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Series N Preferred Stock) and (E) any issuance of shares of Series M, N, P or Q Convertible Preferred Stock, including without limitation any issuance in payment of dividends with respect to the same series of preferred stock.

“Market Price” means the lower of market value of the Common Stock as of (i) the date of the binding agreement to issue the Series O Preferred Stock or (ii) the date of issuance of the Series O Preferred Stock.

“Person” shall be construed in the broadest sense and means and includes any natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and other entity or governmental or quasi-governmental entity.

“Series O Stated Value” means $4.00 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Series O Preferred Stock occurring after the date hereof).

“Subsidiary” means any corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

2. Dividends.

(a) Each holder of Series O Preferred Stock, in preference and priority to the holders of all other classes of stock other than holders of the Company’s Series M Convertible Preferred Stock (“Series M Preferred”), Series N Convertible Preferred Stock (“Series N Preferred”), Series P Convertible Preferred Stock (“Series P Preferred”) and Series Q Convertible Preferred Stock (“Series Q Preferred”), shall be entitled to receive, with respect to each share of Series O Preferred Stock then outstanding and held by such holder of Series O Preferred Stock, dividends, commencing

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from the date of issuance of such share of Series O Preferred Stock, at the rate of six percent (6%) per annum of the Series O Stated Value (the “Series O Preferred Dividends”). The Series O Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day of March, June, September and December in each year. During the first two (2) years following the date of issuance, the Series O Preferred Dividends shall be paid by issuing to each holder of Series O Preferred Stock such number of shares of Series O Preferred Stock equal to the Series O Preferred Dividend divided by the Series O Stated Value (“PIK Shares”). From and after the second anniversary of the date of issuance, the Company shall have the option to pay the Series O Preferred Dividends in PIK Shares or in cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series O Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series O Preferred Stock for a given dividend period.

(b) No dividends shall be paid on any Common Stock of the Company or any other capital stock of the Company other than the Series M Preferred, Series N Preferred, Series P Preferred and the Series Q Preferred during any fiscal year of the Company until all outstanding Series O Preferred Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid or declared and set apart for payment to the holders of Series O Preferred Stock.

(c) In the event that the Company shall at any time pay a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock) or any other class or series of capital stock of the Company other than the Series M Preferred, Series N Preferred, Series P Preferred and the Series Q Preferred, the Company shall, at the same time, pay to each holder of Series O Preferred Stock a dividend equal to the dividend that would have been payable to such holder if the shares of Series O Preferred Stock held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends.

3. Liquidation; Redemption. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series O Preferred Stock shall rank (i) senior to the holders of the Common Stock, and (ii) junior to the holders of the Series M Preferred, Series N Preferred, Series P Preferred and the Series Q Preferred, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series O Stated Value plus any accrued and unpaid Series O Preferred Dividends (the “Liquidation Preference”). If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of the Series O Preferred Stock and any class or Series of capital stock ranking on a parity with the Series O Preferred Stock as to such distributions shall be insufficient to permit payment to the holders of the Series O Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the holders of Series O Preferred Stock and the holders of such class or series of capital stock ranking on a parity with the Series O Preferred Stock as to such distributions according to the preferential amounts due thereon. Unless waived in writing by the holders of at least 62.5 percent of the Series O Preferred Stock then outstanding, voting together as one class, a consolidation or merger of the Company into or with any other entity or entities, or the sale or transfer by the Company of all or substantially all its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company,

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immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale (each such transaction being hereinafter referred to as a “Corporate Transaction”) shall be deemed to be a liquidation within the meaning of this Section 3; provided, however, that the holder(s) of any share or shares of Series O Preferred Stock shall have the right, at its option, upon consummation of a Corporate Transaction, to require the Company to redeem such holder(s) share or shares of Series O Preferred Stock for an amount equal to such holder’s Liquidation Preference.

4. Conversion.

4A. Right to Convert. Subject to the terms and conditions of this paragraph 4A, the holder of any share or shares of Series O Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series O Preferred Stock into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series O Preferred Stock so to be converted by the Liquidation Preference per share and dividing the result by the conversion price of $4.00 per share or, if there has been an adjustment of the conversion price, by the conversion price as last adjusted and in effect at the date any share or shares of Series O Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the “Conversion Price”). Such rights of conversion shall be exercised by the holder thereof by surrender of a certificate or certificates for the shares to be converted to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of the Series O Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a properly completed notice of conversion in the form attached to the Series O Preferred Stock certificate with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock, shall be issued. Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Company and the certificate or certificates for such shares shall have been surrendered as aforesaid.

4B. Issuance of Certificates; Time Conversion Effected. Within five business days after the conversion of the Series O Preferred Stock and surrender of the certificate or certificates for the share or shares of the Series O Preferred Stock being converted, the Company shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series O Preferred Stock. Upon the effective date of any such conversion, the rights of the holder of the shares of Series O Preferred Stock being converted shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

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4C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of the Series O Preferred Stock into Common Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. In case the number of shares of Series O Preferred Stock represented by the certificate or certificates surrendered pursuant to subsection 4A(a) exceeds the number of shares converted, the Company shall upon such conversion, execute and deliver to the holder thereof at the expense of the Company, a new certificate for the number of shares of Series N Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

4D. Adjustment of Conversion Price. If the Company shall issue or sell, or is, in accordance with subsections 4D(1) through 4D(8) below, deemed to have issued or sold, any Additional Shares of Common Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Conversion Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Conversion Price	=	(A x B) + D
A+C

where

“A” equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;

“B” equals the Conversion Price in effect immediately preceding such Trigger Issuance;

“C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Conversion Price after giving effect to such Trigger Issuance be greater than the Conversion Price in effect prior to such Trigger Issuance.

For purposes of this subsection 4D, “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection 4D, other than Excluded Stock.

In the event that the adjustment to the conversion price would result in the Company issuing a total number of common shares, upon conversion of the Series O Preferred shares, that is in excess of 20% of the Company’s outstanding Common Stock or voting stock as of the date of the Series O Preferred Stock Purchase Agreement, then no adjustment will occur until the Company’s shareholders approve the issuance of the Series O Preferred.

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For purposes of this subsection 4D, the following paragraphs 4D(1) to 4D(8) shall also be applicable:

4D(1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection 4D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

4D(2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection 4D(3), no adjustment of the Conversion Price shall be

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made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection 4D.

4D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 4D(1) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 4D(1) or 4D(2), or the rate at which Convertible Securities referred to in subsections 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 4(D) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 4(D) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

4D(4) Stock Dividends. Subject to the provisions of this subsection 4D, in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration; provided, however, that the provisions of this subsection 4D(4) shall not apply to the issuance of PIK Shares in accordance with the terms hereof.

4D(5) Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

4D(6) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities

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shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the holder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the holder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the holder are unable to agree upon the fair market value of the Additional Rights, the Company and the holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the holder.

4D(7) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

4D(8) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 4D.

4E. Stock Splits and Dividends. If the Company shall, at any time or from time to time while the Series O Preferred Stock is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective shall be adjusted by the Company so that the holder thereafter converting its shares of Series O Preferred Stock shall be entitled to receive the number of shares of Common Stock or other capital stock which the such holder would have received if the shares of Series O Preferred Stock had been converted immediately prior to such event. Such adjustments shall be made successively whenever any event listed above shall occur.

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4F. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Company shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock but not holders of Series O Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby each holder of a share or shares of Series O Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the conversion of such share or shares of the Series O Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Conversion Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of the Common Stock of the Company outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

4G. Distributions. In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 4E), or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date;

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(b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other exchange or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the holders of at least 62.5% of the outstanding Series O Preferred Stock. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by a holder of Series O Preferred Stock prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the holders of at least 62.5% of the outstanding Series O Preferred Stock are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the holders of at least 62.5% of the outstanding Series O Preferred Stock shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and such holders. Such adjustment shall be made successively whenever such a payment date is fixed.

4H. Effective Date of Adjustment. An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

4I. Subsequent Adjustments. In the event that, as a result of an adjustment made pursuant to this Section 4, holders of Series O Preferred Stock shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon the conversion of the Series O Preferred Stock shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares contained herein.

4J. Notice of Adjustment. Upon any adjustment of the Conversion Price, then, and in each such case the Company shall give written notice thereof by first class mail, postage prepaid, addressed to each holder of shares of Series O Preferred Stock at the address of such holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4K. Other Notices. In case at any time:

(1) the Company shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

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(2) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of such stock of any class or other rights;

(3) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with, or a sale of all or substantially all its assets to, another corporation; or

(4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series O Preferred Stock at the address of such holder as shown on the books of the Company, (a) at least 15 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

4L. Stock to be Reserved.

(1) The Company will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series O Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series O Preferred Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes) and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Company will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. The Company will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all options and conversion of Convertible Securities, including upon conversion of the Series O Preferred Stock, would exceed the total number of shares of such class of Common Stock then authorized by the Company’s Certificate of Incorporation.

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(2) The Company will at all times reserve and keep available out of its authorized Series O Preferred Stock such number of shares of Series O Preferred Stock as is equal to the number of shares of Series O Preferred Stock then outstanding. All shares of Series O Preferred Stock, which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes).

4M. No Reissuance of Series O Preferred Stock. Shares of Series O Preferred Stock that are converted into shares of Common Stock as provided herein shall be retired and may not be reissued as Series O Preferred Stock but may be reissued as all or part of another series of Preferred Stock.

4N. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series O Preferred Stock shall be made without charge to the holders thereof for any issuance tax, stamp tax, transfer tax, duty or charge in respect thereof, provided that the Company shall not be required to pay any tax, duty or charge which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series O Preferred Sock which is being converted.

4O. Closing of Books. The Company will at no time close its transfer books against the transfer of any Series O Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series O Preferred Stock in any manner which interferes with the timely conversion of such Series O Preferred Stock; provided, however, nothing herein shall be construed to prevent the Company from setting record dates for the holders of its securities.

4P. Beneficial Ownership Limitation. Any holder of Series O Preferred Stock may, upon delivering written notice to the Company, irrevocably elect to have all (but not some) of its Series O Preferred Stock to be governed by this Section 4P (each such holder being an “Electing Holder”). With respect to each Electing Holder, the Company shall not effect any conversion of its Series O Preferred Stock, and an Electing Holder shall not have the right to convert any portion of its Series O Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable notice of conversion, such Electing Holder (together with such holder’s Affiliates, and any other person or entity acting as a group together with such holder or any of such holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by an Electing Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series O Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock that are issuable upon (A) conversion of the remaining, unconverted Series O Preferred Stock beneficially owned by such Electing Holder and its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including the warrants originally issued in conjunction with the Series O Preferred Stock) beneficially owned by such Electing Holder and its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4P, beneficial ownership

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shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4P applies, the determination of whether the Series O Preferred Stock is convertible (in relation to other securities owned by such holder together with any Affiliates) and of how many shares of Series O Preferred Stock are convertible shall be in the sole discretion of such Electing Holder, and the submission of a notice of conversion shall be deemed to be such Electing Holder’s determination of whether the shares of Series O Preferred Stock may be converted (in relation to other securities owned by such Electing Holder together with any Affiliates) and how many shares of the Series O Preferred Stock are convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Electing Holder will be deemed to represent to the Company each time it delivers a notice of conversion that such notice of conversion has not violated the restrictions set forth in this Section 4P and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4P, in determining the number of outstanding shares of Common Stock, an Electing Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of an Electing Holder, the Company shall within two business days confirm orally and in writing to such Electing Holder the number of shares of Common Stock outstanding as of the most recent practicable date. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series O Preferred Stock, by such Electing Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series O Preferred Stock held by the applicable Electing Holder. The Beneficial Ownership Limitation provisions of this Section 4P may be waived by such holder, at the election of such Electing Holder, upon not less than 61 days’ prior written notice to the Company, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of Series O Preferred Stock held by the applicable Electing Holder and the provisions of this Section 4P shall continue to apply. Upon such a change by an Electing Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation shall not be further waived by such Electing Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4P to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to any successor to an Electing Holder.

5. Voting - Series O Preferred Stock. In addition to any class voting rights provided by law and this Certificate of Designations, the holders of Series O Preferred Stock shall

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have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote. With respect to the voting rights of the holders of the Series O Preferred Stock pursuant to the preceding sentence, each holder of Series O Preferred Stock shall be entitled to vote a number of votes equal to the ratio of the Series O Stated Value to the Market Price multiplied by the number of shares held by such holder, rounded down to the nearest whole number.

6. Certain Restrictions. In addition to any other vote of the holders of Series O Preferred Stock required by law or by the Certificate of Incorporation, without the prior consent of the holders of at least 62.5% of the outstanding Series O Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Series O Preferred Stock shall vote together as a class, the Company will not:

(a) authorize, create, designate, establish or issue (whether by merger or otherwise) (i) an increased number of shares of Series O Preferred Stock (other than shares of Series O Preferred Stock payable as payment-in-kind dividends on outstanding shares of Series O Preferred Stock), or (ii) any other class or series of capital stock ranking senior to or on parity with the Series O Preferred Stock as to dividends or upon liquidation or reclassify any shares of Common Stock into shares having any preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series O Preferred Stock;

(b) adopt a plan for the liquidation, dissolution or winding up of the affairs of the Company or any recapitalization plan (whether occurring by merger, consolidation or otherwise), file any petition seeking protection under any federal or state bankruptcy or insolvency law or make a general assignment for the benefit of creditors unless the holders of the Series O Preferred Stock will receive an amount in cash at least equal to the Liquidation Preference in such transaction;

(c) amend, alter or repeal, whether by merger, consolidation or otherwise, the Certificate of Incorporation or By-laws of the Company or the Resolutions contained in this Certificate of Designations of the Series O Preferred Stock and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series O Preferred Stock, or which would increase or decrease the amount of authorized shares of the Series O Preferred Stock or of any other series of preferred stock ranking senior to the Series O Preferred Stock, with respect to the payment of dividends (whether or not such series of preferred stock is cumulative or noncumulative as to payment of dividends) or upon liquidation;

(d) agree to do any of the foregoing.

7. No Waiver. Except as otherwise modified or provided for herein, the holders of Series O Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the Delaware General Corporation Law.

8. No Impairment. The Company will not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek

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to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions hereunder and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series O Preferred Stock against impairment.

9. Amendment; Waiver. Any term of the Series O Preferred Stock may be amended or waived (including the adjustment provisions included in Section 4(D) hereof) upon the written consent of the Company and the holders of at least 62.5% of the Series O Preferred Stock then outstanding; provided, however that the number of Conversion Shares issuable hereunder and the Conversion Price may not be amended, and the right to convert the Series O Preferred Stock may not be altered or waived, without the written consent of the holders of all of the Series O Preferred Stock then outstanding.

10. Action By Holders. Any action or consent to be taken or given by the holders of the Series O Preferred Stock may be given either at a meeting of the holders of the Series O Preferred Stock called and held for such purpose or by written consent.

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CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES P CONVERTIBLE PREFERRED STOCK

OF

VELOCITY EXPRESS CORPORATION

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Velocity Express Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies that, pursuant to authority vested in the Board of Directors of the Company by Article IV of the Certificate of Incorporation of the Company, the following resolution was adopted as of October 7, 2005 by the Board of Directors of the Company pursuant to Section 151 of the Delaware General Corporation Law:

“RESOLVED that, pursuant to authority vested in the Board of Directors of the Company by Article IV of the Company’s Certificate of Incorporation, out of the total authorized number of 299,515,155 shares of its preferred stock, par value $0.004 per share (“Preferred Stock”), there shall be designated a Series P, 5,022,000 shares which shall be issued in and constitute a single series to be known as “Series P Convertible Preferred Stock” (hereinafter called the “Series P Preferred Stock”). The shares of Series P Preferred Stock have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

1. Certain Definitions.

As used in this Certificate of Designations, Preferences and Rights of Series P Convertible Preferred Stock of Velocity Express Corporation, the following terms shall have the respective meanings set forth below:

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Closing Date” means the Closing Date as defined in the Series P Preferred Stock Purchase Agreement.

“Common Stock” means the common stock, $0.004 par value per share, of the Company, including the stock into which the Series P Preferred Stock is convertible, and any securities into which the Common Stock may be reclassified.

“Excluded Stock” means (A) capital stock, Options (as defined in Section 4D(1)) or Convertible Securities (as defined in Section 4D(1)) issued to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided that such securities have not been amended since the date hereof, (C) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Series N Preferred Stock) and (D) any issuance of shares of Series M, N, O or Q Convertible Preferred Stock, including without limitation any issuance in payment of dividends with respect to the same series of preferred stock.

“Market Price” means the lower of the average closing prices of the Common Stock for the five trading days preceding (i) the date of the binding agreement to issue the Series P Preferred Stock or (ii) the date of issuance of the Series P Preferred Stock.

“Person” shall be construed in the broadest sense and means and includes any natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and other entity or governmental or quasi-governmental entity.

“Registration Statement” means that registration statement required to be filed under the terms of the Series P Preferred Registration Rights Agreement.

“Series P Stated Value” means $3.34 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Series P Preferred Stock occurring after the date hereof).

“Series P Stock Purchase Agreement” means the stock purchase agreement entered into between the Investor and the Company for the purchase and sale of Series P Preferred Stock.

“Subsidiary” means any corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

“Term” means three-years from the Closing Date.

2. Dividends.

(a) Each Holder of Series P Preferred Stock, in preference and priority to the Holders of all other classes of stock other than Holders of the Company’s Series M Convertible Preferred Stock (the “Series M Preferred”) and the Series Q Convertible Preferred Stock (the “Series Q Preferred”), shall be entitled to receive, with respect to each share of Series P Preferred Stock then outstanding and held by such Holder of Series P Preferred Stock, dividends, commencing from the date of issuance of such share of Series P Preferred Stock, at the rate of eight percent (8%) per annum of the Series P Stated Value (the “Series P Preferred Dividends”); provided, however, that from and after the Company’s issuance of not less than 3,960,000 shares of Series Q Preferred, the Series P Preferred dividend rate shall be reduced to six percent (6%) per annum. The Series P Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day of February, May, August and November in each year. At the election of the Company, the Series P Preferred Dividends shall be paid by (a) issuing each Holder of Series P Preferred Stock such number of shares of Series P Preferred Stock equal to the Series P Preferred Dividend divided by the Series P Stated Value (“PIK Shares”), or (b) cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series P Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series P Preferred Stock for a given dividend period.

(b) No dividends shall be paid on any Common Stock of the Company or any other capital stock of the Company other than the Series M Preferred and the Series Q Preferred during any fiscal year of the Company until all outstanding Series P Preferred Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid or declared and set apart for payment to the Holders of Series P Preferred Stock.

(c) In the event that the Company shall at any time pay a dividend on the Common Stock or any other class or series of capital stock of the Company other than the Series M Preferred and the Series Q Preferred, the Company shall, at the same time, pay to each Holder of Series P Preferred Stock a dividend equal to the dividend that would have been payable to such Holder if the shares of Series P Preferred Stock held by such Holder had been converted into Common Stock on the date of determination of Holders of Common Stock entitled to receive such dividends.

3. Liquidation; Redemption. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the Holders of the shares of Series P Preferred Stock shall rank (i) senior to the Holders of the Common Stock and the Company’s Series N Convertible Preferred Stock and Series O Convertible Preferred, (ii) junior to the Holders of Series Q Preferred, and (iii) on parity with the Holders of the Series M Preferred, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series P Stated Value plus any accrued and unpaid Series P Preferred Dividends (the “Liquidation Preference”). No modification of this Liquidation Preference shall be made without the prior written approval of at least 62.5% of the then outstanding Series P Preferred. If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the Holders of the Series P Preferred Stock and any class or Series P capital stock ranking on a parity with the Series P Preferred Stock as to such distributions shall be insufficient to permit payment to the Holders of the Series P Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the Holders of Series P Preferred Stock and the Holders of such class or series of capital stock ranking on a parity with the Series P Preferred Stock as to such distributions according to the preferential amounts due thereon.

4. Redemption.

(a) At any time after the effective date of the Registration Statement and (i) prior to the Term, or (ii) upon a Change of Control, the Company shall have the right, but not the obligation, to redeem all or a portion of the shares of Series P Preferred Stock by tendering to the Holder 130% of the Stated Value of the outstanding Series P Preferred Stock together with all accrued but unpaid dividends. At the Term, the Company shall have the right, but not the obligation, to redeem all or a portion of the shares of Series P Preferred Stock by tendering to the Holder 100% of the Conversion Price together with all accrued but unpaid dividends.

(b) In the event that the Company elects to redeem the Series P prior to the Registration Statement becoming effective, the Company may redeem the Series P by paying to the Investor the greater of: (1) 130% of the outstanding Stated Value of the Series P plus accrued but unpaid dividends, and (2) 100% of the Stated Value of the Series P plus all accrued but unpaid dividends, plus 50% of the difference between the Fixed Conversion Price then in effect and the average closing price of the Company’s common stock for the 30 calendar days preceding such redemption.

5. Conversion.

5A. Right to Convert. Subject to the terms and conditions of this paragraph 5A and 5B, the Holder of any share or shares of Series P Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series P Preferred Stock into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series P Preferred Stock so to be converted by the Liquidation Preference per share and dividing the result by the conversion price of $3.34 per share or, if there has been an adjustment of the conversion price, by the conversion price as last adjusted and in effect at the date any share or shares of Series P Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the “Conversion Price”). Such rights of conversion shall be exercised by the Holder at any time during its usual business hours on the date set forth in such notice, together with a properly completed notice of conversion in the form attached hereto with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock, shall be issued. Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been given by the Holder. The Holder may not convert that amount of the Obligation Amount on a Conversion Date in amounts that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on such Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Series P and accrued dividends with respect to which the determination of this proviso is being made on such Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may revoke the conversion limitation described in this Paragraph, in whole or in part, upon 61 days prior notice to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

5B. Mandatory Conversion. If at any time after the Closing Date, and after the Registration Statement has been effective for a minimum of 20 consecutive trading days, the closing price of the Company’s Common Stock is at least $6.00 for twenty (20) consecutive trading days, at the election of the Company, each Holder must convert its Series P Preferred Stock into shares of the Company’s Common Stock (the “Mandatory Conversion”). Each Mandatory Conversion in any calendar month shall be limited to ten percent (10%) of the total dollar volume traded in Company’s common stock in the previous calendar month.

5C. Issuance of Certificates; Time Conversion Effected. Within three (3) business days after the conversion of the Series P Preferred Stock, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names as such Holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer of, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series P Preferred Stock. Upon the effective date of any such conversion, the rights of the Holder of the shares of Series P Preferred Stock being converted shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the Holder or Holders of record of the shares represented thereby. The Company understands that a delay in the delivery of Common Stock upon (i) conversion of the Series P Preferred Stock in the form required pursuant to this Certificate and the Stock Purchase Agreement, or (ii) in response to a proper request to have a restrictive legend removed under Rule 144 of the Securities Act of 1933, could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for such late delivery of Common Stock upon Conversion of the Series P Preferred Stock in the amount of $100 per business day after the third business day after a request for conversion, or a legend removal, has been made for each $10,000 of Series P Preferred Stock and accrued dividends being converted, or the corresponding Common Stock, for which a legend removal has been requested, which is not timely delivered. The Company shall pay any payments incurred under this section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery as stated in this Section 5C, the Holder will be entitled to revoke all or part of the relevant notice of conversion by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation is given to the Company.

5D. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of the Series P Preferred Stock into Common Stock, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. In addition to any other rights available to the Holder, if the Company fails to make timely delivery to the Holder such certificate or certificates, pursuant to Section 5C, within five (5) business days and if within seven (7) business days thereafter the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Common Stock which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) within five (5) business days after written notice from the Holder, the amount by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate Stated Value of the shares of Series A Preferred Stock for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Stated Value of Series A Preferred Stock, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

5E. Adjustment of Conversion Price. If the Company shall issue or sell, or is, in accordance with subsections 5E(1) through 5E(8) below, deemed to have issued or sold, any Additional Shares of Common Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Conversion Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Conversion Price	=	(A x B) + D
A+C

where

“A” equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;

“B” equals the Conversion Price in effect immediately preceding such Trigger Issuance;

“C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Conversion Price after giving effect to such Trigger Issuance be greater than the Conversion Price in effect prior to such Trigger Issuance.

For purposes of this subsection 5E, “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection 5E, other than Excluded Stock.

In the event that the adjustment to the conversion price would result in the Company issuing a total number of common shares, upon conversion of the Series P Preferred shares, that is in excess of 20% of the Company’s outstanding Common Stock or voting stock as of the date of the Series P Preferred Stock Purchase Agreement, then no adjustment will occur until the Company’s shareholders approve the issuance of the Series P Preferred.

For purposes of this subsection 5E, the following paragraphs 5E(1) to 5E(8) shall also be applicable:

5E1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection 5E(3) no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

5E(2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection 5E(3), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection 5D.

5E(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 5E(1) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 5E(1) or 5E(2), or the rate at which Convertible Securities referred to in subsections 5D(1) or 5D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 5(E) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 5(E) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), and after five (5) calendar days notice to the Holder, the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

5E(4) Stock Dividends. Subject to the provisions of this subsection 4D, in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration;

provided, however, that the provisions of this subsection 5E(4) shall not apply to the issuance of PIK Shares in accordance with the terms hereof.

5E(5) Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, the Conversion Price is effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

5E(6) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Holder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the Holder are unable to agree upon the fair market value of the Additional Rights, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the Company.

5E(7) Record Date. In case the Company shall take a record of the Holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

5E(8) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 4E.

5F Stock Splits and Dividends. If the Company shall, at any time or from time to time while the Series P Preferred Stock is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective shall be adjusted by the Company so that the Holder thereafter converting its shares of Series P Preferred Stock shall be entitled to receive the number of shares of Common Stock or other capital stock which the such Holder would have received if the shares of Series P Preferred Stock had been converted immediately prior to such event. Such adjustments shall be made successively whenever any event listed above shall occur.

5G. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Company shall be effected in such a way (including, without limitation, by way of consolidation or merger) that Holders of Common Stock but not Holders of Series P Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby each Holder of a share or shares of Series P Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the conversion of such share or shares of the Series P Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place and in any such case appropriate provision shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Conversion Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to Holders of the Common Stock of the Company outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

5H. Distributions. In case the Company shall fix a payment date for the making of a distribution to all Holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 5F), or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other exchange or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon over the immediately preceding three trading day period prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the Holders of at least 62.5% of the outstanding Series P Preferred Stock. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by a Holder of Series P Preferred Stock prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Holders of at least 62.5% of the outstanding Series P Preferred Stock are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the Holders of at least 62.5% of the outstanding Series P Preferred Stock shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the Company. Such adjustment shall be made successively whenever such a payment date is fixed.

5I. Effective Date of Adjustment. An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

5J. Subsequent Adjustments. In the event that, as a result of an adjustment made pursuant to this Section 4, Holders of Series P Preferred Stock shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon the conversion of the Series P Preferred Stock shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares contained herein.

5K. Notice of Adjustment. Upon any adjustment of the Conversion Price, then, and in each such case the Company shall give written notice thereof by first class mail, postage prepaid, addressed to each Holder of shares of Series P Preferred Stock at the address of such Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5L. Other Notices. In case at any time:

(1) the Company shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the Holders of its Common Stock;

(2) the Company shall offer for subscription pro rata to the Holders of its Common Stock any additional shares of such stock of any class or other rights;

(3) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with, or a sale of all or substantially all its assets to, another corporation; or

(4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to each Holder of any shares of Series P Preferred Stock at the address of such Holder as shown on the books of the Company, (a) at least 15 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the Holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the Holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

5M. Stock to be Reserved.

(1) The Company will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series P Preferred Stock as herein provided, 150% of such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series P Preferred Stock. All shares of

Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes) and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Company will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. The Company will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all options and conversion of Convertible Securities, including upon conversion of the Series P Preferred Stock, would exceed the total number of shares of such class of Common Stock then authorized by the Company’s Certificate of Incorporation, or result in a conversion price less than the par value.

(2) The Company will at all times reserve and keep available out of its authorized Series P Preferred Stock such number of shares of Series P Preferred Stock as is equal to the number of share of Series P Preferred Stock then outstanding. All shares of Series P Preferred Stock, which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes).

5N. No Reissuance or Additional Issuance of Series P Preferred Stock. Shares of Series P Preferred Stock that are converted into shares of Common Stock as provided herein shall be retired and may not be reissued as Series P Preferred Stock but may be reissued as all or part of another Series P Preferred Stock. No additional Shares of Series P Preferred will be authorized or issued, other than as originally authorized.

5O. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series P Preferred Stock shall be made without charge to the Holders thereof for any issuance tax, stamp tax, transfer tax, duty or charge in respect thereof, provided that the Company shall not be required to pay any tax, duty or charge which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of the Series P Preferred Stock which is being converted.

5P. Closing of Books. The Company will at no time close its transfer books against the transfer of any Series P Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series P Preferred Stock in any manner which interferes with the timely conversion of such Series P Preferred Stock; provided, however, nothing herein shall be construed to prevent the Company from setting record dates for the Holders of its securities.

6. Other Covenants. As long as at least 60% of the Series P Preferred remains outstanding, the Holders, acting as a single class, shall have the right to appoint one (1) person to attend all meetings of the Company’s Board of Directors as a monitor.

7. Offering Restrictions. For so long as Series P Preferred Stock is outstanding, the Company will not enter into any equity line of credit or similar agreement, nor issue nor agree to issue any floating or variable priced equity linked instruments nor any of the foregoing or equity with price reset rights.

8. No Waiver. Except as otherwise modified or provided for herein, the Holders of Series P Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such Holders under the Delaware General Corporation Law.

9. No Impairment. The Company will not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions hereunder and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the Holders of the Series P Preferred Stock against impairment.

10. Action By Holders. Any action or consent to be taken or given by the Holders of the Series P Preferred Stock may be given either at a meeting of the Holders of the Series P Preferred Stock called and held for such purpose or by written consent.

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES Q CONVERTIBLE PREFERRED STOCK

OF

VELOCITY EXPRESS CORPORATION

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Velocity Express Corporation, a corporation organized and existing under the laws of the state of Delaware (the “Company”), hereby certifies that, pursuant to authority vested in the Board of Directors of the Company by Article IV of the Certificate of Incorporation of the Company, the following resolution was adopted as of June 26, 2006 by the Board of Directors of the Company pursuant to Section 151 of the Delaware General Corporation Law:

“RESOLVED that, pursuant to authority vested in the Board of Directors of the Company by Article IV of the Company’s Certificate of Incorporation, out of the total authorized number of 299,515,270 shares of its preferred stock, par value $0.004 per share (“Preferred Stock”), there shall be designated a series of 9,704,813 shares which shall be issued in and constitute a single series to be known as “Series Q Convertible Preferred Stock” (hereinafter referred to as the “Series Q Preferred Stock”). The shares of Series Q Preferred Stock have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

1. Certain Definitions.

As used in this Certificate of Designations, Preferences and Rights of Series Q Convertible Preferred Stock of Velocity Express Corporation, the following terms shall have the respective meanings set forth below:

“Additional Rights” has the meaning set forth in Section 5E(6).

“Additional Shares of Common Stock” has the meaning set forth in Section 5E.

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Board of Directors” or “Board” means the board of directors of the Company.

“Bulletin Board” has the meaning set forth in Section 5G.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Buy-In” has the meaning set forth in Section 5D.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (v) all warrants, options or other rights to acquire any item listed in (i) through (iv) of this definition.

“Closing Date” means the Closing Date as defined in the Series Q Preferred Stock Purchase Agreement.

“Common Stock” means the common stock, $0.004 par value per share, of the Company, including the stock into which the Series Q Preferred Stock is convertible, and any securities into which the Common Stock may be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitled the holder thereof to acquire Common Stock at any time, including, without limitation, any debt, preferred stock, rights, Options (as defined in Section 5E(1)), warrants, Convertible Securities (as defined in Section 5E(1)) or other instrument that is at any time convertible into or exchangeable or exercisable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Conversion Price” has the meaning set forth in Section 5A.

“Convertible Securities” has the meaning set forth in Section 5E(1).

“Corporate Transaction” has the meaning set forth in Section 3.

“Dividend Payment Date” has the meaning set forth in Section 2(a).

“Equity Line of Credit” has the meaning set forth in Section 6.

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“Excluded Stock” means (A) Capital Stock, Options or Convertible Securities issued to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities or other rights issued on or prior to the date hereof, provided that such securities have not been amended since the date hereof, (C) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Series Q Preferred Stock) and (D) PIK Shares (as defined in Section 2(b)), the Warrant Shares and shares issued as payment-in–kind dividends with respect to other series of the Company’s Preferred Stock.

“Forced Conversion” has the meaning set forth in Section 5B.

“Junior Capital Stock” shall mean (A) the Common Stock, (B) Common Stock Equivalents of the Company, (C) all existing or hereafter created series of Preferred Stock of the Company and (D) all other existing or hereinafter created equity securities of the Company.

“Liquidation Preference” has the meaning set forth in Section 3.

“Mandatory Redemption Date” has the meaning set forth in Section 4B.

“Mandatory Redemption Price” has the meaning set forth in Section 4B.

“Market Price” has the meaning set forth in Section 5G.

“Nasdaq” has the meaning set forth in Section 5G.

“Notes” shall mean the Company’s 12% Senior Secured Notes due 2010 issued pursuant to the Indenture dated July 3, 2006 by and between the Company and Wells Fargo, N.A., as Trustee (the “Indenture”).

“Offered Shares” has the meaning set forth in Section 7(a).

“Options” has the meaning set forth in Section 5E(1).

“Person” shall be construed in the broadest sense and means and includes any natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and other entity or governmental or quasi-governmental entity.

“PIK Shares” has the meaning set forth in Section 2(b).

“Price Reset” has the meaning set forth in Section 6.

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“Readjustment Event” has the meaning set forth in Section 5E(3).

“Redemption Date” has the meaning set forth in Section 4A.

“Redemption Premium” has the meaning set forth in Section 4B.

“Redemption Price” has the meaning set forth in Section 4A.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of July 3, 2006 by and among the Company, the purchasers of Series Q Preferred Stock, the purchasers of the Company’s 12% Senior Secured Notes and Warrants and the other parties named therein.

“Registration Statement” means that certain shelf registration statement required to be filed pursuant to the terms of the Registration Rights Agreement.

“Sale Notice” has the meaning set forth in Section 7(a).

“Securities Act” has the meaning set forth in Section 2(b).

“Series Q Dividends” has the meaning set forth in Section 2(a).

“Series Q Preferred Stock Purchase Agreement” means that certain Stock Purchase Agreement dated July 3, 2006 by and among the Company and the investors named therein for the purchase and sale of Series Q Preferred Stock.

“Special Redemption Trigger” shall mean the earliest to occur of the following:

(i) the closing or consummation of a Target Alternative Transaction; or

(ii) effectiveness of termination of the Merger Agreement by any party or for any reason; or

(iii) failure for any other reason of the closing under the Merger Agreement to occur on or prior to the date 270 days after the date hereof, regardless of the disposition or status at such time of the Merger Agreement.

“Stated Value” has the meaning set forth in Section 2(a).

“Subsidiary” means any corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

“Target” means CD&L, Inc., a Delaware corporation.

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“Target Acquisition” means the merger of Cobra Acquisition Corp., a newly-formed wholly-owned Subsidiary of the Company (“Merger Sub”), and Target, pursuant to the terms of an Agreement and Plan of Merger dated July 3, 2006 (“Merger Agreement”), by and among the Company, Merger Sub and Target.

“Target Alternative Transaction” means the merger or acquisition of or with respect to Target, as directed by Target’s Board of Directors in the exercise of its fiduciary responsibilities, consummated or to be consummated by or with any Person, on any terms or otherwise in any manner other than consummation of the closing pursuant to the terms and conditions as documented and agreed in the Merger Agreement.

“Threshold Trading Period” has the meaning set forth in Section 5B.

“Trigger Issuance” has the meaning set forth in Section 5E.

“Variable Priced Equity Linked Instruments” has the meaning set forth in Section 6.

“Valuation Date” has the meaning set forth in Section 5G.

“VWAP” shall mean, with respect to any date of determination, the daily volume weighted average price (determined using data provided by Bloomberg L.P. (or, if Bloomberg L.P. terminates such reporting, then using such other reporting system as the Board of Directors may designate in good faith)) of the Common Stock on the NASDAQ Capital Market (or any other securities exchange on which the Common Stock is then traded or included for quotation) on such date of determination, or if there is no such price on such date of determination, then the daily volume weighted average price of the Common Stock on the date nearest preceding such date.

“Warrants” shall mean stock purchase warrants of the Company issued pursuant to that certain Note and Warrant Purchase Agreement dated July 3, 2006 by and among the Company and the investors named therein.

“Warrant Shares” shall mean Common Stock of the Company issued upon exercise of the Warrants.

2. Dividends.

(a) The holders of shares of Series Q Preferred Stock shall be entitled, in preference to the holders of any Junior Capital Stock to receive when and as declared by the Board of Directors out of funds legally available therefor dividends (the “Series Q Dividends”) on the Series Q Preferred Stock in cash, subject to any payment restrictions contained in any indenture, note or other agreement evidencing the Company’s indebtedness, at the rate of six percent (6%) per annum on the stated value of each share of Series Q Preferred Stock of $10.00, adjusted proportionately for any stock split, reverse stock split, stock dividend or other reclassification or

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combination occurring after the date hereof (the “Stated Value”). The Series Q Dividends shall be cumulative, whether or not earned or declared, and shall be payable quarterly in arrears on the first day of October, January, April and July in each year (each a “Dividend Payment Date”) and if such date is not a Business Day then the next succeeding Business Day.

(b) At the election of the Company, the Series Q Dividends may be paid: (i) by issuing each holder of Series Q Preferred Stock such number of shares of Series Q Preferred Stock equal to the Series Q Dividend divided by the Series Q Preferred Stock Stated Value (hereinafter “PIK Shares”); or (ii) in cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series Q Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series Q Preferred Stock for a given dividend period. The Company shall deliver written notice to each holder indicating the manner in which it intends to pay the Series Q Dividend at least five Business Days prior to each Dividend Payment Date, but may indicate in such notice that the election contained therein shall continue for subsequent Dividend Payment Dates until revised. Failure to provide timely written notice shall be deemed an election by the Company to pay such dividends in cash. The Company may not deliver PIK Shares at any time when the shares of Common Stock into which such PIK Shares are convertible shall not be registered for immediate resale by the holders thereof under the Securities Act of 1933, as amended (the “Securities Act”) and/or other applicable federal or state securities law, rules and regulations; provided, that, with the approval of at least 70% of the Series Q Preferred Stock then outstanding given prior to the relevant Dividend Payment Date, the Company may pay the Series Q Dividend by delivering PIK Shares when the shares of Common Stock into which such PIK Shares are convertible are not registered for immediate resale. In addition to the foregoing, the Company shall be entitled to effect such election to pay Series Q Dividends using PIK Shares only for so long as the Common Stock of the Company is listed or quoted, without any stop-trade order or other suspension in trading (whether or not initiated by the Company), on such exchanges or trading systems as permit the resale of the Common Stock on the applicable dividend payment date.

(c) No cash or other value dividends shall be paid on any Junior Capital Stock of the Company during any fiscal year of the Company until all accumulated Series Q Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid to the holders of Series Q Preferred Stock.

(d) In the event that the Company declares or pays any dividends upon any class or series of its Capital Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, and other than cumulative dividends payable with respect to any other series of the Company’s Preferred Stock in accordance with the terms of the Company’s Certificate of Incorporation, the Company shall also declare and pay to the holders of the Series Q Preferred Stock at the same time that it declares and pays such dividends to the holders of the Capital Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series Q Preferred Stock had all of the outstanding Series Q Preferred Stock been converted immediately prior to the

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record date for such dividend, or if no record date is fixed, the date as of which the record holders of Capital Stock entitled to such dividends are to be determined.

3. Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series Q Preferred Stock shall rank senior to the holders of all Junior Capital Stock of the Company and shall be entitled to be paid an amount per share equal to the Series Q Preferred Stock Stated Value plus any accumulated, accrued, earned or declared and unpaid Series Q Dividends (the “Liquidation Preference”). No modification of this Liquidation Preference shall be made without the prior written approval of holders of at least a majority of the then outstanding Series Q Preferred Stock. If, upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of the Series Q Preferred Stock and any class or series of Capital Stock ranking on a parity with the Series Q Preferred Stock as to such distributions shall be insufficient to permit payment to the holders of the Series Q Preferred Stock and such class or series of Capital Stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the holders of Series Q Preferred Stock. Prior to the time of any liquidation, dissolution, dissolution or winding up of the Company, the Company shall declare, or shall be deemed to have declared, for payment all accumulated, accrued or earned but not yet paid dividends with respect to the Series Q Preferred Stock as to such distributions according to the preferential amounts due thereon. Unless waived in writing by the holders of at least 62.5% of the Series Q Preferred Stock then outstanding, voting together as one class, a consolidation or merger of the Company into or with any other entity or entities, or the sale or transfer by the Company of all or substantially all of its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale (each such transaction being hereinafter referred to as a “Corporate Transaction”) shall be deemed to be a liquidation within the meaning of this Section 3.

4. Redemption.

4A. Redemption at the Option of the Company. The Company shall have the right and option to redeem all of the Series Q Preferred Stock on the following terms and conditions:

(a) The Series Q Preferred Stock is redeemable at the option of the Company at any time after the date on which the registration statement has been declared effective out of funds legally available for redemptions. Immediately prior to authorizing or making any such redemption with respect to the Series Q Preferred Stock (and in no event later than the date specified for redemption in the redemption notice described below), the Company, by resolution of its Board of Directors, shall declare, or be deemed to have declared, a dividend on the Series Q Preferred Stock to be redeemed, which shall be in an amount equal to any accrued,

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accumulated or earned and unpaid Series Q Dividends up to and including the date designated for such redemption (the “Redemption Date”). Redemption shall be made on the Redemption Date at a redemption price per share of Series Q Preferred Stock equal to 125 percent of the Stated Value thereof as of the Redemption Date plus the amount in cash equal to all Series Q Dividends unpaid, accumulated, accrued or earned thereon and declared (or deemed declared) by the Board pursuant to the preceding sentence (the “Redemption Price”).

(b) Notice of any redemption pursuant to this Section 4A shall be mailed at least 20 days in advance of the Redemption Date to the holders of record of Series Q Preferred Stock at their respective addresses shown in the records of the Company. Each such notice shall state: (i) the Redemption Date; (ii) the Redemption Price per share; (iii) the place or places where certificates for such shares of Series Q Preferred Stock are to be surrendered for payment of the redemption price; and (iv) that dividends on the shares of Series Q Preferred Stock to be redeemed will cease to accrue as of the Redemption Date. To facilitate the redemption of the Series Q Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Series Q Preferred Stock to be redeemed not more than 60 days prior to the Redemption Date.

(c) On or before the Redemption Date, each holder of Series Q Preferred Stock shall surrender to the Company the certificates representing the shares redeemed, duly endorsed or assigned to the Company, and the holder shall thereafter be entitled to receive payment of the Redemption Price. In case fewer than the total number of Series Q Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series Q Preferred Stock shall be issued to the holder thereof without cost to such holder within 3 Business Days after surrender of the certificate representing the Series Q Preferred Stock.

(d) On the Redemption Date and subject to the complete satisfaction by the Company of its obligations due to the holders of the Series Q Preferred Stock including without limitation the Company’s obligation to make in full the deposit described in Section 4A(e) below: (i) dividends on the Series Q Preferred Stock called for redemption shall cease to accrue; (ii) such shares of Series Q Preferred Stock shall be deemed no longer outstanding; and (iii) all rights of such holder as a holder of Series Q Preferred Stock (except the right to receive from the Company the Redemption Price payable upon surrender of certificates representing such shares of Series Q Preferred Stock), including the right to convert the Series Q Preferred Stock, shall cease. Notwithstanding the delivery to any holder of Series Q Preferred Stock of a redemption notice described above, if, prior to the close of business on the Business Day preceding the Redemption Date, such holder gives written notice to the Company of its election to convert all of any part of such holder’s shares of Series Q Preferred Stock into shares of Common Stock, pursuant to Section 5 below (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company), then such shares of Series Q Preferred Stock that were otherwise scheduled to be redeemed shall instead be converted into shares of Common Stock as provided in Section 5 hereof as of the Redemption Date. The Company shall be prohibited from redeeming any holder’s Series Q Preferred Stock under this Section 4A at any time the holder is

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unable to convert such Series Q Preferred Stock under Section 5A into shares of Common Stock registered for immediate resale under the Securities Act and/or other applicable federal or state securities law, rules and regulations.

(e) The Company shall, on or after any Redemption Date, deposit with its transfer agent or other redemption agent selected by the Board of Directors, as a trust fund, a sufficient sum to redeem, on the Redemption Date, the shares of Series Q Preferred Stock then called for redemption, with instructions and authority to such transfer agent or other redemption agent to pay the Redemption Price on or after the Redemption Date upon receipt of certificates representing the shares of Series Q Preferred Stock then being redeemed. Any funds so deposited and unclaimed at the end of two years from such Redemption Date shall be released or repaid to the Company, after which the holders of the shares so called for redemption shall be entitled to receive payment of the Redemption Price only from the Company. Any interest accrued on any funds deposited shall belong to the Company, and shall be paid to it from time to time on demand.

(f) So long as any Series Q Preferred Stock remains outstanding, neither the Company nor any Subsidiary shall redeem or otherwise acquire any Series Q Preferred Stock, except as expressly authorized in this Series Q Certificate of Designations. So long as any Series Q Preferred Stock remains outstanding, neither the Company nor any Subsidiary shall redeem or otherwise repurchase any Junior Capital Stock.

4B. Mandatory Redemption. Upon the Special Redemption Trigger, the Company shall be required to effect the redemption of all outstanding shares of Series Q Preferred Stock as of the date which is twenty (20) Business Days after the date of the Special Redemption Trigger (the “Mandatory Redemption Date”) at a redemption price per share of Series Q Preferred Stock equal to the Stated Value thereof, together with accrued, accumulated, earned or declared and unpaid Series Q Dividends prorated to the Mandatory Redemption Date (the “Mandatory Redemption Price”), together with a redemption premium per share of Series Q Preferred Stock equal to 50 percent of the annual dividend payable with respect to such share of Series Q Preferred Stock (the “Redemption Premium”). The Mandatory Redemption Price per share of Series Q Preferred Stock shall be paid in cash by the Company. The Redemption Premium shall, at the option of the Company, be payable in either cash or shares of the Company’s Common Stock, which shares shall be valued at the VWAP for ten trading days ending on the date preceding the Mandatory Redemption Date; provided, that the Company may not deliver Common Stock in payment of the Redemption Premium at any time when such shares of Common Stock shall not be registered for immediate resale by the holders thereof under the Securities Act and/or other applicable federal or state securities law, rules and regulations. On and after the Mandatory Redemption Date, subject to each holder’s option to decline redemption pursuant to Section 4B(b) below, all rights of holders of the Series Q Preferred Stock hereunder (including the right to receive dividends) shall cease to exist except for the right to receive the Mandatory Redemption Price and the Redemption Premium. The Company shall not redeem any Series Q Preferred Stock pursuant to this Section 4B until all of the Company’s obligations to effect a Special Mandatory Redemption (as defined in the Indenture) under the terms of the Indenture have been satisfied.

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(a) Upon the occurrence of a Special Redemption Trigger, notice of the Mandatory Redemption Date will be promptly delivered by nationally recognized overnight courier to each holder of the Series Q Preferred Stock at his, her or its last address as the same appears on the register maintained by the Company. The notice shall state that the Series Q Preferred Stock will be redeemed (including the CUSIP Number thereof) and shall set forth:

(i) The Mandatory Redemption Date;

(ii) The Mandatory Redemption Price and the Redemption Premium;

(iii) A statement that certificates representing the shares of Series Q Preferred Stock must be surrendered to the Company to receive the Mandatory Redemption Price and the Redemption Premium;

(iv) A statement that unless the Company defaults in the making of the Special Mandatory Redemption (including the payment in full of the Mandatory Redemption Price and the Redemption Premium), all rights of holders of Series Q Preferred Stock hereunder (including the right to receive dividends) shall cease to exist on and after the Mandatory Redemption Date; and

(v) A statement that the Special Mandatory Redemption is being effected pursuant to Section 4B hereof.

The Company shall, promptly following delivery of the notice of the Mandatory Redemption Date, deposit with its transfer agent or other redemption agent selected by the Board of Directors, as a trust fund, a sufficient sum of cash and, to the extent used to pay the Redemption Premium, shares of the Company’s Common Stock, to redeem, on the Mandatory Redemption Date, the shares of Series Q Preferred Stock then called for redemption, with instructions and authority to such transfer agent or other redemption agent to pay the Mandatory Redemption Price and Redemption Premium on or after the Mandatory Redemption Date upon receipt of certificates representing the shares of Series Q Preferred Stock then being redeemed. Any funds and shares so deposited and unclaimed at the end of two years from such Mandatory Redemption Date shall be released or repaid to the Company, after which the holders of the shares so called for redemption shall be entitled to receive payment of the Mandatory Redemption Price and Redemption Premium only from the Company. Any interest accrued on any funds deposited shall belong to the Company, and shall be paid to it from time to time on demand.

(b) Once the Notice of Special Redemption described in Section 4B(a) is mailed, the Company shall be obligated to redeem the Series Q Preferred Stock on the Mandatory Redemption Date at the Mandatory Redemption Price plus the Redemption Premium; provided, however, that each holder of Series Q Preferred Stock may, by written notice to the Company

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given not later than five (5) Business Days preceding the Mandatory Redemption Date, decline to have its shares of Series Q Preferred Stock redeemed by the Company under this Section 4B, and to retain ownership of its Series Q Preferred Stock following the Mandatory Redemption Date. If the Mandatory Redemption Date is a legal holiday, payment shall be made on the next succeeding Business Day and no interest or dividends shall accrue thereon for the period from such Mandatory Redemption Date to such succeeding Business Day.

5. Conversion.

5A. Right to Convert. Subject to the terms and conditions of this Section 5A, the holder of any share or shares of Series Q Preferred Stock shall be entitled, at any time and from time to time, to convert any such shares of Series Q Preferred Stock into the number of fully paid and nonassessable whole shares of Common Stock obtained by multiplying the number of shares of Series Q Preferred Stock to be converted by the Liquidation Preference per share and dividing the result by the initial conversion price of $1.10 per share or, if there has been an adjustment of the initial conversion price, by the conversion price as last adjusted and in effect at the date any share or shares of Series Q Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the “Conversion Price”). Such rights of conversion shall be exercised by the holder thereof by surrender of a certificate or certificates for the shares to be converted (or if lost, a Certificate of Lost Affidavit attesting to the loss of the certificate(s) representing the Series Q Preferred Stock shares), to the Company at its principal office and to the Company’s transfer agent (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of the Series Q Preferred Stock) at any time during their usual business hours on the date set forth in such notice, together with a properly completed notice of conversion in the form attached to the Series Q Preferred Stock certificate with a statement of the name or names (with address), in which the certificate or certificates for shares of Common Stock, shall be issued (subject to compliance with applicable laws to the extent such designation shall involve a transfer). Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Company and the Company’s transfer agent and the certificate or certificates for such shares of Series Q Preferred Stock shall have been surrendered as aforesaid. Within five Business Days following receipt of such certificates, the Company shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct (subject to compliance with applicable laws to the extent such designation shall involve a transfer) a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series Q Preferred Stock.

No conversion of the Series Q Preferred Stock may be effected by the holders thereof or by the Company pursuant to Section 5 hereof unless and until the issuance of the Common Stock upon conversion of the Series Q Preferred Stock has been approved by the stockholders of the Company in compliance with Nasdaq Marketplace Rule 4350(i)(1) and Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If such stockholder

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approval is not effective within 120 days following the Closing Date (the “Approval Deadline”), then the Company will make pro rata payments to each holder of Series Q Preferred Stock, as liquidated damages and not as a penalty, in an amount equal to one percent (1%) of the aggregate purchase price paid for the Series Q Preferred Stock then held by such holder (which amount shall include the original purchase price paid by such holder pursuant to the Series Q Preferred Stock Purchase Agreement for the Series Q Preferred Stock) for each 30-day period or pro rata for any portion thereof following the Approval Deadline until such stockholder approval is effective. Such payments shall be in partial compensation to the holders, and shall not constitute the holders’ exclusive remedy for such events. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) business days of the last day of each month following the Approval Deadline until such stockholder approval is effective. Such payments shall be made to each holder in cash.

5B. Forced Conversion.

(a) All or any part of the Series Q Preferred Stock may be converted into shares of Common Stock at the option of the Company at any time after the first anniversary of the Closing Date (the “Forced Conversion”): (i) when the average daily VWAP of the Common Stock for 20 out of 30 consecutive trading days (the “Threshold Trading Period”) is equal to or greater than 200 percent of the Conversion Price; and (ii) a registration statement has been filed and has become effective with the U.S. Securities and Exchange Commission to permit resale of the Common Stock issuable upon the conversion of the Series Q Preferred Stock. There may be successive Forced Conversions; provided, however, that the value of the number of shares of Series Q Preferred Stock that may be subject to Forced Conversion in any calendar month may not exceed 20 percent of the notional value of the Common Stock traded during the previous Threshold Trading Period. In the event that the Company opts to convert less than all outstanding shares of Series Q Preferred Stock in respect of any Forced Conversion, the shares of Series Q Preferred Stock subject to such Forced Conversion shall be selected on a pro rata basis from the shares of Series Q Preferred Stock held by all holders of Series Q Preferred Stock.

(b) Upon any Forced Conversion, each holder of certificates for shares of Series Q Preferred Stock that are subject to such Forced Conversion shall, following receipt of the notice specified in Section 5(B)(c) hereof, promptly surrender to the Company’s transfer agent such certificates in exchange for appropriate stock certificates representing the number of shares of Common Stock of the Company into which such shares of Series Q Preferred Stock are to be converted. Each holder of shares of Series Q Preferred Stock that is subject to a Forced Conversion shall be entitled to receive the full number of shares of Common Stock into which such shares of Series Q Preferred Stock held by such holder could be converted if such holder had exercised its conversion right pursuant to Section 5A on the last day of the applicable Threshold Trading Period.

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(c) In the event that the Company opts to effect a Forced Conversion, the Company shall mail written notice to each holder of record of the shares of Series Q Preferred Stock subject to such Forced Conversion a notice setting forth:

(i) A statement that the average daily VWAP for the Common Stock of the Company was equal or greater than 200% of the Conversion Price during the Threshold Trading Period specified in the notice;

(ii) That the conditions for a Forced Conversion have occurred and that the Company has opted to effect a Forced Conversion of the aggregate number of shares of Series Q Preferred Stock specified in the notice as of the date specified in the notice (the “Forced Conversion Date”);

(iii) The number of shares of Series Q Preferred Stock held by that holder that are subject to the Forced Conversion; the then applicable Conversion Price; the number of shares of Common Stock into which such shares of Series Q Preferred Stock will be converted; and a Letter of Transmittal to the Company’s transfer agent.

5C. Issuance of Certificates; Time Conversion Effected. In connection with any conversion of Series Q Preferred Stock pursuant to Section 5B each holder of share of Series Q Preferred Stock to be converted shall promptly after receipt of the notice specified in Section 5(B)(c) above deliver to the Company’s transfer agent certificates representing the Series Q Preferred Stock shares so converted, duly endorsed for transfer (or if lost, a Certificate of Lost Affidavit attesting to the loss of the certificate representing the Series Q Preferred Stock shares), together with a properly completed notice of conversion in the form attached to the Series Q Preferred Stock certificate with a statement of the name or names (with address), in which the certificate or certificates for shares of Common Stock, shall be issued (subject to compliance with applicable laws to the extent such designation shall involve a transfer). Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the Forced Conversion Date. Within five Business Days following receipt of such certificates, (i) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, the Transfer Agent will credit such aggregate number of shares of Common Stock to which the converting holder of shares of Series Q Preferred Stock shall be entitled to such holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (ii) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of such holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled (subject to compliance with applicable laws to the extent such designation shall involve a transfer). Subject to the last sentence of this Section 5C, upon the effective date of any conversion pursuant to this Section 5, the rights of the holder of the shares of Series Q Preferred Stock being converted shall cease, and such holders shall be deemed to be holders of the shares of Common Stock issued or issuable

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upon such conversion. The Company understands that a delay in the delivery of Common Stock upon: (i) conversion of the Series Q Preferred Stock pursuant to this Section 5; or (ii) in response to a proper request to have a restrictive legend removed under Rule 144 of the Securities Act, could result in economic loss to the holder. As compensation to the holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the holder for such late delivery of Common Stock upon conversion of the Series Q Preferred Stock in the amount of $100 per Business Day after the third Business Day after a request for conversion, or a legend removal, has been made for each $10,000 of Series Q Preferred Stock and accrued dividends being converted, or the corresponding Common Stock, for which a legend removal has been requested, which is not timely delivered. The Company shall pay any payments incurred under this section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the holder, in the event that the Company fails for any reason to effect timely delivery of shares of Common Stock in connection with a conversion pursuant to Section 5A, the holder will be entitled to revoke all or part of the relevant notice of conversion by delivery of a notice to such effect to the Company whereupon the Company and the holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation is given to the Company.

5D. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued as a result of any conversion hereunder, and any holder entitled to a fractional share of Common Stock upon the date of such conversion shall be entitled, upon surrender to the Company of the certificates presented for conversion, to receive a cash payment in an amount equal to the product obtained by multiplying the fractional interest by the Market Price of a share of Common Stock. In addition to any other rights available to the holder, if the Company fails to make timely delivery in accordance with the provisions of Section 5C above, to a holder of a certificate or certificates representing the shares of Common Stock into which such holder’s shares of Series Q Preferred Stock have been converted, and if within seven Business Days thereafter such holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such holder of the Common Stock which the holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall pay in cash to the holder (in addition to any remedies available to or elected by the holder) within five Business Days after written notice from the holder, the amount by which (i) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (ii) the aggregate Stated Value of the shares of Series Q Preferred Stock for which such conversion was not timely honored, together with interest thereon at a rate of 15 percent per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Stated Value of Series Q Preferred Stock, the Company shall be required to pay the holder $1,000, plus interest. The holder shall provide the Company written notice indicating the amounts payable to the holder in respect of the Buy-In.

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5E. Adjustment of Conversion Price. If the Company shall issue or sell, or is, in accordance with subsections 5E(1) through 5E(8) below, deemed to have issued or sold, any Additional Shares of Common Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Conversion Price	=	(A x B) + D
A + C

where

“A” equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock deemed to be issued hereunder, immediately preceding such Trigger Issuance;

“B” equals the Conversion Price in effect immediately preceding such Trigger Issuance;

“C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Conversion Price after giving effect to such Trigger Issuance be greater than the Conversion Price in effect prior to such Trigger Issuance.

For purposes of this subsection 5E, “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection 5E, other than Excluded Stock.

For purposes of this subsection 5E, the following Sections 5E(1) to 5E(8) shall also be applicable:

5E(1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or

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exchange of such Convertible Securities (determined by dividing: (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection 5E(3) no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

5E(2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing: (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that: (a) except as otherwise provided in subsection 5E(3), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities; and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection 5E.

5E(3) Change in Option Price or Conversion Rate. If: (i) the purchase price provided for in any Right or Option referred to in subsection 5E(l) hereof; (ii) the additional consideration, if

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any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 5E(l) or 5E(2); (iii) or the rate at which Convertible Securities referred to in subsections 5E(l) or 5E(2) are convertible into Common Stock shall change at any time (each, a “Readjustment Event”) (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect had such Readjustment Event occurred at the time the Options or Convertible Securities still outstanding were initially granted, issued or sold. Upon the termination of any Option for which any adjustment was made pursuant to this subsection 5(E) or any right to convert Convertible Securities for which any adjustment was made pursuant to this subsection 5(E) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), and after five calendar days notice to the holder, the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

5E(4) Stock Dividends In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration and the Conversion Price then in effect shall be adjusted accordingly.

5E(5) Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced. In case the Company at any time shall combine its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

5E(6) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or

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Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the holder). The Board of Directors of the Company shall respond promptly, in writing, to any inquiry by the holder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the holder are unable to agree upon the fair market value of the Additional Rights, the Company and the holder shall jointly select an appraiser who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the Company.

5E(7) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

5E(8) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned Subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 5E.

5F. Reorganization or Reclassification; Consolidation or Merger.

(a) If the Company shall, at any time or from time to time while the Series Q Preferred Stock is outstanding, issue by reorganization or by reclassification of its outstanding shares of Common Stock any shares of its Capital Stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective shall be adjusted by the Company so that the holder thereafter converting its shares of Series Q Preferred Stock shall be entitled to receive the number of shares of Common Stock or other Capital Stock which the such holder would have received if the shares of Series Q Preferred Stock had been converted immediately prior to such event. Such adjustments shall be made successively whenever any event listed above shall occur.

(b) If any capital reorganization or reclassification of the Capital Stock of the Company shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock but not holders of Series Q Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock

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then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby each holder of a share or shares of Series Q Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the conversion of such share or shares of the Series Q Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Conversion Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of Common Stock of the surviving corporation are issuable to holders of the Common Stock of the Company outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

5G. Distributions. In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation or any distribution made in connection with a sale of the Company’s assets) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus), or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the closing sale price of one share of Common Stock on Nasdaq,

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the Bulletin Board or such other exchange or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon over the immediately preceding three trading day period prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the holders of at least a majority of the outstanding Series Q Preferred Stock. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by a holder of Series Q Preferred Stock prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the holders of at least a majority of the outstanding Series Q Preferred Stock are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the holders of at least a majority of the outstanding Series Q Preferred Stock shall jointly select an appraiser who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the Company. Such adjustment shall be made successively whenever such a payment date is fixed.

5H. Effective Date of Adjustment. An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

5I. Subsequent Adjustments. In the event that, as a result of an adjustment made pursuant to this Section 5, holders of Series Q Preferred Stock shall become entitled to receive any shares of Capital Stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon the conversion of the Series Q Preferred Stock shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein with respect to the shares of Common Stock receivable upon conversion of the Series Q Preferred Stock.

5J. Notice of Adjustment. Upon any adjustment of the Conversion Price, then, and in each such case the Company shall give written notice thereof by first class mail, postage prepaid, addressed to each holder of shares of Series Q Preferred Stock at the address of such holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5K. Other Notices. In case at any time:

(1) the Company shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

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(2) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of such stock of any class or other rights;

(3) there shall be any capital reorganization or reclassification of the Capital Stock of the Company, or a consolidation or merger of the Company with, or a sale of all or substantially all its assets to, another corporation; or

(4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such occurrences, the Company shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series Q Preferred Stock at the address of such holder as shown on the books of the Company: (i) at least 15 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

5L. Stock to be Reserved.

(1) The Company will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series Q Preferred Stock as herein provided, 150 percent of such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series Q Preferred Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes) and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be required to insure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Company will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. The Company will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and

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thereafter issuable upon exercise of all Options and conversion of Convertible Securities, including upon conversion of the Series Q Preferred Stock, would exceed the total number of shares of such class of Common Stock then authorized by the Company’s Certificate of Incorporation, or result in a Conversion Price less than the par value.

(2) The Company will at all times reserve and keep available out of its authorized but unissued Series Q Preferred Stock such number of shares of Series Q Preferred Stock as is equal to the number of shares of Series Q Preferred Stock then outstanding for use as PIK Shares. All shares of Series Q Preferred Stock, which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes).

5M. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series Q Preferred Stock shall be made without charge to the holders thereof for any issuance tax, stamp tax, transfer tax, duty or charge in respect thereof, provided that the Company shall not be required to pay any tax, duty or charge which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series Q Preferred Stock which is being converted.

5N. Closing of Books. The Company will at no time close its transfer books against the transfer of any Series Q Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series Q Preferred Stock in any manner which interferes with the timely conversion of such Series Q Preferred Stock; provided, however, that nothing herein shall be construed to prevent the Company from setting record dates for the holders of its securities.

5O. Limitation on Conversion. A holder of Series Q Preferred Stock shall not have the right to convert any shares of Series Q Preferred Stock that would result in such holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates after giving effect to such conversion, and (ii) the number of shares of Common Stock issuable upon the conversion of such holder’s Series Q Preferred Stock, which would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For the purposes of this Section 5O, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. Subject to the foregoing, the holder shall not be limited to successive conversions which would result in the aggregate issuance of more than 4.99% (the “Maximum Percentage”). By written notice to the Company, a holder may, from time to time, increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the holder providing such written notice and not to any other holder of Series Q Preferred Stock. Notwithstanding the foregoing, any holder may revoke the application of the conversion limitation described in this Section 5O to such holder, in whole or in part, upon 61 days prior notice to the Company.

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6. Offering Restrictions. For so long as any shares of Series Q Preferred Stock remain outstanding, the Company will not enter into any Equity Line of Credit (as defined below) or similar agreement, nor issue nor agree to issue any floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with Price Reset Rights. For purposes of such restriction:

(a) the term “Equity Line of Credit” means a financing structure that would allow the Company to “draw down” against a pre-determined amount of capital committed to by a purchaser during a specified period of time (the Company “draws down” the Equity Line of Credit by making periodic sales of its securities to the purchaser); and

(b) “Variable Priced Equity Linked Instruments” is a transaction involving the purchase of common stock or the conversion price of a convertible security which fluctuates in relation to the market price of the stock of a corporate issuer, and in which the effective price will ultimately depend upon the direction of the market price of an issuer’s stock; and

(c) “Price Reset” means where the price of common stock or the conversion price of a convertible security is set after a closing date and subject to adjustment (downward or upward) based on various criteria that can include fundamental performance, a specified event, or the stock price of a corporate issuer at a given point in time after closing.

7. Rights of First Refusal.

(a) Sale Notice. If at any time during the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, the Company proposes to issue and sell Capital Stock (a “Equity Offering”) to one or more third parties in a transaction, the primary purpose of which is a financing (an “Equity Financing”), then the Company shall give written notice (the “Sale Notice”) to the holders of shares of Series Q Preferred Stock of the Company’s intention to consummate such Equity Financing. The Sale Notice shall state (i) a description of the Capital Stock to be sold (“Offered Shares”), (ii) the identity of the prospective purchaser(s) and (iii) the consideration and the material terms and conditions upon which the proposed Equity Financing is to be made. The Sale Notice shall certify that the Company has received a firm offer from the prospective purchaser(s) and in good faith believes a binding agreement for the Equity Financing is obtainable on the terms set forth in the Sale Notice. The Sale Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Equity Financing. An Equity Financing shall not include any issuance of Excluded Stock.

(b) Purchase Option. Each holder of Series Q Preferred Stock shall have the option for a period of twenty (20) days from such holder’s receipt of the Sale Notice from the Company set forth in Section 7(a) to elect to purchase such holder’s pro rata share of the Offered Shares at

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the same price and subject to the same material terms and conditions as described in the Sale Notice. Each holder may exercise such purchase option and, thereby, purchase all or any portion of his, her or its pro rata share (with any reallotments as provided below) of the Offered Shares, by notifying the Company in writing, before expiration of the twenty (20) day period as to the number of such shares which he, she or it wishes to purchase (including any reallotment). Each holder’s pro rata share of the Offered Shares shall be a fraction of the Offered Shares, of which the number of shares of Common Stock issuable upon conversion of the Series Q Preferred Stock owned by such holder on the date of the Sale Notice shall be the numerator and the total number of shares of Common Stock issuable upon conversion of the Series Q Preferred Stock held by all holders of Series Q Preferred Stock on the date of the Sale Notice shall be the denominator. Each holder shall have a right of reallotment such that, if any other holder fails to exercise the right to purchase its full pro rata share of the Offered Shares, the other participating holders may exercise an additional right to purchase, on a pro rata basis, the Offered Shares not previously purchased. Each holder shall be entitled to apportion Offered Shares to be purchased among its partners and affiliates, provided that such holder notifies the Company of such allocation. If a holder gives the Company notice that it desires to purchase its pro rata share of the Offered Shares and, if applicable, its reallotment, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the holder’s receipt of the Sale Notice, unless the Sale Notice contemplated a later closing with the prospective third party purchaser(s).

8. No Waiver. Except as otherwise modified or provided for herein, the holders of Series Q Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the Delaware General Corporation Law.

9. No Impairment. The Company will not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions hereunder and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series Q Preferred Stock against impairment.

10. Amendment; Waiver. Except as expressly provided for otherwise herein, any term of the Series Q Preferred Stock may be amended or waived (including the adjustment provisions included in Section 5E hereof) upon the vote or written consent of the Company and the holders of at least 70% of the Series Q Preferred Stock then outstanding; provided, however that an amendment or waiver relating to the right to convert the Series Q Preferred Stock or the Conversion Price thereof shall only be binding upon a holder who has given a vote or written consent in favor thereof.

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11. Action By holders. Any action or consent to be taken or given by the holders of the Series Q Preferred Stock may be given either at a meeting of the holders of the Series Q Preferred Stock called and held for such purpose or by written consent.

12. Notice of Stockholder Approval. Within two (2) Business Days after stockholder approval of the issuance of the Common Stock upon conversion of the Series Q Preferred Stock is effective in compliance with Nasdaq Marketplace Rule 4350(i)(1) and Regulation 14C under the Exchange Act, the Company will (i) send written notification to each holder of Series Q Preferred Stock that such holder may exercise its conversion rights in accordance with the terms of the Series Q Preferred Stock and (ii) amend the Certificate of Designations, Rights and Preferences for the Series Q Preferred Stock to reflect such stockholder approval.

13. Registration Rights Agreement. Holders of the Series Q Preferred Stock shall be entitled to the benefits of the Registration Rights Agreement (subject to the terms and conditions set forth therein). The Company shall provide to each holder of Series Q Preferred Stock, upon request, and without charge, a copy of the Registration Rights Agreement.

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